CREDIT AGREEMENT


          THIS CREDIT AGREEMENT ("Credit Agreement") is made and entered into as of the 8th day of July, 1997, by and among AMERISTAR CASINOS, INC., a Nevada corporation ("ACI"), CACTUS PETE'S, INC., a Nevada corporation ("CPI"), AMERISTAR CASINO VICKSBURG, INC., a Mississippi corporation ("ACVI"), AMERISTAR CASINO COUNCIL BLUFFS, INC., an Iowa corporation ("ACCBI") and AMERISTAR CASINO LAS VEGAS, INC., a Nevada corporation ("ACLVI" and together with ACI, CPI, ACVI and ACCBI, collectively referred to as the "Borrowers"), each of the Lenders, as hereinafter defined, WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders and Swingline Lender (herein, in such capacity, called the "Agent Bank" and, together with the Lenders and Swingline Lender, collectively referred to as the "Banks").

                      R E C I T A L S:

          WHEREAS:

           A. In this Credit Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in Section 1.01 of this Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

           B. CPI, ACVI, ACCBI and ACLVI are wholly owned subsidiaries of ACI. On or about June 1, 1995, ACI, as borrower, and CPI, ACVI and ACCBI, as guarantors, entered into a Credit Agreement, dated June 1, 1995 (the "Existing Credit Agreement") with certain banks, as lenders, described in the Existing Credit Agreement (each individually an "Existing Lender" and collectively the "Existing Lenders") under the terms of which Existing Lenders established a reducing revolving line of credit in favor of ACI, as borrower, and CPI, ACVI and ACCBI, as guarantors, in the amount of One Hundred Five Million Dollars ($105,000,000.00) (the "Existing Bank Loan") as evidenced by a Promissory Note due December 31, 2001 (the "Existing Note") executed by ACI and payable to the order of the Existing Lenders.

          C.   Pursuant to the terms of the Merger Agreement
dated May 30, 1996 (as amended, the "GEM Merger Agreement") executed by and among Gem Gaming, Inc., ACI, ACLVI, Steven
W. Rebeil ("Rebeil") and Dominic J. Magliarditi ("Magliarditi"), Gem Gaming, Inc. was merged with and into ACLVI (the "Gem Merger"). As a consequence of the Gem Merger ACLVI is the owner of the ACLVI Real Property and the ACLVI Project.

          D.   ACI desires to issue up to One Hundred Twenty-
Five    Million   Dollars   ($125,000,000.00)   in    Senior
Subordinated   Notes   due   2004   (the   "Initial   Senior
Subordinated  Notes")  in a limited  offering  to  Qualified
Institutional Buyers (as defined in Rule 144A of the Securities and Exchange Commission (the "SEC")), accredited institutional investors (as defined in Rule 501(a)(1), (2),
(3) or (7) of Regulation D of the SEC) and outside the United States to certain persons in reliance on Regulation S of the SEC, which Initial Senior Subordinated Notes are intended to be issued under and pursuant to an indenture (the "Indenture") a draft of which has been provided to and reviewed by the Lenders. ACI intends to use all net
proceeds   from   the   issuance  of  the   Initial   Senior
Subordinated Notes to reduce Indebtedness of the Borrower Consolidation, including Funded Obligations under the Credit Facility.

           E. Following the issuance of the Initial Senior Subordinated Notes and in order to facilitate trading in such debt securities, ACI intends to file a registration statement with the SEC seeking to register an exchange offer for the exchange of the Initial Senior Subordinated Notes for an issue of up to One Hundred Twenty-Five Million Dollars ($125,000,000.00) in Senior Subordinated Notes due 2004 (the "Exchange Senior Subordinated Notes") under and pursuant to the Indenture. The Exchange Senior Subordinated Notes will be identical in all material respects to the Initial Senior Subordinated Notes.

            F. The Borrower Consolidation desires to refinance the Existing Bank Loan, Existing Credit Agreement and Existing Note for the purpose of adding CPI, ACVI, ACCBI and ACLVI as Borrowers and increasing the maximum amount available for Borrowing to One Hundred Twenty-Five Million Dollars ($125,000,000.00), including a swingline subfacility for fundings in smaller minimum amounts and on shorter notice in the maximum amount of Five Million Dollars ($5,000,000.00) at any time outstanding.

          G. Lenders are willing to refinance the Existing Credit Agreement and Existing Note for the purpose of
      establishing  the  Credit  Facility  in  the   initial
principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00), including the Swingline Facility to be funded by the Swingline Lender, as a subfacility in the maximum aggregate amount of Five Million Dollars ($5,000,000.00) at any time outstanding, all on the terms and subject to the conditions, covenants and understandings hereinafter set forth and contained in each of the Loan Documents.

          NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

                         ARTICLE I

                        DEFINITIONS

           Section 1.01.  Definitions.  For the purposes  of
this Credit Agreement, each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

            "ACCBI Assignment of Permits, Licenses and Contracts" shall mean the assignment to be executed by ACCBI on or before the Closing Date, pursuant to which ACCBI assigns to Agent Bank on behalf of the Lenders, as additional security for the Bank Facilities, all of its right, title and interest in and to all permits, licenses and contracts relating to the ACCBI Riverboat/Hotel Facilities, except those gaming permits and licenses which are unassignable and except those permits, licenses and contracts which may not be assigned without obtaining the consent of ACCBI's counterparty, as such assignment may be amended, modified, extended, renewed or restated from time to time.

          "ACCBI Assignment of Spaceleases, Contracts, Rents and Revenues" shall mean the assignment to be executed by ACCBI on or before the Closing Date, pursuant to which ACCBI assigns to Agent Bank on behalf of the Lenders, as additional security for the Bank Facilities: (a) all of its right, title and interest under all ACCBI Equipment Leases and Contracts and ACCBI Space Leases relating to the ACCBI Riverboat/Hotel Facilities, and (b) all rents, issues, profits, revenues and income from the ACCBI Premises and the ACCBI Riverboat/Hotel Facilities and any other business activity conducted on the ACCBI Premises, together with any future expansions thereof, related thereto or used in connection therewith, as such
      assignment may be amended, modified, extended, renewed or restated from time to time.

          "ACCBI Collateral" shall mean collective reference to: (i) all of the ACCBI Riverboat, ACCBI Premises, ACCBI FF&E and the contract rights, leases, intangibles and other interests of ACCBI, which are subject to the liens and security interests of the ACCBI Security Documents; (ii) all rights of ACCBI assigned as additional security pursuant to the terms of the ACCBI Security Documents; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of ACCBI, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Bank Facilities.

           "ACCBI Deed of Trust" shall mean the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by ACCBI on or before the Closing Date in favor of Agent Bank, on behalf of Lenders, encumbering the ACCBI Premises, the ACCBI FF&E and other ACCBI Collateral therein described for the purpose of securing the Bank Facilities and Borrowers' payment and performance under each of the Loan Documents (other than the Environmental Certificate) as such deed of trust may be amended, modified, extended, renewed or restated from time to time.

           "ACCBI Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the ACCBI FF&E wherein ACCBI is the lessee or vendee, as the case may be, as set forth on that certain scheduled marked "Schedule 4.16(A)", affixed hereto and by this reference incorporated herein and made a part hereof.

           "ACCBI Equipment Lender" shall mean WFB, as the successor by merger to First Interstate Bank of Nevada, N.A., in its capacity as the lender under the ACCBI
Equipment Loan.

           "ACCBI Equipment Loan" shall mean the loan by the ACCBI Equipment Lender to ACCBI as evidenced by the ACCBI
Equipment Loan Documents.

            "ACCBI Equipment Loan Documents" shall mean collective reference to (i) that certain Promissory Note dated December 12, 1995, in the original principal amount of Seven Million One Hundred Thirty-Seven Thousand Four Hundred Dollars ($7,137,400.00) executed by ACCBI, payable to the order of the ACCBI Equipment Lender, (ii) that certain Loan Agreement dated
      December  12, 1995, executed by and  among  ACCBI,  as borrower,  ACI,  as  guarantor and ACCBI  Equipment  Lender,
(iii) that certain Security Agreement dated December 12, 1995, executed by ACCBI, as grantor, and the ACCBI Equipment Lender, as secured party, (iv) the ACCBI Equipment Loan
Financing  Statements,  and (v)  the  ACCBI  Equipment  Ship
Mortgage.

           "ACCBI Equipment Loan Financing Statements" shall mean collective reference to the UCC Financing Statements executed by ACCBI in favor of the ACCBI Equipment Lender filed (i) in the Office of the County Recorder of Pottawattamie County, Iowa, on December 14, 1995, under File No. G76353, and (ii) in the Office of the Secretary of State of the State of Iowa on December 14, 1995, under file number K695761.

           "ACCBI Equipment Ship Mortgage" shall mean the Preferred Ship Mortgage dated December 12, 1995, executed by ACCBI, as grantor, in favor of the ACCBI Equipment Lender, received by the USCG, New Orleans Office, on December 13, 1995, and recorded in the NVDC in Book 95-5, as Instrument No. 789.

           "ACCBI FF&E" shall mean the furniture, fixtures and equipment and all gaming equipment and devices which have been installed or are to be installed and used or owned by ACCBI in connection with the operation of the ACCBI Riverboat/Hotel Facilities.

           "ACCBI Fee Property" shall mean the real property owned by ACCBI which is more particularly described on that certain schedule marked "Schedule A-1", affixed hereto and by this reference incorporated herein and made a part hereof.

            "ACCBI  Financing  Statements"  shall  mean  the
Uniform Commercial Code Financing Statements to be filed in the office of the Secretary of State of the State of Iowa, and in the office of the County Recorder of Pottawattamie County, Iowa, in order to perfect the security interest granted to Agent Bank on behalf of the Lenders under the ACCBI Deed of Trust and other ACCBI Security Documents in accordance with the requirements of the Iowa Uniform Commercial Code, as they may be amended, modified, extended, renewed or restated from time to time.

          "ACCBI Hotel Attornment Agreement" shall mean that certain Second Recognition, Nondisturbance and Attornment Agreement to be executed on or before the Closing Date by and among Council Bluffs Hotel Associates, ACCBI, Agent Bank and
      Miller   &   Schroeder  Investments   Corporation,   a
Minnesota corporation (as the holder of a mortgage lien on the interest of Council Bluffs Hotel Associates under the ACCBI Hotel Lease and the ACCBI Hotel Easement) pursuant to which, among other things: (i) the interest of Council Bluffs Hotel Associates under the ACCBI Hotel Lease and the ACCBI Hotel Easement is subordinated to the lien of the ACCBI Deed of Trust; (ii) Agent Bank agrees that, upon acquisition of ACCBI Fee Property by Foreclosure under the ACCBI, or conveyance in lieu thereof, Agent Bank (or any purchaser at a foreclosure sale) will recognize and attorn to the interest of Council Bluffs Hotel Associates under the ACCBI Hotel Lease and the ACCBI Hotel Easement; and
(iii) Miller and Schroeder Investments Corporation consents to the terms and conditions set forth therein.

           "ACCBI Hotel Easement" shall mean that certain Easement from ACCBI, as grantor, to Kinseth Hotel Corporation, an Iowa corporation which is recorded in the office of the County Recorder of Pottawattamie County, Iowa On April 3, 1996, in Book 96, at Page 28334, as amended by that certain Amendment to Easement by and between ACCBI and Council Bluffs Hotel Associates as the successor to Kinseth Hotel Corporation, which Amendment to Easement was recorded in the office of the County Recorder of Pottawattamie County, Iowa on June 25, 1996, in Book 96 at Page 39287, all pursuant to which Council Bluffs Hotel Associates is granted: (i) a nonexclusive right of way easement over and across that portion of the ACCBI Fee Property which is described by Exhibit "A" to said Amendment to Easement; and
(ii) a nonexclusive easement for vehicular and pedestrian ingress and egress over roads, driveways and sidewalks which are situate from time to time upon Ameristar Property that is adjacent to the ACCBI Hotel Lease Parcel; both of which easements are granted to Council Bluffs Hotel Associates to be utilized in connection with Council Bluffs Hotel Associates occupation and use of the ACCBI Hotel Parcel under the ACCBI Hotel Lease; and as said Easement may be further amended, modified, extended, renewed or restated from time to time.

           "ACCBI Hotel Lease" shall mean that certain Amended and Restated Ground Lease Agreement under date of September 7, 1995, by and between ACCBI, as lessor, and Kinseth Hotel Corporation, an Iowa corporation, as lessee, record notice of which is granted pursuant to a Memorandum of Ground Lease that is recorded in the office of the County Recorder of Pottawattamie County, Iowa on April 3, 1996 in Book 96 at Page 28330, with the lessee's interest thereunder having been
      assigned  to  Council Bluffs Hotel  Associates  by  an
Assignment of Ground Lease recorded in the office of the County Recorder of Pottawattamie County, Iowa on May 13, 1996 in Book 96 at Page 33420, as such lease is amended by that certain Amendment No. 1 to Amended and Restated Ground Lease under date of May 1, 1996, record notice of which is granted pursuant to an Amendment to Memorandum of Ground Lease recorded in the office of the County Recorder of
Pottawattamie County, Iowa on June 25, 1996 in Book 96 at Page 39290; all pursuant to which: (i) the ACCBI Hotel Parcel is leased to Council Bluffs Hotel Associates for the purpose of building and maintaining a hotel thereon;
(ii) Council Bluffs Hotel Associates is granted a right of first refusal with respect to any sale by ACCBI of any portion of the ACCBI Fee Property to be used for construction of a hotel; (iii) ACCBI is granted a right of first refusal with respect to, and an option to purchase, the ACCBI Hotel Parcel; and (iv) Council Bluffs Hotel Associates is granted certain licenses and easements with respect to the ACCBI Fee Property; all as more particularly set forth therein; as such Amended and Restated Ground Lease Agreement may be further amended, modified, extended, renewed or restated from time to time.

           "ACCBI Hotel Parcel" shall mean that parcel of real property which is situate within the ACCBI Fee Property and is particularly described by Exhibit "A" to the Amendment to Memorandum of Ground Lease under date of May 1, 1996, that is recorded in the office of the County Recorder of Pottawattamie County, Iowa on June 25, 1996, in Book 96 at Page 39290.

           "ACCBI IDNR Attornment Agreement" shall mean the Second Attornment Agreement for the benefit of Mortgagee to be executed on or before the Closing Date by and among ACCBI and IDNR pursuant to which, among other things, certain representations and assurances are made for the benefit of the Banks with regard to the terms and conditions of the ACCBI Land Use Agreement, and with regard to Agent Bank's entitlement to the benefit of those provisions set forth by the ACCBI Land Use Agreement which are defined therein as the "Mortgagee Protection Provisions".

            "ACCBI Land Use Agreement" shall mean the Settlement Use and Management Agreement and IDNR Permit dated May 15, 1995, executed between IDNR and Koch providing for the occupancy and use of the IDNR Parcel, with the interest of Koch therein having been assigned to ACCBI pursuant to that certain Assignment and Assumption Agreement executed by Koch and by ACCBI under date of July 26, 1995, as such Settlement,
      Use  and Management Agreement and IDNR Permit  may  be
amended, modified, extended, renewed or restated from time to time.

           "ACCBI Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same,
(iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the ACCBI Riverboat/Hotel Facilities; (v) liens created or contemplated by the ACCBI Security Documents, (vi) the liens, encumbrances and restrictions on the ACCBI Real Property, ACCBI FF&E and existing improvements which are shown as exceptions on Schedule B of the ACCBI Title Insurance Policy to be issued by the Title Insurance Company as of the Closing Date, (vii) liens consented to in writing by Agent Bank upon the approval of Requisite Lenders, (viii) liens of legally valid capital leases and purchase money security interests for ACCBI FF&E to the extent permitted by Section 6.08, (ix) the GECC Ship Mortgage and any Liens created thereby, (x) the Liens securing the ACCBI Equipment Loan, including the ACCBI Equipment Ship Mortgage and ACCBI Equipment Loan Financing Statements, (xi) each and every easement, license, restriction or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the ACCBI Premises or (B) does not interfere in any material respect with the ACCBI Riverboat/Hotel Facilities; and (xii) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

           "ACCBI Premises" shall mean collective reference to the ACCBI Fee Property and the IDNR Parcel.

           "ACCBI  Riverboat" shall mean the  whole  of  the
vessel named below and described as follows:

                 Vessel Name              Official Number
                 AMERISTAR II                 1035267

together  with  any  and  all present  and  future  engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances thereto, appertaining or belonging to the ACCBI Riverboat, whether now or hereafter acquired, and whether on board or not on board, together with any and all present and future additions, improvements, and replacements therefor, made in or to the ACCBI Riverboat, or any part or parts thereof; and all accounts, earned hire, charter payments, freight, earnings, revenues, income and profit therefrom and additionally, all log books, manuals, trip records, maintenance records, inspection reports, seaworthiness certificates, and other historical records or information relating to the ACCBI Riverboat; all of which shall be deemed to be included in any reference herein to the term "ACCBI Riverboat".

           "ACCBI Riverboat/Hotel Facilities" shall mean the riverboat casino hotel business and related activities conducted by ACCBI in and on the ACCBI Premises and ACCBI Riverboat and all improvements now or hereafter situate thereon.

           "ACCBI Security Documents" shall mean collective reference to the ACCBI Deed of Trust, ACCBI Ship Mortgage, ACCBI Financing Statements, ACCBI Assignment of Permits, Licenses and Contracts, ACCBI Assignment of Spaceleases, Contracts, Rents and Revenues, ACCBI IDNR Attornment Agreement, ACCBI Hotel Attornment Agreement and all other documents, instruments or agreements which are executed or delivered by or on behalf of ACCBI, and accepted by Agent Bank, on behalf of Lenders, as security for payment of the Bank Facilities.

           "ACCBI Ship Mortgage" shall mean the Preferred Ship Mortgage to be executed by ACCBI on or before the Closing Date wherein ACCBI, as owner and mortgagor, grants a first mortgage lien in favor of Agent Bank on behalf of Lenders in and to the ACCBI Riverboat and other ACCBI Collateral more particularly therein described, as such ACCBI Ship Mortgage may be amended, supplemented or otherwise modified from time to time.

          "ACCBI Spaceleases" shall mean the executed leases
and concession agreements pertaining to the ACCBI Riverboat/Hotel Facilities, or any portion thereof, wherein ACCBI is the lessor as set forth on the certain schedule marked "Schedule 4.15(A)", affixed hereto and by this reference incorporated herein and made a part hereof.

          "ACCBI Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by the Title Insurance Company, as of the Closing Date, in the amount of Eighteen Million Four Hundred Thousand Dollars ($18,400,000.00), in favor of Agent Bank, insuring the ACCBI Deed of Trust as first priority mortgage or leasehold liens, as applicable, encumbering the ACCBI Premises subject only to the exceptions shown therein in Schedule B, Part One, together with such endorsements thereto as are required by Agent Bank (including, without limitation, a Tie-In endorsement with regard to the remaining Title Insurance Policies) all in accordance with the Closing Instructions.

            "ACLVI Assignment of Permits, Licenses and Contracts" shall mean the assignment to be executed by ACLVI on or before the Closing Date, pursuant to which ACLVI assigns to Agent Bank on behalf of Lenders, as additional security for the Bank Facilities, all of its right, title and interest in and to all permits, licenses and contracts relating to the ACLVI Hotel/Casino Facility, except those gaming permits and licenses which are unassignable and except those permits, licenses and contracts which may not be assigned without obtaining the consent of ACLVI's counterparty, as such assignment may be amended, modified, extended, renewed or restated from time to time.

          "ACLVI Assignment of Spaceleases, Contracts, Rents and Revenues" shall mean the assignment to be executed by ACLVI on or before the Closing Date, whereby ACLVI assigns to Agent Bank on behalf of Lenders, as additional security for the Bank Facilities: (a) all of its right, title and interest under all ACLVI Spaceleases and ACLVI Equipment Leases and Contracts relating to the ACLVI Hotel/Casino Facility and (b) all rents, issues, profits, revenues and income from the ACLVI Real Property and the ACLVI Hotel/Casino Facility and any other business activity conducted on the ACLVI Real Property, together with any and all future expansions thereof, related thereto or used in connection therewith, as such assignment may be amended, modified, extended, renewed or restated from time to time.

          "ACLVI Collateral" shall mean collective reference
to: (i) all of the ACLVI Real Property, ACLVI FF&E, and the contract rights, leases, intangibles and other interests of ACLVI, which are subject to the liens and security interests of the ACLVI Security Documents; (ii) all rights of ACLVI assigned as additional security pursuant to the terms of the ACLVI Security Documents; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of ACLVI, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Bank Facilities.

           "ACLVI Deed of Trust" shall mean the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by ACLVI on or before the Closing Date in favor of Agent Bank on behalf of the Lenders, encumbering the ACLVI Real Property, ACLVI FF&E and other ACLVI Collateral therein described, together with ACLVI's rights under the Option Agreement and all right, title and interest of ACLVI acquired on and after the Closing Date in and to the Option Property or any portion or portions thereof, for the purpose of securing the Bank Facilities and Borrowers' payment and performance under each of the Loan Documents (other than the Environmental Certificate), as such deed of trust may be amended, modified, extended, renewed or restated from time to time.

           "ACLVI Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the ACLVI FF&E wherein ACLVI is the lessee or vendee, as the case may be, as set forth on that certain schedule marked "Schedule 4.16(D)", affixed hereto and by this reference incorporated herein and made a part hereof.

           "ACLVI FF&E" shall mean the furniture, fixtures and equipment and all gaming equipment and devices which have been installed or are to be installed and used or owned by ACLVI in connection with the operation of the ACLVI Hotel/Casino Facility.

            "ACLVI Financing Statements" shall mean the Uniform Commercial Code financing statements to be filed in the Office of the Secretary of State of the State of Nevada and in the Office of the County Recorder of Clark County, Nevada, in order to perfect the security interest granted to Agent Bank on behalf of Lenders under the ACLVI Deed of Trust and other ACLVI Security Documents in accordance with requirements of the Nevada Uniform Commercial Code, as such financing
      statements may be amended, modified, extended, renewed or restated from time to time.

           "ACLVI Hotel/Casino Facility" shall mean the improvements and the hotel and casino business and related activities to be conducted on the ACLVI Real Property following completion of the ACLVI Project.

           "ACLVI Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same,
(iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the ACLVI Hotel/Casino Facility;
(v) liens created or contemplated by the ACLVI Security Documents, (vi) the liens, encumbrances and restrictions on the ACLVI Real Property, ACLVI FF&E and existing improvements which are shown as exceptions on Schedule B of the ACLVI Title Insurance Policy to be issued by Title Insurance Company as of the Closing Date, (vii) liens consented to in writing by Agent Bank upon the approval of Requisite Lenders, (viii) liens of legally valid capital leases and purchase money security interests for ACLVI FF&E to the extent permitted by Section 6.08, and (ix) each and every easement, license, restriction or right-of-way that
(A) is hereafter granted to any Governmental Authority or public utility providing services to the ACLVI Real Property or (B) does not interfere in any material respect with the ACLVI Hotel/Casino Facility; and (x) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

           "ACLVI  Project" shall mean the Phase  I  of  the
hotel and casino facility to be developed, constructed and completed on the ACLVI Real Property, consisting of approximately thirty-five thousand (35,000) square feet of casino space, at least two hundred (200) hotel rooms, four
(4) restaurants, six (6) lounges, a race and sports book, facilities and a pool.

          "ACLVI Real Property" shall mean the real property owned by ACLVI which is more particularly described on that certain schedule marked "Schedule D-1", affixed hereto and by this reference incorporated herein and made a part hereof, together with all portions of the Option Property to which ACLVI acquires title on and after the Closing Date.

           "ACLVI Security Documents" shall mean collective reference to the ACLVI Deed of Trust, ACLVI Assignment of Spaceleases, Contracts, Rents and Revenues, ACLVI Assignment of Permits, Licenses and Contracts, the ACLVI Financing Statements, Assignment of Architect's Contract, Assignment of Existing General Contractor's Agreement, Assignment of New General Contractor's Agreement, Assignment of Interior Designer's Contract, Major Subcontractor Assignments and all other documents, instruments or agreements which are executed or delivered by or on behalf of ACLVI, and accepted by Agent Bank, on behalf of the Lenders, as security for payment of the Bank Facilities.

          "ACLVI Spaceleases" shall mean the executed leases and concession agreements pertaining to the ACLVI Hotel/Casino Operation, or any portion thereof, wherein ACLVI is the lessor, as set forth on that certain schedule marked "Schedule 4.15(D)", affixed hereto and by this reference incorporated herein and made a part hereof.

          "ACLVI Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by the Title Insurance Company, as of the Closing Date, in the amount of Forty-Nine Million Seven Hundred Thousand Dollars ($49,700,000.00), in favor of Agent Bank, insuring the ACLVI Deed of Trust as a first priority mortgage lien encumbering the ACLVI Real Property therein described subject only to the exceptions shown therein in Schedule B, Part One, together with all such endorsements thereto as are required by Agent Bank (including, without limitation, a Tie-In endorsement with regard to the remaining Title Insurance Policies); all in accordance with the Closing Instructions.

            "ACVI   Assignment  of  Permits,  Licenses   and
Contracts" shall mean the assignment to be executed by ACVI on or before the Closing Date, pursuant to which ACVI assigns to Agent Bank on behalf of the Lenders, as additional security for the Bank Facilities, all of its right, title and interest in and to all assignable permits, licenses and contracts relating to the ACVI Casino Facility, except those gaming permits and licenses which are unassignable and except those permits, licenses and contracts which may not be assigned without obtaining the consent of ACVI's counterparty, as such assignment may be amended, modified, extended, renewed or restated from time to time.

           "ACVI Assignment of Spaceleases, Contracts, Rents and Revenues" shall mean the Assignment to be executed by ACVI on or before the Closing Date, pursuant to which ACVI assigns to Agent Bank on behalf of the Lenders, as additional security for the Bank Facilities: (a) all of its right, title and interest under all ACVI Equipment Leases and Contracts and ACVI Spaceleases relating to the ACVI Casino Facility, and (b) all rents, issues, profits, revenues and income from the ACVI Casino Facility and any other business activity conducted at the ACVI Casino Facility, together with any future expansions thereof, related thereto or used in connection therewith, as such assignment may be amended, modified, extended, renewed or restated from time to time.

           "ACVI Casino Deed of Trust" shall mean that certain Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by ACVI as of the Closing Date in favor of Agent Bank, on behalf of Lenders, encumbering the ACVI Fee Property and ACVI's interest in the ACVI Leased Parcels for the purpose of securing the Bank Facilities and all other sums which may be owing by Borrowers to the Banks from time to time under the terms of the Credit Agreement, as it may be amended, modified, extended, renewed or restated from time to time.

           "ACVI Casino Facility" shall mean the riverboat casino business and related activities conducted by ACVI in and on the ACVI Fee Property and ACVI Leased Parcels and ACVI Riverboat and all improvements now or hereafter situate thereon.

           "ACVI Casino Financing Statements" shall mean the Uniform Commercial Code Financing Statements to be filed in the office of the Secretary of State of the State of
Mississippi,  and  in the office of the  Chancery  Clerk  of
Warren
      County, Mississippi, in order to perfect the  security interest granted to Agent Bank on behalf of the Lenders under the ACVI Casino Deed of Trust in accordance with the requirements of the Mississippi Uniform Commercial Code, as such financing statements may be amended, modified, extended, renewed or restated from time to time.

           "ACVI Collateral" shall mean collective reference to: (i) all of the ACVI Riverboat, ACVI Premises, ACVI FF&E and the contract rights, leases, intangibles and other interests of ACVI, which are subject to the liens and security interests of the ACVI Security Documents; (ii) all rights of ACVI assigned as additional security pursuant to the terms of the ACVI Security Documents; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of ACVI, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Bank Facilities.

          "ACVI Estoppel Certificates" shall mean collective reference to the Brady/Lum Estoppel Certificate and Magnolia
Estoppel Certificate, Morrison Estoppel Certificate and  the
Trustmark Nondisturbance Agreement.

           "ACVI Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the ACVI FF&E wherein ACVI is the lessee or vendee, as the case may be, as set forth on that certain schedule marked "Schedule 4.16(B)", affixed hereto and by this reference incorporated herein and made a part hereof.

          "ACVI FF&E" shall mean the furniture, fixtures and equipment and all gaming equipment and devices which have been installed or are to be installed and used or owned by ACVI in connection with the operation of the ACVI Casino Facility.

           "ACVI Fee Property" shall mean the real property owned by ACVI which is described on that certain schedule marked "Schedule B-1", affixed hereto and by this reference incorporated herein and made a part hereof.

            "ACVI  Hotel"  shall  mean  the  hotel   to   be
constructed by the ACVI Hotel Subsidiary on the  ACVI  Hotel
Property  with  the proceeds of the ACVI Hotel  Construction
Loan as permitted under Section 6.08(d).

          "ACVI Hotel Construction Deed of Trust" shall mean
the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by the ACVI Hotel Subsidiary in favor of any ACVI Hotel Construction Lender for the purpose of securing the payment of any ACVI Hotel Construction Loan and any ACVI Hotel Construction Note.

           "ACVI Hotel Construction Financing Statements" shall mean the Uniform Commercial Code Financing Statements to be filed in the Office of the Secretary of State of the State of Mississippi and in the Office of the Chancery Clerk of Warren County, Mississippi in order to perfect the security interest granted to any ACVI Hotel Construction Lender under any ACVI Hotel Construction Deed of Trust in accordance with the requirements of the Mississippi Uniform Commercial Code, as such financing statements may be amended, modified, extended, renewed or restated from time to time.

           "ACVI Hotel Construction Lender" shall mean the Person which funds any ACVI Hotel Construction Loan and is the holder of the ACVI Hotel Construction Note and the beneficiary and secured party under the ACVI Hotel Construction Security Documents.

           "ACVI Hotel Construction Loan" shall mean a loan or loans to be made by the ACVI Hotel Construction Lender to the ACVI Hotel Subsidiary for construction of a hotel on the ACVI Hotel Property together with any refinancings thereof, which ACVI Hotel Construction Loan shall not exceed a maximum aggregate principal amount of Seven Million Dollars ($7,000,000.00) and shall contain terms consistent with the provisions set forth in Section 6.08(d) of this Credit Agreement.

           "ACVI Hotel Construction Note" shall mean the promissory note to be executed by the ACVI Hotel Subsidiary, payable to the order of any ACVI Hotel Construction Lender, evidencing any ACVI Hotel Construction Loan.

          "ACVI Hotel Construction Security Documents" shall mean collective reference to the ACVI Hotel Construction
Deed  of  Trust  and  the ACVI Hotel Construction  Financing
Statements.

          "ACVI Hotel Deed of Trust" shall mean that certain Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by ACVI as of the Closing Date in favor of Agent Bank, on behalf of Lenders, encumbering the ACVI Hotel Property, all improvements constructed thereon
      and  all ACVI FF&E located thereon for the purpose  of securing the Bank Facilities and all other sums which may be owing by Borrowers to the Banks from time to time under the terms of the Credit Agreement, as it may be amended, modified, extended, renewed or restated from time to time.

           "ACVI Hotel Financing Statements" shall mean the Uniform Commercial Code Financing Statements to be filed in the office of the Secretary of State of the State of
Mississippi, and in the office of the Chancery Clerk of Warren County, Mississippi, in order to perfect the security interest granted to Agent Bank on behalf of the Lenders under the ACVI Hotel Deed of Trust in accordance with the requirements of the Mississippi Uniform Commercial Code, as such financing statements may be amended, modified, extended, renewed or restated from time to time.

          "ACVI Hotel Property" shall mean the real property owned by ACVI which is described on that certain schedule marked "Schedule B-5," affixed hereto and by this reference incorporated herein and made a part hereof.

          "ACVI Hotel Subsidiary" shall mean AC Hotel Corp., a Mississippi Corporation, which is the corporation formed as a wholly owned subsidiary of ACVI for the purpose of holding title to the ACVI Hotel Property and constructing and owning the hotel to be constructed on the ACVI Hotel Property.

          "ACVI Land Leases" shall mean collective reference to the Brady/Lum Lease, Magnolia Lease and Morrison Lease.

            "ACVI Leased Parcels" shall mean collective reference to the Brady/Lum Parcel, Magnolia Parcel and Morrison Parcel.

           "ACVI Permitted Encumbrances" shall mean, at any particular time, (i) Liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same,
(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or
      to   secure  the  performance  of  tenders,  statutory
obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the ACVI Casino Facility;
(v) Liens created or contemplated by the ACVI Security Documents, (vi) the liens, encumbrances and restrictions on the ACVI Premises, ACVI FF&E and existing improvements which are shown as exceptions on Schedule B of the ACVI Title Insurance Policy to be issued by Title Insurance Company as of the Closing Date, (vii) Liens consented to in writing by Agent Bank upon the approval of Requisite Lenders, (viii) Liens of legally valid capital leases and purchase money security interests for ACVI FF&E and ACVI Hotel Construction Security Documents to the extent permitted by Section 6.08,
(ix) each and every easement, license, restriction or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the ACVI Premises or (B) does not interfere in any material respect with the ACVI Casino Facility; and (x) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

          "ACVI Premises" shall mean collective reference to the ACVI Fee Property, the ACVI Leased Parcels and the ACVI
Hotel Property.

           "ACVI Riverboat" shall mean the whole of the vessel named below and described as follows:

                 Vessel Name              Official Number
                 AMERISTAR                    515275

together  with  any  and  all present  and  future  engines, boilers, machinery, components, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, gear, furnishings, appliances, fittings, spare and replacement parts, and any and all other appurtenances thereto, appertaining or belonging to the ACVI Riverboat, whether now or hereafter acquired, and whether on board or not on board, together with any and all present and future additions, improvements, and replacements therefor, made in or to the ACVI Riverboat, or any part or parts thereof; and all accounts, earned hire, charter payments, freight, earnings, revenues, income and profit therefrom and additionally, all
      log books, manuals, trip records, maintenance records, inspection reports, seaworthiness certificates, and other historical records or information relating to the ACVI Riverboat; all of which shall be deemed to be included in any reference herein to the term "ACVI Riverboat".

           "ACVI Security Documents" shall mean collective reference to the ACVI Casino Deed of Trust, ACVI Hotel Deed of Trust, ACVI Ship Mortgage, ACVI Casino Financing Statements, ACVI Hotel Financing Statements, ACVI Assignment of Permits, Licenses and Contracts, ACVI Assignment of
Spaceleases, Contracts, Rents and Revenues, ACVI Estoppel Certificates and all other documents, instruments or agreements which are executed or delivered by or on behalf of ACVI, and accepted by Agent Bank, on behalf of Lenders, as security for payment of the Bank Facilities.

            "ACVI Ship Mortgage" shall mean the First Preferred Ship Mortgage to be executed by ACVI on or before the Closing Date wherein ACVI, as owner and mortgagor, grants a first mortgage lien in favor of Agent Bank on behalf of Lenders in and to the ACVI Riverboat and other ACVI Collateral more particularly therein described, as such ACVI Ship Mortgage may be amended, supplemented or otherwise modified from time to time.

           "ACVI Spaceleases" shall mean the executed leases and concession agreements pertaining to the ACVI Casino Facility, or any portion thereof, wherein ACVI is the lessor as set forth on the certain schedule marked "Schedule 4.15(B)", affixed hereto and by this reference incorporated herein and made a part hereof.

           "ACVI Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by Title Insurance Company, as of the Closing Date, in the amount of Thirty Million One Hundred Thousand Dollars ($30,100,000.00) in favor of Agent Bank, insuring: (i) the ACVI Casino Deed of Trust as first priority mortgage or leasehold liens, as applicable, encumbering the ACVI Fee Property and the ACVI Leased Parcels therein described; and (ii) the ACVI Hotel Deed of Trust as a first priority mortgage lien encumbering the ACVI Hotel Property therein described; both subject only to the exceptions shown therein in Schedule B, Part One together with such endorsements thereto as are required by Agent Bank (including, without limitation, a Tie-In endorsement with
      regard to the remaining Title Insurance Policies); all in accordance with the Closing Instructions.

           "Adjusted Fixed Charge Coverage Ratio" as of the end of any Fiscal Quarter shall mean with reference to the Borrower Consolidation:

          For the Fiscal Quarter under review, together with the most recently ended three (3) preceding Fiscal Quarters, the sum of: (i) EBITDA, less (ii) the aggregate amount of actually paid federal and state taxes on or measured by income, less
          (iii)    Distributions   actually    paid,    less
          (iv) treasury stock purchases

          Divided by ()

          The sum of: (i) the aggregate amount of actually paid Interest Expense, plus (ii) the aggregate of Scheduled Reductions, plus (iii) the aggregate of actual principal payments made on the Gem Settlement Notes, plus (iv) principal payments or reductions (without duplication) required to be made on all other Indebtedness, plus (v) the current portion of Capitalized Lease Liabilities, in each case of (i) through (v) determined for the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters.

           "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person (provided, however, that Rebeil and Magliarditi shall not be deemed to be Affiliates of any Borrower by reason of the issuance of the Gem Settlement Notes or other payments to be made under the Gem Merger Agreement or Gem Settlement Agreement or by reason of the Gem Merger Agreement or Gem Settlement Agreement). For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

           "Agent  Bank" shall mean WFB in its  capacity  as
administrative   and  collateral  agent  for   Lenders   and
Swingline Lender.

          "Aggregate Commitment" shall mean reference to the
aggregate amount committed by Lenders for advance to or on behalf of the Borrower Consolidation as Borrowings and Construction Disbursements under the Credit Facility in the initial principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00), subject to the limitations for advance as set forth in the definition of Maximum Permitted Balance.

           "Aggregate Commitment Reduction Schedule" shall mean the Aggregate Commitment Reduction Schedule marked "Schedule 2.01(c)", affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the Scheduled Reductions and Maximum Scheduled Balance as of each Reduction Date under the Credit Facility.

           "Aggregate  Outstandings" shall  mean  collective
reference  to  the  sum  of  the  Funded  Outstandings   and
Swingline   Outstandings   as   of   any   given   date   of
determination.

           "Applicable Margin" means for any Base Rate Loan or LIBOR Loan the applicable per annum percentage amount to be added to the Base Rate or the LIBO Rate, as the case may be, as follows: (i) commencing on the Closing Date and continuing until the Rate Adjustment Date, one and one-quarter percent (1.25%) to be added to the Base Rate and two and one-half percent (2.5%) to be added to the applicable LIBO Rate; (ii) commencing on the Rate Adjustment Date and continuing until the Maturity Date, the margin rates set forth in the table below based on the Leverage Ratio of the Borrower Consolidation as of each Fiscal Quarter end, commencing with the end of the Fiscal Quarter ending September 30, 1997, together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis, any change in the applicable percentage amount by reason thereof to be effective as of the 1st day of the third month immediately following each such Fiscal Quarter end:

                                  LIBO
  LEVERAGE RATIO     BASE RATE    RATE
                     MARGIN       MARGIN

 Greater than 4.00      2.25%     3.5%
 to 1.00
 Greater than 3.00      1.75%     3.00%
 to 1.00 but less
 than or equal to
 4.00 to 1.00

                                  LIBO
  LEVERAGE RATIO     BASE RATE    RATE
                     MARGIN       MARGIN

  Greater than 2.0    1.25%     2.50%
 to 1.0 but less
 than or equal to
 3.0 to 1.00
 Greater than 1.00   0.75%      2.00%
 to 1.0 but less
 than or equal to
 2.0 to 1.00
 Less than or equal  0.25%      1.50%
 to 1.00 to 1.00


           "Architect" shall mean Morris & Brown Architects, Ltd., 1695 Meadow Wood Lane, No. 220, Reno, Nevada 89502, who has been engaged by ACLVI for the purpose of preparing the Structural Plans and Specifications for the design of the structural and exterior components of the ACLVI Project.

           "Architect's Consent" shall mean that certain Architect's Consent and Agreement which is to be executed by the Architect and delivered to Agent Bank, on behalf of the Lenders, prior to the Initial Construction Disbursement, for the purpose, among other things, of evidencing the
Architect's: (i) consent to Assignment of Architect's Contract; (ii) agreement not to modify the Architect's Contract without Agent Bank's consent; and (iii) agreement to continue performance under the Architect's Contract on behalf of Agent Bank subject to the terms and conditions set forth therein.

           "Architect's Contract" shall mean the Standard Form of Agreement Between Owner and Architect for Designated Services, AIA Document B161, 1977 Edition, dated as of December 12, 1996, by and between Architect and ACLVI under the terms of which Architect agrees to provide architectural services in connection with the design of the structural and exterior components of the ACLVI Project including, but not limited to, preparation of the Structural Plans and Specifications.

           "Assigned Major Subcontract(s)" shall have the meaning set forth in Section 5.27(b).

           "Assignment and Assumption Agreement" shall mean the document evidencing an assignment of a Syndication
      Interest by any Lender to an Eligible Assignee in  the
form of the Assignment, Assumption and Consent Agreement marked "Exhibit L", affixed hereto and by this reference incorporated herein and made a part hereof.

           "Assignment of Architect's Contract" shall mean the Assignment of Architect's Contract with Plans and
Specifications under which ACLVI's rights under the Architect's Contract are assigned to Agent Bank on behalf of Lenders as additional security for the Bank Facilities.

            "Assignment of Existing General Contractor's Agreement" shall mean the Assignment of Existing General Contractor's Agreement under which ACLVI's rights under the Existing General Contractor's Agreement are assigned to Agent Bank on behalf of Lenders as additional security for the Bank Facilities.

          "Assignment of Interior Designer's Contract" shall mean the Assignment of Interior Designer's Contract with Plans and Specifications under which ACLVI's rights under the Interior Designer's Contract are assigned to Agent Bank on behalf of Lenders as additional security for the Bank Facilities.

          "Assignment of New General Contractor's Agreement" shall mean the Assignment of New General Contractor's Agreement under which ACLVI's rights under the New General Contractor's Agreement are assigned to Agent Bank on behalf of Lenders as additional security for the Bank Facilities, the terms of which shall be substantially the same as set forth in the Assignment of Existing General Contractor's Agreement.

           "Assignments" shall mean collective reference to the Assignments of Spaceleases, Contracts, Rents and Revenues, Assignments of Permits, Licenses and Contracts, Assignment of Architect's Contract, Assignment of Interior Designer's Contract, Assignment of Existing General Contractor's Agreement, Assignment of New General Contractor's Agreement and Major Subcontractor Assignments.

           "Assignments of Permits, Licenses and Contracts" shall mean collective reference to the CPI Assignment of Permits, Licenses and Contracts, ACLVI Assignment of
Permits, Licenses and Contracts, ACCBI Assignment of Permits, Licenses and Contracts and ACVI Assignment of Permits, Licenses and Contracts.

          "Assignments of Spaceleases, Contracts, Rents  and
Revenues" shall mean collective reference to the CPI Assignment of Spaceleases, Contracts, Rents and Revenues, ACLVI Assignment of Spaceleases, Contracts, Rents and Revenues, ACCBI Assignment of Spaceleases, Contracts, Rents and Revenues and ACVI Assignment of Spaceleases, Contracts, Rents and Revenues.

           "Authorized Officer(s)" shall mean, relative to the Borrower Consolidation, those of the respective officers whose signatures and incumbency shall have been certified to Agent Bank and the Banks as required in Section 3.05(iv) of the Credit Agreement with the authority and responsibility to deliver Notices of Borrowing, Construction Disbursement Requests, Continuation/ Conversion Notices, Pricing Certificates, Availability Limit Certificates, Compliance
Certificates, Notices of Swingline Advances and all other requests, notices, reports, consents, certifications and authorizations on behalf of Borrowers.

           "Availability Determination Date" shall mean the date upon which Agent Bank receives an Availability Limit Certificate in accordance with Section 5.08(f) setting forth the calculation of EBITDA as of the most recently ended Fiscal Quarter.

           "Availability Limit" shall mean three and one-quarter (3.25) times (x) EBITDA of the Borrower Consolidation determined as of the end of each Fiscal Quarter together with the immediately preceding three (3) Fiscal Quarters on a four (4) Fiscal Quarter basis as set forth on an Availability Limit Certificate and received by Agent Bank on each Availability Determination Date.

           "Availability Limit Certificate" shall have the meaning set forth in Section 5.08(f).

           "Available Borrowings" shall mean, at any time, and from time to time, the aggregate amount available to Borrowers for a Borrowing, Construction Disbursement or a Swingline Advance not exceeding the amount of the Maximum Availability, as of each date of determination.

           "Bank Facilities" shall mean collective reference to the Credit Facility, Swingline Facility and Construction
Loan Subfacility.

             "Bank   Facility   Termination"   shall    mean
indefeasible payment in full of all sums owing under the Bank Facilities and each of the Loan Documents and the irrevocable termination of the obligation of Lenders to advance Borrowings and Construction Disbursements under the Credit Facility and of Swingline Lender to advance Swingline Advances under the Swingline Facility.

           "Banking Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent Bank is open for business in San Francisco and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and/or Nevada, or is a day on which banking institutions located in California and/or Nevada are required or authorized by law or other governmental action to close.

           "Bankruptcy  Code" shall mean the  United  States
Bankruptcy Code, as amended, 11 U.S.C. Section 101, et seq.

           "Banks" shall have the meaning set forth in the Preamble to this Credit Agreement.

           "Base Rate" shall mean, as of any date of determination, the rate per annum equal to the higher of
(a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus one-half of one percent (1/2 of 1%) (fifty basis points).

           "Base Rate Loan" shall mean reference to that portion of the unpaid principal balance of the Credit
Facility bearing interest with reference to the Base Rate plus the Applicable Margin.

           "Borrower Consolidation" shall mean collective reference to Borrowers on a consolidated basis, without regard to any other Subsidiaries or Affiliates.

          "Borrower Construction Budget" shall mean the line item breakdown for those Construction Completion Costs of the ACLVI Project which are not a part of the General
Contractor's Agreement or General Contractor Budget.

           "Borrower Construction Expenditures" shall mean collective reference to the aggregate amount of funds which
      may  be  required to be advanced by Borrowers  at  any time and from time to time for payment of the costs and expenses for construction and development of the ACLVI Project in accordance with the Project Development Budget, other than from the Bank Facilities or from third party purchase money financing.

           "Borrowers" shall mean collective reference to ACI, CPI, ACLVI, ACCBI and ACVI.

            "Borrowing(s)" shall mean such amounts as Borrowers may request from Agent Bank from time to time to be advanced under the Credit Facility by Notice of Borrowing in the manner provided in Section 2.03 and/or Construction Disbursement Request in the manner provided in Section 2.09 or at the request of Agent Bank pursuant to Section 2.08.

           "Brady/Lum Estoppel Certificate" shall mean that certain Acknowledgment and Estoppel Certificate duly executed by the Brady/Lum Trustee, as lessor, and ACVI, as lessee, under the Brady/Lum Lease, wherein each certifies and represents to Agent Bank on behalf of Lenders that
(a) the Brady/Lum Lease represents the entire agreement between the parties thereto with respect to the Brady/Lum parcel, (b) the Brady/Lum Lease has not been modified, supplemented or amended except as described herein, (c) to the best knowledge of the Brady/Lum Trustee and to the best knowledge of ACVI there are no defaults presently existing or continuing under any of the provisions of the Brady/Lum Lease, and (d) other provisions regarding notice to Agent Bank on behalf of the Lenders in the event of default thereunder and Agent Bank's entitlement to the benefit of certain mortgagee protection provisions which are set forth by the Brady/Lum Lease.

            "Brady/Lum Lease" shall mean that certain agreement dated December 11, 1992, between the Brady/Lum Parties, as lessors, and Neilsen, as lessee, a Memorandum of which was recorded on July 16, 1993, in Deed Book 980, at Page 830, of the records of the Chancery Clerk of Warren County, Mississippi, Neilsen's interest thereunder, among other things, having been assigned to ACVI pursuant to that certain Assignment of Leasehold and Option to Purchase recorded in Book 990, at Page 417, of the records of the Chancery Clerk of Warren County, Mississippi, the interest of the Brady/Lum Parties under the Brady/Lum Lease having been conveyed to the Brady/Lum Trustee pursuant to that certain Deed dated May 15, 1993, recorded in the records of the Chancery Clerk of Warren County, Mississippi, in Deed Book 980, at Page 839, and the
      Brady/Lum Lease having been amended pursuant  to  that
First Amendment to Lease Agreement dated as of June 1, 1995, executed between the Brady/Lum Trustee, as owner, and ACVI, as tenant, a memorandum of which was recorded on July 5, 1995 in Deed Book 1048, at Page 203, of the records of the Chancery Clerk of Warren County, Mississippi.

           "Brady/Lum Lease Parcel" shall mean the real property and appurtenances which is the subject of the Brady/Lum Lease, a description of which is more particularly described on that certain schedule marked "Schedule B-3", affixed hereto and by this reference incorporated herein and made a part hereof.

            "Brady/Lum   Parties"  shall   mean   collective
reference  to Martha Ker Brady Lum, Dorothy W. Brady,  James
O. Brady, Jr., Sarah Brady Noble, Anne Brady Baxter and John
B. Brady.

            "Brady/Lum  Trustee"  shall  mean  Lawrence   O.
Branyan, Jr., as trustee of the Brady/Lum Family Trust dated
May 15, 1993.
           "Breakage Charges" shall have the meaning set forth in Section 2.07(c) of the Credit Agreement.

            "CPI Assignment of Permits, Licenses and Contracts" shall mean the assignment to be executed by CPI as of the Closing Date, pursuant to which CPI assigns to Agent Bank on behalf of Lenders, as additional security for the Bank Facilities, all of its right, title and interest in and to all permits, licenses and contracts relating to the CPI Hotel/Casino Facilities, except those gaming permits and licenses which are unassignable and except those permits, licenses and contracts which may not be assigned without the consent of CPI's counterparty.

           "CPI Assignment of Spaceleases, Contracts, Rents and Revenues" shall mean the assignment to be executed by
CPI on or before the Closing Date, whereby CPI assigns to Agent Bank on behalf of Lenders, as additional security for the Bank Facilities: (a) all of its right, title and interest under all CPI Spaceleases and CPI Equipment Leases and Contracts relating to the CPI Hotel/Casino Facilities and (b) all rents, issues, profits, revenues and income from the CPI Real Property and the operation of the CPI Hotel/Casino Facilities and any other business activity conducted on the CPI Real Property, together with any and all future expansions thereof, related thereto or used in connection therewith, as such
      assignment may be amended, modified, extended, renewed or restated from time to time.

           "CPI Collateral" shall mean collective reference to: (i) all of the CPI Real Property, CPI FF&E and the contract rights, leases, intangibles and other interests of CPI which are subject to the liens and security interests of the CPI Security Documents; (ii) all rights of CPI assigned as additional security pursuant to the terms of the CPI Security Documents; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of Borrowers, which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Agent Bank on behalf of Lenders to secure payment of the Bank Facilities.

           "CPI Deed of Trust" shall mean the Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by CPI on or before the Closing Date in favor of Agent Bank, on behalf of Lenders, for the purpose of securing the Bank Facilities and Borrowers payment and performance under each of the Loan Documents (other than the Environmental Certificate) as such deed of trust may be amended, modified, extended, renewed or restated from time to time.

           "CPI Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to the CPI FF&E wherein CPI is the lessee or vendee, as the case may be, as set forth on that certain schedule marked "Schedule 4.16(c)", affixed hereto and by this reference incorporated herein and made a part hereof.

           "CPI FF&E" shall mean the furniture, fixtures and equipment and all gaming equipment and devices which have been installed or are to be installed and used or owned by CPI in connection with the operation of the CPI Hotel/Casino Facilities.

           "CPI Financing Statements" shall mean the Uniform Commercial Code financing statements to be filed in the Office of the Secretary of State of the State of Nevada and in the Office of the County Recorder of Elko County, Nevada, in order to perfect the security interest granted to Agent Bank on behalf of Lenders under the CPI Deed of Trust and other CPI Security Documents in accordance with requirements of the Nevada Uniform Commercial Code, as such financing statements may be amended, modified, extended, renewed or restated from time to time.

          "CPI Hotel/Casino Facilities" shall mean the hotel
and casino business and related activities conducted on the CPI Real Property under the trade names of the Horseshu
Casino and Cactus Pete's Hotel & Casino.

           "CPI Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) statutory liens for labor and/or materials and liens for taxes, assessments or governmental charges the validity of which, in either instance, are being contested in good faith by Borrowers by appropriate proceedings, and as provided in Sections 5.03 and 5.10 hereof, respectively, provided that, Borrowers shall have maintained adequate reserves in accordance with GAAP for payment of same,
(iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) leases or subleases granted to others (including, without limitation, any Subsidiary) not interfering in any material respect with the ordinary conduct of the business of the CPI Hotel/Casino Facilities,
(v) liens created or contemplated by the CPI Security Documents, (vi) the liens, encumbrances and restrictions on the CPI Real Property, CPI FF&E and existing improvements which are shown as exceptions on Schedule B of the CPI Title Insurance Policy to be issued by Title Insurance Company as of the Closing Date, (vii) liens consented to in writing by Agent Bank upon the approval of Requisite Lenders, (viii) liens of legally valid capital leases and purchase money security interests for CPI FF&E to the extent permitted by
Section 6.08, (ix) each and every easement, restriction, license or right-of-way that (A) is hereafter granted to any Governmental Authority or public utility providing services to the CPI Real Property or (B) does not interfere in any material respect with the CPI Hotel/Casino facilities; and
(x) judgment liens, writs, warrants, levies, distraints, attachments and other similar process which do not constitute an Event of Default.

           "CPI Real Property" shall mean the real property owned by CPI which is more particularly described on that certain schedule marked "Schedule C-1", affixed hereto and by this reference incorporated herein and made a part hereof.

           "CPI  Security Documents" shall  mean  collective
reference to the CPI Deed of Trust, CPI Assignment of Spaceleases, Contracts, Rents and Revenues, CPI Assignment of Permits, Licenses and Contracts, the CPI Financing Statements and all other documents, instruments or agreements which are executed or delivered by or on behalf of CPI and accepted by Agent Bank, on behalf of Lenders, as security for payment of the Bank Facilities.

           "CPI Spaceleases" shall mean the executed leases and concession agreements pertaining to the CPI Hotel/Casino Facilities, or any portion thereof, wherein CPI is the lessor, as set forth on that certain schedule marked "Schedule 4.15(C)", affixed hereto and by this reference incorporated herein and made a part hereof.

           "CPI Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements thereto, which are to be issued by the Title Insurance Company, as of the Closing Date, in the amount of Twenty-Six Million Eight Hundred Thousand Dollars ($26,800,000.00), in favor of Agent Bank, insuring the CPI Deed of Trust as a first priority mortgage lien encumbering the CPI Real Property therein described, subject only to the exceptions shown therein in Schedule B, Part One, together with such endorsements thereto as are required by Agent Bank (including, without limitation, a Tie-In endorsement with regard to the remaining Title Insurance Policies); all in accordance with the CPI Closing Instructions.

          "Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Liabilities) by a Borrower or the Borrower Consolidation, as the context may require, during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the balance sheet of a Borrower or the Borrower Consolidation, as the context may require (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrower or the Borrower Consolidation, as the context may require, to the extent of (a) the gross amount of such purchase price less
(b) the cash proceeds of trade-in credit of the equipment being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds
      paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

           "Capital Proceeds" shall mean the net proceeds (after deducting all reasonable expenses incurred in connection therewith) available to the Borrower Consolidation in excess of One Million Dollars ($1,000,000.00) in the aggregate during any Fiscal Year from
(i) partial or total condemnation or destruction of any part of the Collateral, (ii) insurance proceeds (other than rent insurance and business interruption insurance) received in connection with damage to or destruction of the Collateral, and (iii) the sale or other disposition of any portion of the Collateral in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrowers, or any of them, from a sale, condemnation, damage or destruction of FF&E or other personal property if such FF&E or other personal property is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Default or Event of Default has occurred and is continuing).

          "Capitalized Lease Liabilities" means all monetary obligations of the Borrower Consolidation under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

           "Cash" shall mean, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

           "Cash Equivalents" shall mean, when used in connection with any Person, that Person's Investments in:

               (a)  Government Securities due within one (1)
          year   after  the  date  of  the  making  of   the
          Investment;

               (b)  readily marketable direct obligations of
          any State of the United States of America given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case due within one (1) year from the making of the Investment;

                (c)  certificates of deposit issued by, bank
          deposits in, eurodollar deposits through, bankers' acceptance of, and repurchase agreements covering Government Securities executed by, any bank incorporated under the laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least Two Hundred Fifty Million Dollars ($250,000,000.00), or total assets of at least Five Billion Dollars ($5,000,000,000.00), in each case due within one
          (1) year after the date of the making of the Investment;

                (d)  certificates of deposit issued by, bank
          deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least Five Hundred Million Dollars ($500,000,000.00), or total assets of at least Fifteen Billion Dollars ($15,000,000,000.00) in each case due within one year after the date of the making of the Investment;

                  (e)     repurchase   agreements   covering
          Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 having on the date of the Investment capital of at least One Hundred Million Dollars ($100,000,000.00), due within thirty (30) days after the date of the making of the Investment; provided that the maker of the
          Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary
                dealer" in such Government Securities on the
          books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                (f)  readily marketable commercial paper  of
          corporations doing business in and incorporated under the laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clauses (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, in each case due within three hundred sixty-five (365) days after the date of the making of the Investment;

               (g) "money market preferred stock" issued by a corporation incorporated under the laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Corporation, in each case having an investment period not to exceed fifty (50) days; provided that (i) the amount of all such Investments issued by the same issuer does not exceed Five Million Dollars ($5,000,000.00) and (ii) the aggregate amount of all such Investments does not exceed Fifteen Million Dollars ($15,000,000.00); and

                (h)   a  readily  redeemable  "money  market
          mutual fund" sponsored by a bank described in clauses (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least One Billion Dollars ($1,000,000,000.00).

           "Casino Facility" shall mean individual reference and "Casino Facilities" shall mean collective reference to the CPI Hotel/Casino Facilities, ACLVI Hotel/Casino Facility, the ACCBI Riverboat/Hotel Facilities and the ACVI Casino Facility.

           "Certificate of Occupancy" shall mean a final or temporary certificate of occupancy issued by the appropriate
      Governmental Authorities for the occupancy and use  of the ACLVI Project.

           "Change in Control" shall mean the occurrence of any of the following:

                (a)   any Person, other than members of  the
          Neilsen Family Group, owns or controls, more than fifty percent (50%) of the common voting stock of ACI; or

                 (b)    ACI   fails  to  own,  directly   or
          indirectly, one hundred percent (100%) of the capital stock interests of CPI, ACLVI, ACCBI or ACVI.

           "Closing Certificate" shall have the meaning ascribed to such term in Section 3.05(v).

          "Closing Date" shall mean the date upon which: (i) each condition precedent required under Article IIIA of this Credit Agreement has been satisfied or waived and (ii) the Security Documentation has been filed and/or recorded in accordance with and in the manner required by the Closing Instructions, or such other date as to which Agent Bank and Borrower agree in writing.

          "Closing Disbursements" shall have the meaning set forth in Section 2.02(a).

           "Closing Instructions" shall mean the Closing Instructions to be given by Agent Bank to the Title Insurance Company on or before the Closing Date setting forth the requirement of Lenders for issuance of the Title Insurance Policies and other conditions for the occurrence of the Closing Date.

            "Collateral" shall mean: (a) a collective reference to the CPI Collateral, the ACLVI Collateral, the ACCBI Collateral, and the ACVI Collateral; and (b) any and all other property and/or intangible rights, interests or benefits inuring to or in favor of Borrowers which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Lenders or Agent Bank on behalf of the Lenders to secure repayment of the Bank Facilities.

           "Collateral Properties" shall mean collective reference to the real properties, improvements and associated FF&E which are pledged and encumbered as Collateral securing
      repayment of the Credit Facility from  time  to  time, which shall consist of the CPI Real Property, ACLVI Real Property, ACCBI Premises, and ACVI Premises, together with any other real property or interests therein which may be held by Agent Bank from time to time to secure repayment of the Bank Facilities.

           "Completion Date" shall mean the date upon which:
(a) the ACLVI Project has been completed in substantial accordance and compliance with the Plans and Specifications and in accordance and compliance with the terms and conditions of all Governmental Authorities, (b) the Occupancy Date has occurred, (c) a Notice of Completion has been posted with respect to the ACLVI Project and recorded in the office of the County Recorder of Clark County, Nevada, the lien period has expired or the liens have been removed and Title Insurance Company has issued its final
101.6 indorsement to the Title Insurance Policy showing no liens, claims or encumbrances except those approved by Agent Bank upon the consent of Requisite Lenders, (d) Borrowers have obtained all licenses, permits and other authorizations from all necessary Governmental Authorities for the use and operation of the ACLVI Project as a part of the ACLVI Hotel/Casino Facility, and (e) each other condition applicable to the final release of retainage, as set forth in Section 9.15, shall have been met, other than with respect to the completion of "Punch List" items.

           "Compliance Certificate" shall mean a compliance certificate as described in Section 5.08(e) which is more particularly described on "Exhibit F", affixed hereto and by this reference incorporated herein and made a part hereof.

            "Construction  Budgets"  shall  mean  collective
reference   to  the  Project  Development  Budget,   General
Contractors Budget and Borrower Construction Budget.

           "Construction Completion Costs" means, as of any date of determination, an amount equal to the remaining unpaid costs, including, without limitation all Hard Costs and Soft Costs, and including retainage, of causing the ACLVI Project to be completed and opened to the public, together with all other requirements for the occurrence of the Completion Date, as determined by Lenders' Consultant and Agent Bank from time to time.

          "Construction Cost Analysis" shall mean the review and analysis of the Plans and Specifications, General
      Contractor   Budget,  Borrower  Construction   Budget,
Project Development Budget and all other related documentation, including, without limitations, the General Contractor's Agreement, Architect's Contract, subcontracts, bids and other agreements relating to and necessary for the construction of the ACLVI Project and occurrence of the Completion Date, to be made from time to time by Lenders' Consultant and Agent Bank for the purpose of determining the Construction Completion Costs as of any date of determination.

          "Construction Disbursement Request" shall mean the form to be executed and appropriately completed by an Authorized Officer and submitted to Agent Bank concurrently with each request for the advance by Lenders of a Construction Disbursement during the Construction Period, a copy of which form is marked "Exhibit K", affixed hereto and by this reference incorporated herein and made a part hereof.

           "Construction Disbursements" shall mean reference to the proceeds of the Construction Loan Subfacility which are disbursed for financing the development, furnishing, equipping and construction of the ACLVI Project in accordance with the Project Development Budget and as provided in Article IX.

           "Construction Loan Subfacility" shall mean the agreement of Lenders to make Construction Disbursements during the Construction Period to Borrowers for construction and completion of the ACLVI Project in accordance with the Project Development Budget subject to terms and conditions set forth in the Credit Agreement.

           "Construction Overage" shall have the meaning set forth in Section 9.07(f) of the Credit Agreement.

            "Construction Period" shall mean the period commencing on the Closing Date and terminating on the Completion Date.

          "Construction Schedule" shall mean the anticipated time schedule for completion of the ACLVI Project as shown on a schedule to be delivered to Agent Bank on or before the Initial Construction Disbursement Date.

           "Contingency Reserve" shall have the meaning set forth in Section 9.06.

           "Contingency Transaction Ledger" shall have the meaning set forth in Section 9.06.

          "Contingent Liability(ies)" shall mean, as to  any
Person any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases or dividends ("primary obligations") of any other Person that is not a Borrower hereunder (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

           "Continuation/Conversion Notice" shall mean a notice of continuation of or conversion to a LIBOR Loan and certificate duly executed by an Authorized Officer, substantially in the form of that certain exhibit marked "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof.

          "Convert, Conversion and Converted" shall refer to a Borrowing at or continuation of a particular interest rate
      basis  or  conversion of one interest  rate  basis  to another pursuant to Section 2.05(c).

           "Council  Bluffs  Hotel  Associates"  shall  mean
Council Bluffs Hotel Associates, Inc., an Iowa limited liability company.

            "Credit Agreement" shall mean this Credit Agreement together with all Schedules and Exhibits attached thereto, executed by and among Borrowers and Banks setting forth the terms and conditions of the Credit Facility and Swingline Facility, as may be amended, modified, extended, renewed or restated from time to time.

           "Credit Facility" shall mean the agreement of Lenders to fund a reducing revolving line of credit (including the Construction Loan Subfacility), subject to the terms and conditions set forth in this Credit Agreement and the Revolving Credit Note, up to the Maximum Permitted Balance as reduced from time to time in accordance with the terms of this Credit Agreement and the Revolving Credit Note.

           "Deeds of Trust" shall mean collective reference to the CPI Deed of Trust, ACLVI Deed of Trust, ACCBI Deed of
Trust and ACVI Deed of Trust.

            "Default"   shall   mean   the   occurrence   or
non-occurrence, as the case may be, of any event that with the giving of notice or passage of time, or both, would become an Event of Default.

          "Default Notice Recording" shall mean either:

                (i)   the recordation of a notice of default
          and election to sell by Agent Bank, on behalf of Lenders, in the office of the County Recorder of Elko County or Clark County, Nevada, under which a non-judicial foreclosure proceeding under NRS Chapter 107 is initiated by Agent Bank as beneficiary under either or both of the CPI Deed of Trust and/or the ACLVI Deed of Trust;

                 (ii)   the   commencement  of  a   judicial
          foreclosure action in a court of competent jurisdiction, pursuant to which Lenders or Agent Bank, on behalf of Lenders, seek judicial foreclosure under NRS Chapter 106 of either or both
                of  the CPI Deed of Trust and/or  the  ACLVI
          Deed of Trust;

                (iii) the commencement of a non-judicial  or
          judicial foreclosure proceeding or action, as applicable, under either or both of the ACVI Deed of Trust and/or the ACCBI Mortgage pursuant to which Lenders or Agent Bank on behalf of Lenders seek non-judicial foreclosure or a judicial action in a court of competent jurisdiction for foreclosure under applicable law of either or both of the ACVI Deed of Trust and/or ACCBI Mortgage; or

                (iv)   commencement of a foreclosure  action
          pursuant to which Lenders or Agent Bank on behalf of Lenders seek foreclosure of either or both of the ACCBI Ship Mortgage and/or the ACVI Ship Mortgage.

          "Default Rate" shall have the meaning set forth in
Section 2.12(b) with respect to defaults occurring under the Notes and shall mean the Prime Rate plus the then Applicable Margin plus two percent (2%) per annum for all other purposes.

           "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Credit Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Banking Business Days after notice from Agent Bank.

           "Designated Deposit Account" shall mean a deposit account to be maintained by Borrowers with Agent Bank, as from time to time designated in writing by an Authorized
Officer.

           "Dispute"  shall have the meaning  set  forth  in
Section 11.14(a).

           "Distributions" shall mean and collectively refer to any and all cash dividends, loans, management fees, payments, advances or other distributions, fees or compensation of any kind or character whatsoever, other than within the Borrower Consolidation, but shall not include consideration paid for tangible and intangible assets in an arms length exchange for fair market value, trade payments made and other payments for liabilities incurred in the ordinary course of business or compensation to officers, directors and employees of Borrowers in the ordinary course of business.

           "Documents" shall have the meaning set  forth  in
Section 11.14(a).

           "Dollars" and "$" means the lawful money of the United States of America.

           "EBITDA" shall mean with reference to any Person, for any fiscal period under review, the sum of (i) Net Income for that period, less (ii) any one-time non-Cash gain reflected in such Net Income, plus (iii) any losses on sales of assets and other extraordinary losses and one-time non-Cash charges, plus (iv) Interest Expense for that period, plus (v) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (vi) depreciation, amortization and all other non-cash expenses for that period, plus (vii) preopening expenses for that period, in each case determined in accordance with GAAP and, in the case of items (iii), (iv), (v), (vi) and (vii), only to the extent deducted in the determination of Net Income for that period.

           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time.

           "Eligible  Assignee" means  (a)  another  Lender,
(b) with respect to any Lender, any Affiliate of that Lender and (c) any commercial bank having a combined capital and surplus of Fifty Million Dollars ($50,000,000.00) or more that is (i) organized under the Laws of the United States of America, any State thereof or the District of Columbia or
(ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A) such bank is acting through a branch or agency located in the United States of America and (B) is otherwise exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 at the time of any assignment.

            "Environmental Certificate" shall mean the Certificate and Indemnification Regarding Hazardous Substances to be executed by Borrowers on or before the Closing Date as a further inducement to the Banks to establish the Bank Facilities, as it may be amended, modified, extended, renewed or restated from time to time.

            "Equipment  Leases  and  Contracts"  shall  mean
collective reference to the CPI Equipment Leases and Contracts, ACLVI Equipment Leases and Contracts, ACCBI
      Equipment Leases and Contracts, ACVI Equipment  Leases
and Contracts.

          "Equity Offering" shall mean the issuance and sale of additional shares of common voting stock by ACI to the public in exchange for Cash or Cash Equivalents and/or the issuance and sale of shares of common voting stock of any Subsidiary of ACI to the public in exchange for Cash or Cash Equivalents.

          "Event of Default" shall mean any event of default as defined in Section 7.01 hereof.

           "Exchange Senior Subordinated Notes" shall have the meaning set forth in Recital E.

           "Existing Bank Loan" shall have the meaning ascribed to such term in Recital Paragraph B.

          "Existing Bank Loan Security Documents" shall mean collective reference to all pledges, security agreements, mortgages, deeds of trust, financing statements, ship mortgages and other documents and instruments securing repayment of the Existing Bank Loans, including, without limitation, those documents and instruments set forth on the Schedule of Existing Bank Loan Security Documents marked "Schedule 3.11(a), affixed hereto and by this reference incorporated herein and made a part hereof.

          "Existing Credit Agreement" shall have the meaning ascribed to such term in Recital Paragraph B.

          "Existing Equipment Intercreditor Agreement" shall mean that certain letter agreement dated December 12, 1995, executed by and among ACI, the ACCBI Equipment Lender and First Interstate Bank of Nevada, N.A., as agent for the Existing Lenders, providing for the relative priority in right to payment as between the parties thereto upon liquidation of the equipment and other collateral securing repayment of the ACCBI Equipment Loan and the ACCBI Riverboat in the event of foreclosure of the ACCBI Equipment Ship Mortgage and/or the ship mortgages securing repayment of the Existing Bank Loan and ACCBI's guarantee thereof.

          "Existing GECC Intercreditor Agreement" shall mean the Subordination and Intercreditor Agreement dated
December 28, 1995, executed by and among GECC, First Interstate Bank of Nevada, N.A., as agent for Existing
      Lenders, ACCBI Equipment Lender, ACCBI  and  ACI,  for
the purposes of: (i) affirming the subordination of the ACCBI Equipment Ship Mortgage and the ship mortgages securing repayment of the Existing Bank Loan and ACCBI's guarantee thereof to the GECC Ship Mortgage; and
(ii) providing for the relative priority in right to payment as between GECC, on the one hand, and the ACCBI Equipment Lender and the holders of the ship mortgages securing repayment of the Existing Bank Loan and ACCBI's guarantee thereof, on the other hand, in the event of foreclosure of the GECC Ship Mortgage, ACCBI Equipment Ship Mortgage and/or the ship mortgages securing repayment of the Existing Bank Loan and ACCBI's guarantee thereof.

           "Existing General Contractor's Agreement" shall mean collective reference to the Standard Form of Agreement Between Owner and Contractor for the Hotel, dated October 25, 1995, and the Standard Form of Agreement Between Owner and Contractor for the Casino, dated October 25, 1995, each of which is entered into by and between ACLVI (as the successor by merger to Gem pursuant to the Gem Merger) and General Contractor for the construction of the structural and exterior components of the ACLVI Project, subject to additions and deductions as provided in the Contract Documents, as therein defined, and consistent with the Project Development Budget.

          "Existing General Contractor's Consent" shall mean that certain Contractor's Consent and Agreement which is to be executed by the General Contractor and delivered to Agent Bank, on behalf of the Lenders, prior to the Initial Construction Disbursement, for the purpose, among other things, of evidencing the General Contractor's: (i) consent to the Assignment of Existing General Contractor's Agreement; (ii) agreement not to modify the Existing General Contractor's Agreement without Agent Bank's consent; and
(iii) agreement to continue performance under the Existing General Contractor's Agreement on behalf of Agent Bank subject to the terms and conditions set forth therein.

           "Existing Intercompany Security Documents" shall mean collective reference to all pledges, security agreements, mortgages, deeds of trust, financing statements, ship mortgages and other documents and instruments securing repayment of any and all loans, advances and extensions of credit as between or amongst members of the Borrower Consolidation, including, without limitation, those documents and instruments set forth on the Schedule of Existing Intercompany Security Documents marked "Schedule 3.11(b)",
      affixed  hereto  and  by this  reference  incorporated herein and made a part hereof.

            "Existing Lender(s)" shall have the meaning ascribed to such term in Recital Paragraph B.

          "Existing Note" shall have the meaning ascribed to such term in Recital Paragraph B.

           "FF&E" shall mean reference to the CPI FF&E, the ACLVI FF&E, ACCBI FF&E and the ACVI FF&E and any other furniture, fixtures and equipment, including, without limitation, all gaming devices and associated equipment, inventories and supplies used in connection with the Casino Facilities.

           "FIRREA"  shall  mean the Financial  Institutions
Reform, Recovery and Enforcement Act of 1989.

           "Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Agent Bank. For purposes of the Credit Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

           "Fee Side Letter" shall mean the Side Letter of Understanding Regarding Fees to be executed by and between Borrowers and Agent Bank on or before the Closing Date
      concerning  payment  of  the  fees  more  particularly therein described.

            "Financial  Covenants"  shall  mean   collective
reference to the financial covenants set forth in Article VI of this Credit Agreement.

            "Financing Statements" shall mean collective reference to the CPI Financing Statements, ACLVI Financing
Statements,  ACCBI Financing Statements and  ACVI  Financing
Statements.

           "Fiscal Quarter" shall mean the consecutive three
(3) month periods during each Fiscal Year beginning on January 1, April 1, July 1 and October 1 and ending on March 31, June 30, September 30 and December 31, respectively.

           "Fiscal Year" shall mean the fiscal year period beginning January 1 of each calendar year and ending on the following December 31.

           "Fiscal Year End" shall mean December 31 of each calendar year.

           "Funded Debt" shall mean with reference to the Borrower Consolidation for any period the daily average of the Aggregate Outstandings for such period, plus the total as of the last day of such period of both the long-term and current portions (without duplication) of all other Indebtedness and Capitalized Lease Liabilities, but excluding the Indebtedness evidenced by the Gem Settlement Notes.

            "Funded Outstandings" shall mean the unpaid principal amount outstanding on the Credit Facility as of any given date of determination for Borrowings and Construction Disbursements made thereunder, but not including Swingline Outstandings.

           "Funding Date" shall mean each date upon which Lenders fund Borrowings or Construction Disbursements requested by Borrowers in accordance with the provisions of
Section  2.03  or at the request of Agent Bank  pursuant  to
Section 2.08.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements
      of  the  Financial Accounting Standards Board,  or  in
such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "GECC"   shall  mean  General  Electric  Capital
Corporation.

          "GECC Ship Mortgage" shall mean the Preferred Ship
Mortgage executed by ACCBI in favor of GECC, received by the USCG, New Orleans office, on December 29, 1995, and recorded in the NVDC in Book 95-7, as Instrument No. 793.

            "GECC Ship Note" shall mean that certain Promissory Note dated December 28, 1995, in the original principal amount of Eleven Million Five Hundred Eleven
Thousand Dollars ($11,511,000.00), executed by ACCBI, payable to the order of GECC, which is secured by the GECC Ship Mortgage.

           "Gaming Authority(ies)" shall mean any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence or any officer or official thereof, including, without limitation, Nevada Gaming Authorities, Mississippi Gaming Authorities and Iowa Gaming Authorities, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Borrower Consolidation.

           "Gaming Devices" shall mean slot machines and other devices which constitute gaming devices and related equipment.

            "Gaming Laws" means all statutes, rules, regulations, ordinances, codes and administrative or judicial precedents pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrowers within its jurisdiction, including the Mississippi Gaming Control Act, the Iowa Gaming Control Act and the Nevada Gaming Control Act.

           "Gaming Permits" shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct unrestricted gaming operations at the Casino Facilities.

           "Gem"  shall  mean Gem  Gaming,  Inc.,  a  Nevada
corporation, which was merged into ACLVI pursuant to the Gem
Merger.

           "Gem Merger" shall have the meaning ascribed to such term in Recital Paragraph C.

           "Gem Merger Agreement" shall have the meaning ascribed to such term in Recital Paragraph C.

          "Gem Settlement Agreement" shall mean that certain Settlement Agreement made as of May 3, 1997, as amended by a First Amendment to Settlement Agreement dated June 2, 1997, each executed by and among ACI, ACLVI, Rebeil, Magliarditi and other parties more particularly therein named for the purpose of resolving various issues and claims and considerations to be paid to Rebeil and Magliarditi by ACI to conclude the Gem Merger, all subject to approval by the Nevada Gaming Authorities.

           "Gem Settlement Effective Date" shall have the meaning ascribed to the term "Effective Date" in the Gem
Settlement Agreement.

           "Gem Settlement Notes" shall mean collective reference to the Rebeil Notes and the Magliarditi Notes.

           "General Contractor" shall mean Camco Pacific Construction Company, Inc. with respect to the Existing General Contractor's Agreement and either Camco Pacific Construction Company, Inc. or such other general contractor which is licensed in the State of Nevada and approved by Agent Bank with respect to the New General Contractor's Agreement, in each case engaged by ACLVI for construction of the structural and exterior components of the ACLVI Project.

           "General Contractor Budget" shall mean the line item breakdown for construction costs, materials, labor and other payments to be made under the General Contractor's Agreement, together with all amendments, revisions and modifications thereto.

            "General  Contractor's  Agreement"  shall   mean
collective  reference  to the Existing General  Contractor's
Agreement and the New General Contractor's Agreement.

           "Government Securities" means readily  marketable
(a) direct full faith and credit obligations of the United
      States  of  America or obligations guaranteed  by  the full  faith  and credit of the United States of America  and
(b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

             "Governmental Authority" or "Governmental Authorities" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Collateral Properties and the Casino Facilities or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

           "Gross Fixed Charge Coverage Ratio" as of the end of any Fiscal Quarter shall mean with reference to the Borrower Consolidation:

          The  sum  of  EBITDA during  the  Fiscal
          Quarter under review, plus EBITDA during each of the most recently ended three
          (3) preceding Fiscal Quarters,

          Divided by ()

          The sum of: (i) the aggregate amount of actually paid Interest Expense, plus (ii) the aggregate of Scheduled Reductions, plus (iii) the aggregate of actual principal payments made on the Gem Settlement Notes, plus (iv) principal payments or reductions (without duplication) required to be made on all other Indebtedness, plus (v) the current portion of Capitalized Lease Liabilities to the extent not included in (i) above; in each case of (i) through (v) determined for the Fiscal Quarter under review together with the most recently ended three (3) preceding Fiscal Quarters.

           "Gross Gaming Revenues" shall mean all income and revenues of a Borrower, or a Casino Facility, as the context may require, which are subject to taxation by a Gaming
Authority.

           "Hard  Costs"  shall mean those costs  which  are
shown  in the Construction Budgets as a "construction  cost"
and any
      adjustments  to  such  costs  pursuant   to   properly
approved change orders.

           "Hazardous Materials Laws" shall have the meaning set forth in Section 5.21.

           "IDNR"  shall mean the Iowa Department of Natural
Resources.

           "IDNR Parcel" shall mean the real property which is the subject of the ACCBI Land Use Agreement, more particularly described on that certain schedule marked "Schedule A-2", affixed hereto and by this reference incorporated herein and made a part hereof.

           "Indebtedness" of any Person includes all obliga tions, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities for borrowed money or other liabilities secured by any lien existing on property owned or acquired by such Person, Affiliate or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Indebtedness of others, including, but not limited to, any obligations to acquire any of such Indebtedness, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Indebtedness, or otherwise to assure the owner of any of such Indebtedness against loss with respect thereto.

           "Indenture" shall have the meaning set forth in Recital D.

          "Initial Construction Disbursement" shall mean the first Construction Disbursement to be made by Lenders to Borrowers pursuant to the Construction Loan Subfacility.

           "Initial Construction Disbursement Date" shall mean the date upon which Borrowers request Lenders to fund the Initial Construction Disbursement.

          "Initial Senior Subordinated Notes" shall have the meaning set forth in Recital D.

           "Intangibles" shall mean the aggregate  goodwill,
trademarks, patents, organizational expense and other similar intangible items of the Borrower Consolidation determined on a consolidated basis in accordance with GAAP.

           "Interest Expense" shall mean with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, charges and related expenses paid or payable (without duplication but including capitalized interest) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (ii) the portion of the up front costs and expenses for Interest Rate Hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus
(iii) the portions of Capital Lease Liabilities paid or payable with respect to such period that should be treated as interest in accordance with GAAP.

           "Interest Period(s)" shall have the meaning set forth in Section 2.05(d) of the Credit Agreement.

          "Interest Rate Hedges" shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements, basis swap, forward rate agreement and interest collar or floor agreements and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

           "Interest Rate Option" shall have the meaning ascribed to such term in Section 2.05(b) of the Credit
Agreement.

          "Interior Designer" shall mean H.C. Designs, Inc., who has been engaged by ACLVI for the purpose of preparing the Interior Plans and Specifications for the construction of the interior components, equipment and furnishings of the ACLVI Project.

           "Interior Designer's Consent" shall mean that certain Interior Designer's Consent and Agreement which is to be executed by the Interior Designer and delivered to Agent Bank, on behalf of the Lenders, prior to the initial Construction Disbursement, for the purpose, among other things, of evidencing the Interior Designer's: (i) consent to
      Assignment    of    Interior   Designer's    Contract;
(ii) agreement not to modify the Interior Designer's Contract without Agent Bank's consent; and (iii) agreement to continue performance under the Interior Designer's Contract on behalf of Agent Bank subject to the terms and conditions set forth therein.

           "Interior Designer's Contract" shall mean the Letter of Agreement executed or to be executed by and between Interior Designer and ACLVI under the terms of which Interior Designer agrees to provide design and consulting services in connection with the interior components, equipment and furnishings of the ACLVI Project, including, but not limited to, preparation of the Interior Plans and Specifications.

          "Interior Plans and Specifications" shall mean the plans and specifications for the development and construction of the interior components of the ACLVI Project and for equipping and furnishing the ACLVI Project prepared by the Interior Designer and the Interior Designer's consultants, as such plans and specifications may be amended from time to time. Said plans and specifications shall include, but not be limited to, all plans, layouts sketches, diagrams, elevations, drawings, specifications, lists, and all other reports, data and plans prepared by the Interior Designer and the Interior Designer's consultants in connection with the interior components, equipment and furnishing of the ACLVI Project.

           "Investment" shall mean, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

           "Iowa Gaming Authorities" shall mean, without limitation, the Iowa Racing and Gaming Commission and any other applicable governmental or administrative state or local agency involved in the regulation of gaming and gaming activities conducted by any member of the Borrower Consolidation in the State of Iowa.

           "Koch" shall mean Koch Fuels, Inc., a Delaware corporation.

           "LIBO  Rate" means, relative to  any  LIBOR  Loan
Interest  Period  for  any  LIBOR  Loan  included   in   any
Borrowing, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by Agent Bank, rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%) at which Dollar deposits in immediately available funds are offered by Agent Bank to leading banks in the London interbank market at approximately 9:00 A.M. San Francisco time two (2) Banking Business Days prior to the beginning of such Interest
Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest
Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing the applicable LIBO Rate by a one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Credit Agreement or other Loan Documents to a LIBO Rate include the aforesaid reserve adjustment.

           "LIBOR Loan" shall mean each portion of the total unpaid principal under the Credit Facility which bears interest at a rate determined by reference to the LIBO Rate plus the Applicable Margin.

           "LIBOR Loan Interest Period" shall mean each portion of the Credit Facility bearing interest with reference to a LIBO Rate which shall in each instance be fixed for either a one (1), two (2), three (3) or six (6) month period.

           "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent Bank as the reserve percentage applicable to Agent Bank as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent Bank were in a net borrowing position.

           "Laws" means, collectively, all international, foreign, federal, state and local statutes, maritime laws,
      treaties,  rules, regulations, ordinances,  codes  and administrative or judicial precedents.

           "Lender Reply Period" shall have the meaning set forth in Section 10.10(d).

           "Lenders" means WFB and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Credit Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption Agreement, as assignee. At all times that there are no Lenders other than WFB, the terms "Lender" and "Lenders" means WFB in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

          "Lenders' Consultant" shall mean the architectural or engineering firm of Agent Bank's choice and/or affiliate of Agent Bank to be engaged by Agent Bank in connection with the construction and development of the ACLVI Project pursuant to the Lenders' Consultant Contract at the expense of Borrowers after having been first reasonably approved by Borrowers.

           "Lenders' Consultant Contract" shall mean the agreement or agreements to be executed by and between Agent
Bank and Lenders' Consultant for the purpose set forth herein, including, without limitation:

                 (a)   An  examination  of  the  Plans   and
          Specifications,       structural       engineering
          calculations, and geotechnical report to ascertain completeness and acceptability of documentation relating to the ACLVI Project and to determine that the individual elements of documentation are not contradictory.

                (b)   Periodic site inspections of the ACLVI
          Project to ascertain that:

                       (i)    Percentage   of   construction
          completed and/or percentage of acceptably-stored materials are in accordance with percentages specified on the payment request document (AIA form G-702 or a form substantially similar thereto which has been first approved by Agent Bank);

                     (ii) the ACLVI Project is in compliance
          with governing construction documentation, ie., plans, specifications, engineering calculations, geotechnical recommendations, approved change orders, etc.

                (c)   A  review of change orders which  will
          physically affect the ACLVI Project. This review will be inclusive of budgetary aspects, including Construction Cost Analysis from time to time, as well as physical/structural acceptability.

           "Leverage Ratio" as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing (a) Funded Debt for the Fiscal Quarter under review by (b) the sum of EBITDA for the Fiscal Quarter under review plus EBITDA for each of the most recently ended three (3) preceding Fiscal Quarters.

            "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

            "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

           "Loan Documents" shall mean collective reference to the Credit Agreement, the Revolving Credit Note, the Swingline Note, the Security Documentation, the
Environmental Certificate and all other documents and instruments which may hereafter be executed and delivered by or on behalf of Borrowers or any other Person in connection with the Bank Facilities for the benefit of Banks or Agent Bank on behalf of the Lenders.

           "Magliarditi" shall have the meaning set forth in Recital Paragraph C.

            "Magliarditi   Notes"  shall   mean   collective
reference  to  the  Magliarditi  Negotiable  Note  and   the
Magliarditi Non-Negotiable Note, as defined in and in the form attached to the Gem Settlement Agreement.

           "Magnolia" shall mean Magnolia Hotel  Company,  a
Mississippi corporation.

           "Magnolia Estoppel Certificate" shall mean the Acknowledgement and Estoppel Certificate duly executed by Magnolia, as lessor, and ACVI, as lessee, under the Magnolia Lease, wherein each certifies and represents to Agent Bank on behalf of Lenders that: (a) the Magnolia Lease represents the entire agreement between the parties thereto with respect to the Magnolia Parcel, (b) the Magnolia Lease has not been modified, supplemented or amended except as described herein, (c) to the best knowledge of Magnolia and to the best knowledge of ACVI, there are no defaults presently existing or continuing under any of the provisions of the Magnolia Lease, and (d) other provisions regarding Notice to Agent Bank on behalf of Lenders in the event of default thereunder, and Agent Bank's entitlement to the benefit of certain mortgagee protection provisions which are set forth by the Magnolia Lease.

          "Magnolia Lease" shall mean that certain agreement dated September 8, 1992, executed between Magnolia, as lessor, and Neilsen, as lessee, a Memorandum of which was recorded in Deed Book 956, at Page 699, of the records of the Chancery Clerk of Warren County, Mississippi, and a restatement of which dated April 29, 1993, was recorded in Deed Book 976, at Page 221 of the Records of the Chancery Clerk of Warren County, Mississippi. Neilsen's interest under the Magnolia Lease, among other things, was assigned to ACVI pursuant to Assignment of Leasehold and Option to Purchase recorded in Deed Book 990, at Page 410 of the Records of the Chancery Clerk of Warren County, Mississippi, and was further amended by First Amendment to Lease Agreement dated as of July 14, 1993, executed between Magnolia, as owner, and Neilsen, as tenant, a Memorandum of which was recorded in Deed Book 980, at Page 770, of the records of the Chancery Clerk of Warren County, Mississippi, and was further amended by Second Amendment to Lease Agreement dated as of June 1, 1995, between Magnolia, as owner, and ACVI, as tenant, a Memorandum of which was recorded in Deed Book 1048, at Page 181, of the records of the Chancery Clerk of Warren County, Mississippi.

           "Magnolia  Parcel" shall mean the  real  property
which is the subject of the Magnolia Lease, a description of which is more particularly described on that certain schedule marked "Schedule B-2", affixed hereto and by this reference incorporated herein and made a part hereof.

            "Major Subcontractor Assignments" shall mean collective reference to the assignments of the Assigned Major Subcontracts which are required to be executed by ACLVI and delivered to Agent Bank under Section 5.27(b).

            "Major   Subcontractor  Consents"   shall   mean
collective reference to the consents to be executed by each Major Subcontractor that is a party to an Assigned Major
Subcontract as required under Section 5.27(b).

           "Major Subcontracts" shall mean all contracts or subcontracts executed by a Subcontractor and either ACLVI General Contractor or another Subcontractor in connection with the ACLVI Project if the aggregate amount of such contracts or subcontracts executed by such Subcontractor is equal to or greater than One Hundred Thousand Dollars ($100,000.00).

           "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal
Reserve System.

           "Material Adverse Change" shall mean any change which is material and adverse to the Collateral or the condition (financial or otherwise), business operations or prospects of: (a) any of the Borrowers, or (b) the Borrower Consolidation, or (c) the ability of Borrowers to perform their respective obligations under the Loan Documents or the ability of any of the Lenders to enforce any of their rights or remedies under any of the Loan Documents..

           "Material Adverse Effect" means (i) a material adverse effect upon (a) the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Borrower or any of such Borrower's Subsidiaries, (b) the value of the ACCBI Riverboat/Hotel Facilities, the ACLVI Hotel/Casino Facility, the ACVI Casino Facility or the CPI Hotel/Casino Facilities, (c) the validity, priority or enforceability of any of the Loan Documents, or (d) the construction, use, occupancy or operation of the ACLVI Project or the use, occupancy or operation of the ACCBI Riverboat/Hotel Facilities, the ACVI Casino Facility or the CPI Hotel/Casino Facilities or, in each case, any part thereof
      or  (ii) the impairment of the ability of any Borrower to perform, or of Agent Bank or Lenders to enforce, the Obligations in any material respect.

           "Material Adverse Event" shall mean any event  or
change   which  is  material  and  adverse  to  the   Casino
Facilities, the Collateral or the financial condition or business operations of the Borrower Consolidation.

          "Maturity Date" shall mean June 30, 2003.

           "Maximum  Availability" shall  mean  the  Maximum
Permitted Balance less the Aggregate Outstandings.

          "Maximum Permitted Balance" shall mean the maximum amount of Aggregate Outstandings which may be outstanding on the Bank Facilities from time to time which shall be the lesser of: (a) the Maximum Scheduled Balance, or (b) the amount to which the Maximum Scheduled Balance is voluntarily reduced by Borrowers pursuant to Section 2.01(c) or is otherwise reduced or limited pursuant to Sections 2.01(d), 5.01, 5.12 or 8.02 or by Scheduled Reductions, and, during the Construction Period, by the amount of undisbursed Retainage.

          "Maximum Scheduled Balance" shall mean the maximum amount of scheduled principal which may be outstanding on the Credit Facility from time to time as set forth on the Aggregate Commitment Reduction Schedule.

           "Mississippi Gaming Authorities" means, without limitation, the Mississippi Gaming Commission and any other applicable governmental or administrative state or local agency involved in the regulation of gaming and gaming activities conducted by any member of the Borrower Consolidation in the State of Mississippi.

          "Morrison" shall mean R.R. Morrison and Son, Inc., a Mississippi corporation.

           "Morrison Estoppel Certificate" shall mean the Acknowledgement and Estoppel Certificate duly executed by Morrison, as lessor, and ACVI, as lessee, under the Morrison Lease, wherein each certifies and represents to Agent Bank on behalf of Lenders that: (a) the Morrison Lease represents the entire agreement between the parties thereto with respect to the Morrison Parcel, (b) the Morrison Lease has not been modified, supplemented or amended except as described herein, (c) to the best knowledge of Morrison and to the best
      knowledge  of  ACVI, there are no  defaults  presently existing or continuing under any of the provisions of the Morrison Lease, and (d) other provisions regarding notice to Agent Bank on behalf of Lenders in the event of default thereunder and Agent Bank's entitlement to the benefit of certain mortgagee protection provisions which are set forth by the Morrison Lease.

          "Morrison Lease" shall mean that certain Agreement dated September 18, 1992, between R.R. Morrison, Jr., as lessor, and Neilsen, as lessee, a Memorandum of which was recorded on May 24, 1993, in Deed Book 976, at Page 217, of the records of the Chancery Clerk of Warren County, Mississippi, as was ratified by Morrison, as the successor to R.R. Morrison, Jr., pursuant to Ratification of Lease dated September 18, 1992, executed between Morrison and ACVI, recorded in the Official Records on October 6, 1993, in Book 990, Page 434, as Instrument No. 089117, Neilsen's interest under the Morrison Lease, among other things, was assigned to ACVI pursuant to that certain Assignment of Leasehold and Option to Purchase recorded in Deed Book 990, at Page 427, of the records of the Chancery Clerk of Warren County, Mississippi, and such lease was amended pursuant to that certain First Amendment to Lease Agreement dated as of June 1, 1995, between Morrison, as owner, and ACVI, as tenant, recorded in Deed Book 1048, at Page 216, of the records of the Chancery Clerk of Warren County, Mississippi.

           "Morrison Lease Parcel" shall mean the real property and appurtenances which are the subject of the Morrison Lease, a description of which is more particularly described on that certain schedule marked "Schedule B-4", affixed hereto and by this reference incorporated herein and made a part hereof.

             "NVDC"   shall   mean   the   National   Vessel
Documentation Center of the USCG.

          "Neilsen" shall mean Craig Neilsen.

           "Neilsen Family Group" shall mean collective reference to: (i) Neilsen and his executors, administrators, testamentary trustees, heirs, legatees and beneficiaries, and (ii) Neilsen as the trustee of the Trust created under the Last Will and Testament of Ray Neilsen dated October 9, 1963, together with each successor trustee thereof.

          "Net Income" shall mean with respect to any Person
for any fiscal period, the net income of such Person during such fiscal period determined in accordance with GAAP.

           "Nevada Gaming Authorities" shall mean, without limitation, the Nevada Gaming Commission and the State Gaming Control Board and any other applicable governmental or administrative state or local agency involved in the regulation of gaming and gaming activities conducted by ACI and its subsidiaries in the State of Nevada.

           "New General Contractor's Agreement" shall mean two construction contracts to be entered into by and between ACLVI and General Contractor for the construction of those portions of the structural and exterior components of the ACLVI Project which are not part of the Existing General Contractor's Agreement, subject to the additions and deductions as provided therein, and consistent with the Project Development Budget.

           "New General Contractor's Consent" shall mean a Contractor's Consent and Agreement, the terms of which shall be substantially the same as set forth in the Existing General Contractor's Consent, which is to be executed by the General Contractor and delivered to Agent Bank, on behalf of the Lenders, prior to the Closing Date, for the purpose, among other things, of evidencing the General Contractor's:
(i) consent to the Assignment of New General Contractor's Agreement; (ii) agreement not to modify the New General Contractor's Agreement without Agent Bank's consent; and
(iii) agreement to continue performance under the New General Contractor's Agreement on behalf of Agent Bank subject to the terms and conditions set forth therein.

           "Non Pro Rata Borrowing" means a Borrowing with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Borrowing and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Borrowing constitutes a breach of this Credit Agreement.

           "Nonusage Fee" shall have the meaning ascribed to such term in Section 2.10(b) of this Credit Agreement.

           "Notes" shall mean collective reference to the Revolving Credit Note and the Swingline Note.

           "Notice of Borrowing" shall have the meaning set forth in Section 2.03.

           "Notice  of  Swingline Advance"  shall  have  the
meaning set forth in Section 2.08(b).

           "Obligations" means, from time to time, all Indebtedness of Borrowers owing to Agent Bank, any Lender or any Person entitled to indemnification pursuant to
Section   5.14,  or  any  of  their  respective  successors,
transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Credit Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrowers under or in connection with Credit Agreement or any other Loan Document. Notwithstanding the foregoing definition of "Obligations", Borrowers' obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Credit Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Security Documentation.

           "Occupancy Date" shall mean the date upon which the City of Henderson issues a final or temporary Certificate of Occupancy for the use and occupancy of all of the public areas and hotel rooms of the ACLVI Project.

           "Option Agreement" shall mean that certain Option Agreement dated July 11, 1995, between Levy Realty Trust, as the optionor, and ACLVI (as the successor by merger to Gem), as optionee, under the terms of which ACLVI acquired the exclusive option to purchase the Option Property in minimum five (5) acre increments for the purchase price and subject to the terms therein contained, which Option Agreement was recorded in the Official Records of Clark County, Nevada, on July 11, 1996, in Book 960711, as Instrument No. 00964.

           "Option Disbursement" shall mean a Construction Disbursement during the Construction Period or a Borrowing during the Revolving Credit Period which is used for the purpose of funding the acquisition cost of portions of the Option Property.

           "Option  Property" shall mean the  real  property
located in Clark County, Nevada, which is the subject of the Option Agreement, which real property is more particularly described on that certain schedule marked "Schedule D-2", affixed hereto and by this reference incorporated herein and made a part hereof.

          "Pension Plan" means any "employee pension benefit plan" (other than a "multi-employer plan" as defined in Title IV of ERISA which is maintained by any Person which is not a member of the Borrower Consolidation) that is subject to Title IV of ERISA and which is maintained for employees of Borrowers or any of its ERISA Affiliates.

           "Permitted Encumbrances" shall mean collective reference to the CPI Permitted Encumbrances, the ACLVI
Permitted Encumbrances, the ACCBI Permitted Encumbrances and the ACVI Permitted Encumbrances.

           "Person" means an individual, firm, corporation, limited liability company, trust, association, partnership, joint venture, tribunal or other entity.

           "Plans and Specifications" shall mean collective reference to the Structural Plans and Specifications, the Interior Plans and Specifications and all other plans and specifications which are approved by Agent Bank in connection with the construction and development of the ACLVI Project, together with all additions, changes and amendments thereto which are first approved by Agent Bank.

           "Policies of Insurance" shall mean the  insurance
to  be  obtained and maintained by Borrowers throughout  the term  of  this Credit Agreement as provided by Section  5.09 herein.

          "Post Foreclosure Plan" shall have the meaning set forth in Section 10.11(e).

           "Pricing Certificate" shall have the meaning set forth in Section 5.08(b).

           "Prime Rate" means at any time, and from time to time, the rate of interest most recently announced within WFB at its principal office in San Francisco, California, as its "Prime Rate", with the understanding that WFB's "Prime Rate" is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans and extensions of credit making reference thereto, and is
      evidenced   by  the  recording   thereof   after   its
announcement in such internal publication or publications as WFB may designate. Each change in the Prime Rate shall be effective on the day the change is announced within WFB.

          "Principal Prepayments" shall have the meaning set forth in Section 2.07(a) of this Credit Agreement.

           "Pro Rata Share" shall mean, with respect to any Lender, a percentage equal to such Lender's Syndication
Interest in the Credit Facility as set forth on the Schedule of Lenders' Proportions in Credit Facility.

            "Project Development Budget" shall mean the detailed line item budget, a copy of which is marked "Exhibit N", affixed hereto and by this reference incorporated herein and made a part hereof, showing in detail to the satisfaction of Agent Bank and each of the Lenders the anticipated costs of the developing, constructing, furnishing and equipping the ACLVI Project, including the cost of gaming devices, slot machines and other ACLVI FF&E to be used in connection therewith and including all items shown on the General Contractor's Budget and Borrower Construction Budget.

           "Protective Advance" means all sums expended as determined by Agent Bank to be necessary to: (a) protect the priority, validity and enforceability of the Security Documentation on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 11.20 or post-foreclosure ownership, maintenance, operation or marketing of any Collateral.

           "Qualified Appraisal" shall mean reference to an appraisal or appraisals of the Casino Facilities and Collateral, or any portion thereof, acceptable to Agent Bank, prepared at Borrowers' expense in compliance with FIRREA by an appraiser acceptable to Agent Bank, with sufficient copies delivered to Agent Bank for distribution to each of the Lenders.

           "Rate  Adjustment Date" shall  mean  December  1,
1997.

           "Rebeil"  shall have the  meaning  set  forth  in
Recital Paragraph C.

           "Rebeil Notes" shall mean collective reference to the Rebeil Negotiable Note and the Rebeil Non-Negotiable
Note,  as  defined in and in the form attached  to  the  Gem
Settlement Agreement.

           "Reduction Date(s)" shall mean reference to each date or the dates, as the context may require upon which the Maximum Scheduled Balance is reduced by a Scheduled Reduction as set forth on the Aggregate Commitment Reduction Schedule.

          "Related Entities" shall mean collective reference to all stockholders, employees, Affiliates and Subsidiaries of the Borrowers, or any of them, other than another
Borrower.

           "Related  Receivables" shall mean  the  aggregate
amount   of   all  accounts  receivable,  notes  receivable,
obligations, debts and other sums owing to Borrowers, or any of them, from Related Entities.

           "Replacement Note(s)" shall have the meaning set forth in Section 2.06(i) of the Credit Agreement.

           "Reportable Event" shall mean any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

           "Requisite  Lenders" means, as  of  any  date  of
determination prior to the occurrence of an Event of Default, Lenders holding Syndication Interests equal to or in excess of sixty-six and two-thirds percent (66-2/3%) of the Credit Facility; and at all times during which an Event of Default has occurred and remains continuing, Lenders holding a percentage equal to or in excess of sixty-six and two-thirds percent (66-2/3%) of the Funded Outstandings; provided that, (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders, and
(ii) notwithstanding the foregoing, at all times when two or more Lenders are party to this Credit Agreement, the term Requisite Lenders shall in no event mean less than two (2) Lenders.

          "Restated Equipment Intercreditor Agreement" shall
mean an agreement or restatement of the Existing Equipment Intercreditor Agreement to be executed by and between the ACCBI Equipment Lender and Agent Bank, for the purposes of:
(i) evidencing the ACCBI Equipment Lender's consent to the encumbrance of the ACCBI Riverboat with the ACCBI Ship Mortgage, and (ii) providing for the relative priority in right to payment as between the ACCBI Equipment Lender, on the one hand, and Agent Bank, on the other hand, in the event of foreclosure of the ACCBI Equipment Ship Mortgage and/or ACCBI Ship Mortgage, the terms of which shall be substantially the same as set forth in the Existing Equipment Intercreditor Agreement and otherwise as approved by Lenders.

          "Restated GECC Intercreditor Agreement" shall mean a Subordination and Intercreditor Agreement or an amendment to or restatement of the Existing GECC Intercreditor Agreement to be executed by and among GECC, ACCBI Equipment Lender and Agent Bank on or before the Closing Date, for the purposes of: (i) evidencing GECC's consent to the encumbrance of the ACCBI Riverboat with the ACCBI Ship Mortgage, and (ii) providing for the relative priority in right to payment as between GECC, on the one hand, and the ACCBI Equipment Lender and Agent Bank, on the other hand, in the event of foreclosure of the GECC Ship Mortgage, ACCBI Equipment Ship Mortgage and/or ACCBI Ship Mortgage, the terms of which shall be substantially the same as set forth in the Existing GECC Intercreditor Agreement and otherwise as approved by Lenders.

           "Retainage" shall have the meaning ascribed to such term in Section 9.15.

           "Revolving Credit Note" shall mean the Revolving Credit Promissory Note, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrowers on the Closing Date, payable to the order of Agent Bank on behalf of the Lenders, evidencing the Credit Facility.

           "Revolving Credit Period" shall mean the period commencing on the Completion Date and terminating on the Maturity Date.

            "Schedule of Lenders' Proportions in Credit Facility" shall mean the Schedule of Lenders' Proportions in Credit Facility, a copy of which is marked "Schedule 2.01(a)", affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the respective Syndication
      Interest  and maximum amount to be  funded  under  the
Credit Facility by each Lender, as the same may be amended, modified or restated from time to time in connection with an Assignment and Assumption Agreement.

           "Schedule of Significant Litigation" shall mean the Schedule of Significant Litigation, a copy of which is set forth as Schedule 3.18, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 3.18 with respect to each Significant Litigation.

           "Scheduled Reductions" shall mean the amount by which the Aggregate Commitment is reduced on each Reduction
Date  as  set  forth  on the Aggregate Commitment  Reduction
Schedule.

          "Second Determination Date" shall have the meaning set forth in Section 2.01(d)(ii) of the Credit Agreement.

           "Secured Interest Rate Hedge(s)" shall  mean  any
Interest Rate Hedge entered into between any Borrower and any Lender, or Affiliate of any Lender, which is secured by the Security Documentation.

           "Security Documentation" shall mean a collective reference to the CPI Security Documents, the ACLVI Security Documents, the ACCBI Security Documents, the ACVI Security Documents and Stock Pledge, the Trademark Security Agreement and all other instruments and agreements to be executed by or on behalf of Borrowers or other applicable Persons, in favor of Agent Bank on behalf of the Lenders securing repayment of the Bank Facilities.

          "Senior Subordinated Notes" shall mean at any time the issued and outstanding Initial Senior Subordinated Notes and/or the Exchange Senior Notes, as the case may be;
provided, however, that at no time may the aggregate principal amount of outstanding Senior Subordinated Notes exceed One Hundred Twenty-Five Million Dollars ($125,000,000.00).

           "Senior Subordinated Notes Effective Date" shall mean the date upon which the Initial Senior Subordinated Notes shall have been issued by ACI and ACI shall have received the proceeds thereof, net of any discounts and any other amounts due to the initial purchasers or third parties in connection with offering and issuance of the Initial Senior Subordinated Notes.

           "Significant Litigation" shall mean each  action,
suit, proceeding, litigation and controversy involving Borrowers, or any of them, involving claims in excess of One Million Dollars ($1,000,000.00) or which if determined adverse to the interests of Borrowers, or any of them, could have a Material Adverse Effect.

           "Soft Costs" shall mean all costs which are shown in the Construction Budgets, other than Hard Costs, including, without limitation, the purchase of ACLVI FF&E and other items outside the scope of the General Contractor's Agreement.

           "Spaceleases" shall mean collective reference to the CPI Spaceleases, ACLVI Spaceleases, ACCBI Spaceleases and ACVI Spaceleases.

          "Stock Pledges" shall mean collective reference to the Security Agreements and Stock Pledges to be executed and delivered into escrow on behalf of the Banks as of the Closing Date, pursuant to which, subject to the prior approval of all necessary Gaming Authorities, the stock of CPI, ACLVI, ACCBI and ACVI is pledged by ACI to Agent Bank on behalf of Lenders as security for the Bank Facilities and all other sums which may be owing by Borrowers to the Banks from time to time under the terms of the Credit Agreement.

           "Structural Plans and Specifications" shall mean the plans and specifications for the development and construction of the structural and exterior components of the ACLVI Project prepared by the Architect and the
Architect's consultants, as such plans and specifications may be amended from time to time. Said plans and specifications shall include, but not be limited to, all plans, maps, sketches, diagrams, surveys, drawings, specifications, lists, geotechnical reports, structural engineering calculations and all other engineering reports, data and plans prepared by the Architect and the Architect's consultants in connection with the structural and exterior components of the ACLVI Project.

          "Subcontractor(s)" means any person(s) or firm(s), other than an employee of the General Contractor, who is engaged by the General Contractor, ACLVI or by another Subcontractor to furnish labor, material, analysis or other services with respect to a portion of the work, labor, materials and services to be provided: (i) for General Contractor under the General Contractor's Agreement, or
(ii) for ACLVI or another Subcontractor for work, labor,
      materials  and services not included  in  the  General
Contractor's Agreement.

           "Subsidiary" shall mean, on the date in question, any Person of which an aggregate of 50% or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contin gencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

           "Swingline Advance" shall mean each advance  made
by   Swingline  Lender  to  Borrowers  under  the  Swingline
Facility.

           "Swingline Facility" shall mean the agreement of Swingline Lender to make Swingline Advances to Borrowers subject to the terms and conditions and up to the maximum amounts and for the duration as set forth in Section 2.08 of this Credit Agreement.

           "Swingline Lender" shall have the meaning set forth in the Preamble of this Credit Agreement.

           "Swingline Note" shall mean the Swingline Note, a copy of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrowers on the Closing Date, payable to the order of Swingline Lender evidencing the Swingline Facility.

           "Swingline Outstandings" shall mean the aggregate amount of all outstanding and unpaid Swingline Advances as of each date of determination.

             "Syndication Interest" shall mean the proportionate interest of each Lender in the Credit Facility as set forth on the Schedule of Lenders' Proportions in Credit Facility, as the same may be amended or restated from time to time.

           "Tangible Net Worth" shall mean ACI stockholder's
equity, minus the aggregate value of ACI treasury stock, less Intangibles, less Related Receivables.

          "Title Insurance Company" shall mean Stewart Title
Guaranty Company.

           "Title Insurance Policies" shall mean collective reference to the ACCBI Title Insurance Policy, ACLVI Title
Insurance  Company,  ACVI Title Insurance  Company  and  CPI
Title Insurance Company.

           "Trademark Security Agreement" shall mean the security agreement to be executed by Borrowers as of the Closing Date for the purpose of granting a security interest in favor of Agent Bank on behalf of Lenders in all trademarks, tradenames, copyrights and servicemarks used in connection with the Hotel/Casino Facilities, including, without limitation each registration and application set forth on Schedule 4.27 or otherwise described on Schedule A to the Trademark Security Agreement.

           "Trustmark Nondisturbance Agreement" shall mean that certain Nondisturbance Agreement to be executed on or before the Closing Date by and between ACVI and Trustmark National Bank ("Trustmark") as the holder of a deed of trust encumbering the fee interest in the Magnolia Parcel pursuant to which, among other things, Trustmark agrees that, upon acquisition of the Magnolia Parcel by foreclosure under its deed of trust, or conveyance in lieu thereof, Trustmark (or any purchaser at such a foreclosure sale) will recognize and will not disturb the interest of ACVI under the Magnolia Lease, or the interest of any party acquiring ACVI's interest under the Magnolia Lease pursuant to foreclosure under the ACVI Deed of Trust or conveyance in lieu thereof.

          "USCG" shall mean the United States Coast Guard.

           "Vessels" shall mean collective reference to the ACCBI Riverboat and the ACVI Riverboat.

           "Voluntary Reduction" shall have the meaning set forth in Section 2.01(c).

           "WFB"  shall  mean  Wells  Fargo  Bank,  National
Association.

          "WFB Loan" shall mean that certain unsecured  loan
which was advanced to ACI by WFB, in the principal amount of Twenty Million Dollars ($20,000,000.00), the terms of repayment of which is evidenced by that certain Unsecured Promissory Note dated as of March 26, 1997, executed by ACI, payable to the order of WFB in the principal amount of Twenty Million Dollars ($20,000,000.00), together with interest at the rate or rates therein specified.

           Section  1.02.  Interpretation and  Construction.
In this Credit Agreement, unless the context otherwise requires:

                (a)   Articles  and  Sections  mentioned  by
number only are the respective Articles and Sections of this Credit Agreement as so numbered;

               (b) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

                (c)   All  times  specified  herein,  unless
otherwise  specifically referred, shall be the time  in  San
Francisco, California;

                (d)  Any headings preceding the texts of the
several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

                (e)  If any clause, definition, provision or
Section of this Credit Agreement shall be determined to be apparently contrary to or conflicting with any other clause, definition, provision or Section of this Credit Agreement then the clause, definition, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict. The parties hereto do agree that each has contributed to the drafting of this Credit Agreement and all Loan Documents and that the provisions herein contained shall not be construed against either Borrowers or Lenders as having been the person or persons responsible for the preparation thereof;

                 (f)    The   terms  "herein",  "hereunder",
"hereby", "hereto", "hereof" and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term
      "heretofore"  means before the date  of  execution  of this Credit Agreement; and the term "hereafter" means after the date of the execution of this Credit Agreement;

                (g)   All accounting terms used herein which
are not otherwise specifically defined shall be used in accordance with GAAP;

                (h)  If any clause, provision or Section  of
this Credit Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof;

                (i)  Each reference to this Credit Agreement
or any other Loan Document or any of them, as used in this Credit Agreement or in any other Loan Document, shall be deemed a reference to this Credit Agreement or such Loan Document, as applicable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time; and

                (j)   Every  affirmative duty, covenant  and
obligation of Borrowers hereunder shall be equally applicable to each of the Borrowers individually and where the context would result in the best interests or rights of Banks shall be construed to mean "Borrowers or any of them" or "Borrowers and each of them", as applicable.

           Section 1.03. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the Notes and in each Loan Document and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

          Section 1.04. Cross-References. Unless otherwise specified, references in this Credit Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

            Section 1.05. Exhibits and Schedules. All Exhibits and Schedules to this Credit Agreement, either as
      originally existing or as the same may  from  time  to time be supplemented, modified or amended, are incorporated herein by this reference.

                         ARTICLE II

     AMOUNT, TERMS AND SECURITY OF THE BANK FACILITIES

          Section 2.01.  The Credit Facility.

                a.    Subject to the conditions and upon the
terms hereinafter set forth and in accordance with the terms and provisions of the Revolving Credit Note on and after the Closing Date Lenders severally agree in the proportions set forth on the Schedule of Lenders' Proportions in Credit Facility to lend and advance Borrowings to Borrowers, up to the Maximum Permitted Balance, the Closing Disbursements on the Closing Date and such amounts as Borrowers may request by: (i) Notice of Borrowing duly executed by an Authorized Officer and delivered to Agent Bank from time to time during the Revolving Credit Period as provided in Section 2.03, subject to the uses and purposes set forth in Section 2.02, and (ii) Construction Disbursement Request during the Construction Period duly executed by an Authorized Officer and delivered to Agent Bank from time to time, together with all other requirements as provided in Section 2.09 and
Article IX.

                b.    Subject  to the uses and purposes  set
forth in Section 2.02, on and after the Closing Date Borrowers may borrow, repay and reborrow the Borrowings up to the Available Borrowings from time to time. Provided, however, amounts of Funded Outstandings bearing interest with reference to a LIBO Rate shall be subject to Breakage Charges incident to prepayment. The Credit Facility shall be for a term commencing on the Closing Date and terminating on the Maturity Date. In no event shall any Lender be liable to fund any amounts under the Credit Facility in
excess  of  its  respective  Syndication  Interest  in   any
Borrowing.

               c. Notwithstanding the Scheduled Reductions to the Maximum Permitted Balance as set forth on the Aggregate Commitment Reduction Schedule, Borrowers may voluntarily further reduce the Maximum Permitted Balance from time to time (a "Voluntary Reduction") on the following conditions:

                    (i)   that each such Voluntary Reduction
          be in the minimum amount of Ten Million Dollars ($10,000,000.00) and made in writing by an
                Authorized Officer, effective on  the  fifth
          (5th)  Banking Business Day following  receipt  by
          Agent Bank;

                    (ii)  that each such Voluntary Reduction
          shall be irrevocable and a permanent reduction to the Maximum Permitted Balance; and

                     (iii)  no  Voluntary Reduction  of  the
          Maximum Permitted Balance shall relieve or otherwise defer the making of each Scheduled Reduction on each Reduction Date, it being understood that each Scheduled Reduction shall be made on each Reduction Date to the Maximum Permitted Balance as it may be reduced by each Voluntary Reduction.

                  d.     Notwithstanding   anything   herein
contained to the contrary, the Maximum Permitted Balance shall be limited to the Availability Limit, as determined from time to time. If on any Availability Determination
Date, the Aggregate Outstandings are in excess of the Availability Limit:

                    (i)   Borrowers shall not be entitled to
          any further Borrowings, Construction Disbursements or Swingline Advances until the Availability Limit is demonstrated to be in excess of the Aggregate Outstandings as of a subsequent Availability Determination Date, and then only to the extent of such excess;

                     (ii)  so long as no Default or Event of
          Default shall have occurred and remains continuing, Aggregate Outstandings in excess of the Availability Limit need not be repaid unless as of the next occurring Availability Determination Date (the "Second Determination Date") the Aggregate Outstandings continue to exceed the Availability Limit in which event the Borrowers shall reduce the Aggregate Outstandings to no more than the most recently determined Availability Limit on or before thirty (30) days following the Second Determination Date; and

                    (iii) notwithstanding the provisions set
          forth in subparagraph (ii) hereinabove, if a Default or Event of Default shall have occurred and
                remains continuing, then the Borrowers shall
          cause the Aggregate Outstandings to be reduced to no more than the most recently determined Availability Limit on or before the Banking Business Day following such Availability Determination Date.

                e.    Other than limitations as a result  of
the Availability Limit determined under Section 2.01(d), no limitation of the Maximum Permitted Balance shall relieve or otherwise defer the making of each Scheduled Reduction on each Reduction Date. In the event the Maximum Permitted Balance is less than the Maximum Scheduled Balance as of any Reduction Date, to the extent the difference is a result of the Availability Limit determined under Section 2.01(d), the Scheduled Reduction shall only reduce the Maximum Scheduled Balance. In all other instances, the amount of each Scheduled Reduction shall further reduce the Maximum Permitted Balance by the amount of such Scheduled Reduction. In no event shall the Maximum Permitted Balance exceed the Maximum Scheduled Balance as of Reduction Dates set forth on the Aggregate Commitment Reduction Schedule.

                f.    In  addition  to the requirements  set
forth in Section 2.01(d), in the event any Scheduled Reduction or Voluntary Reduction reduces the Maximum Permitted Balance to less than the sum of the Aggregate
Outstandings, the Borrowers shall, except as otherwise provided in Section 2.01(d)(ii) and (iii), on or before the next ensuing Banking Business Day cause the Aggregate Outstandings to be reduced by such amount as may be necessary to cause the Aggregate Outstandings to be equal to or less than the Maximum Permitted Balance.

           Section  2.02.   Use of Proceeds  of  the  Credit
Facility.   Available  Borrowings  shall  be  used  for  the
purposes of:

                a.    On the Closing Date (collectively  the
"Closing Disbursements"):

                (i)    paying in full all loans and advances
          outstanding under the Existing Bank Loan and the WFB Loan as of the Closing Date;

                (ii)   paying  to Rebeil and Magliarditi  or
          reimbursing ACI for the payment to Rebeil and Magliarditi of up to a maximum aggregate amount of Four Million Dollars ($4,000,000.00) pursuant to the terms of the Gem Settlement Agreement; and

                (iii)  paying in full the Upfront  Fee,  the
          costs, fees and expenses of Title Insurance Companies incurred in connection with the issuance of the Title Insurance Policies, the costs, fees and expenses of the attorneys for Borrowers and the costs, fees and expenses of Henderson & Nelson, attorneys for Agent Bank, and associate counsel and insurance consultants retained by them incurred to the Closing Date.

               b.    During the Construction Period:

                 (i)    funding  Construction  Disbursements
          under the Construction Loan Subfacility, subject to the terms and conditions set forth in Section
          2.09 and Article IX of the Credit Agreement;

               (ii)  funding the cost of acquiring a portion
          or portions of the Option Property, subject to the terms and conditions set forth in Article III D of the Credit Agreement.

               c.    Subsequent to the Completion Date:

                (i)    funding  the repayment  of  Swingline
          Advances as provided in Section 2.08;

                (ii)   funding working capital needs of  the
          Borrower  Consolidation  relating  to  the  Casino
          Facilities;

                (iii)  funding  ongoing Capital  Expenditure
          requirements   of   the   Borrower   Consolidation
          relating to the Casino Facilities; and

               (iv)  funding the cost of acquiring a portion
          or portions of the Option Property, subject to the terms and conditions set forth in Article III D of the Credit Agreement.

           Section 2.03.   Notice of Borrowings and Interest
Rate Options.

                a.     An Authorized Officer may give  Agent
Bank, no later than 11:00 a.m. on any Banking Business Day at Agent Bank's office specified in Section 2.07, three (3) full Banking Business Days prior written notice in the form of the Notice of Borrowing ("Notice of Borrowing"), a copy of which
      is  marked  "Exhibit E", affixed hereto  and  by  this reference incorporated herein and made a part hereof, for each proposed Borrowing to be made with reference to a LIBO Rate and at least two (2) full Banking Business Days prior notice for all other Borrowings, specifying the date and amount of each proposed Borrowing. Borrowings made pursuant to a Construction Disbursement Request shall be Base Rate Loans as of the applicable Funding Date and shall be made in accordance with the provisions of Section 2.09(a). Agent Bank shall give prompt notice of all Borrowings to Lenders of the amount to be funded and specifying the Funding Date. Not later than 9:00 o'clock a.m. on the Funding Date specified, each Lender shall disburse to Agent Bank the Pro Rata Share of the amount to be advanced by Lenders in lawful money of the United States of America and in immediately available funds. Agent Bank shall make the proceeds of such fundings that it receives from the Lenders on or before 11:00 o'clock a.m. available to Borrowers by depositing, prior to 1:00 o'clock p.m. on the day so received (but not prior to the Funding Date), the amounts received from the Lenders in the Designated Deposit Account maintained with Agent Bank. No Borrowing may exceed the Available Borrowings. Each Borrowing shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in increments of One Hundred Thousand Dollars ($100,000.00). Borrowers shall be entitled to no more than one (1)
Construction Disbursement during each month during the Construction Period and no more than three (3) Borrowings during each calendar month following the Completion Date, exclusive of Borrowings made for the sole purpose of funding repayment of a Swingline Advance.

                b.     The failure of any Lender to fund its
Pro Rata Share of any Borrowing on any Funding Date shall neither relieve any other Lender of any obligation hereunder to fund its Pro Rata Share of such Borrowing on such Funding Date nor relieve such Lender which has failed to fund its Pro Rata Share of its obligations to Borrowers hereunder. No Lender shall be responsible for the failure of any other Lender to fund its Pro Rata Share of such Borrowing on any Funding Date nor shall any Lender be responsible for the failure of any other Lender to perform its respective obligations hereunder.

           Section 2.04. Conditions of Borrowings. During the Revolving Credit Period, Borrowings, other than Borrowings made at the request of Agent Bank for the purpose of funding repayment of Swingline Outstandings as hereinafter provided, will only be made so long as Borrowers are in full compliance with each of the requirements and conditions precedent set
      forth  in  Article  III B of  this  Credit  Agreement.
Provided, however, upon the consent of Requisite Lenders, Lenders shall advance Borrowings notwithstanding the existence of less than full compliance with the requirements of Article III B and Borrowings so made shall be deemed to have been made pursuant to this Credit Agreement.

           Section  2.05.    The Revolving Credit  Note  and
Interest Rate Options.

                a.     The  Credit Facility shall be further
evidenced by the Revolving Credit Note payable to the order of Agent Bank on behalf of the Lenders. Agent Bank shall record manually or electronically the date and amount of each Borrowing advanced by the Lenders together with the applicable LIBOR Loan Interest Period in the case of portions of the unpaid principal under the Credit Facility bearing interest with reference to a LIBO Rate, and the amount of each repayment of principal made thereunder by Borrowers and the entry of such records shall be conclusive absent manifest or demonstrable error; provided, however, the failure to make such a record or notation with respect to any Borrowing or repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Revolving Credit Note.

                b.     Interest shall accrue on  the  entire
outstanding principal balance at a rate per annum equal to the Base Rate plus the Applicable Margin, unless Borrowers request a LIBOR Loan pursuant to Section 2.03 or elect pursuant to Section 2.05(c) hereinbelow to have interest accrue on a portion or portions of the outstanding principal balance at a LIBO Rate ("Interest Rate Option"), in which case interest on such portion or portions shall accrue at a rate per annum equal to such LIBO Rate plus the Applicable Margin, as long as: (i) each such LIBOR Loan is in a minimum amount of Five Million Dollars ($5,000,000.00) and in minimum increments of One Million Dollars ($1,000,000.00), and (ii) no more than five (5) LIBOR Loans may be outstanding at any one time. Interest accrued on each Base Rate Loan shall be due and payable on the first day of the month following the Closing Date, on the first day of each successive month thereafter, and on the Maturity Date. For each LIBOR Loan, accrued interest shall be due and payable at the end of each Interest Period applicable thereto, but in any event no less frequently than at the end of each three (3) month period during the term of such LIBOR Loan. Except as qualified above, the outstanding principal balance hereunder may be a Base Rate
      Loan  or  one or more LIBOR Loans, or any  combination thereof, as Borrowers shall specify.

               c. Borrowers may Convert from one Interest Rate Option to another Interest Rate Option by giving irrevocable notice to Agent Bank of such Conversion by 10:00 A.M., on a day which is at least three (3) Banking Business Days prior to the proposed date of such Conversion to each LIBOR Loan or two (2) Banking Business Days prior to the proposed date of such Conversion to each Base Rate Loan. Each such notice shall be made by an Authorized Officer by telephone or telex and thereafter immediately confirmed in writing by delivery to Agent Bank of a Continuation/Conversion Notice specifying the date of such Conversion, the amounts to be so Converted and the initial Interest Period if the Conversion is to a LIBOR Loan. Upon receipt of such Continuation/Conversion Notice, Agent Bank shall promptly set the applicable interest rate (which in the case of a LIBOR Loan shall be the LIBO Rate plus the Applicable Margin as of the second Banking Business Day prior to the first day of the applicable Interest Period) and the applicable Interest Period if the Conversion is to a LIBOR Loan and shall confirm the same in writing to Borrowers and Lenders. Each Conversion shall be on a Banking Business Day. No LIBOR Loan shall be converted to a Base Rate Loan or renewed on any day other than the last day of the current Interest Period relating to such amounts outstanding unless Borrowers pay any applicable Breakage Charges. All Borrowings advanced at the request of Agent Bank under Sections 2.08 or 2.09 of the Credit Agreement shall bear interest with reference to the Base Rate plus the Applicable Margin, subject to Borrowers' right to Convert such Borrowing to a LIBOR Loan or LIBOR Loans as provided herein. If Borrowers fail to give a Continuation/Conversion Notice for the continuation of a LIBOR Loan as a LIBOR Loan for a new Interest Period in accordance with this Section 2.05(c), such LIBOR Loan shall automatically become a Base Rate Loan at the end of its then current Interest Period.

               d. Each interest period (each individually an "Interest Period" and collectively the "Interest Periods") for a LIBOR Loan shall commence on the date such LIBOR Loan is made or the date of Conversion of any amount or amounts of the outstanding Borrowings hereunder to a LIBOR Loan, as the case may be, and shall end on the date which is one (1), two (2), three (3) or six (6) months thereafter, as elected by Borrowers. However, no Interest Period may extend beyond the Maturity Date. Each Interest Period for a LIBOR Loan shall commence and end on a Banking Business Day. If any Interest
      Period  commences on a date  for  which  there  is  no corresponding date in the month in which it is scheduled to end, such Interest Period shall end on the last Banking Business Day of such month. If any Interest Period would otherwise expire on a day which is not a Banking Business Day, the Interest Period shall be extended to expire on the next succeeding Banking Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Banking Business Day.

                e.    The applicable LIBO Rate and Base Rate
shall  be  determined by the Agent Bank, and notice  thereof
shall  be  given  promptly to Borrowers and  Lenders.   Each
determination of the applicable Base Rate and LIBO Rate shall be conclusive and binding upon the Borrowers, in the absence of manifest or demonstrable error. The Agent Bank shall, upon written request of Borrowers or any Lender, deliver to Borrowers or such Lender, as the case may be, a statement showing the computations used by the Agent Bank in determining any rate hereunder.

                f.     Computation of interest on  all  Base
Rate Loans and LIBOR Loans shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed. The applicable Base Rate shall be effective the same day as a change in the Base Rate is announced by WFB as being effective.

               g.    If with respect to any Interest Period,
(a) the Agent Bank reasonably determines (which determination shall be binding and conclusive on Borrowers) that by reason of circumstances affecting the inter-bank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or (b) Requisite Lenders advise Agent Bank that the LIBO Rate as determined by Agent Bank will not adequately and fairly reflect the cost to such Lenders of maintaining or funding, for such Interest Period, a LIBOR Loan, then so long as such circumstances shall continue: (i) Agent Bank shall promptly notify Borrowers thereof, (ii) the Agent Bank shall not be under any obligation to make a LIBOR Loan or Convert a Base Rate Loan into a LIBOR Loan for which such circumstances exist, and (iii) on the last day of the then current Interest Period, the LIBOR Loan for which such circumstances exist shall, unless then repaid in full, automatically Convert to a Base Rate Loan.

               h.    Notwithstanding any other provisions of
the Credit Agreement, if, after the Closing Date, any law, rule, regulation, treaty, interpretation or directive (whether having the force of law or not) or any change therein shall make it unlawful for any Lender to make or maintain LIBOR Loans, then (i) the commitment and agreement to maintain LIBOR Loans as to such Lender shall immediately be suspended, and (ii) unless required to be terminated earlier, LIBOR Loans as to such Lender, if any, shall be Converted on the last day of the then current Interest Period applicable thereto to Base Rate Loans. If it shall become lawful for such Lender to again maintain LIBOR Loans, then Borrowers may once again as to such Lender request Conversions to the LIBO Rate. During any period of such suspension, such Lender shall make Base Rate Loans.

                i.     The Borrowers agree that upon written
notice by: (y) Agent Bank or (z) any Lender to the Borrowers (with a copy of such notice concurrently delivered to Agent
Bank) to the effect that a promissory note or other evidence of indebtedness is required for such Lender by a Governmental Authority, banking regulatory agency or regulatory audit in order for such Lender to evidence (whether for the purposes of pledge, enforcement or otherwise) the Borrowings owing to, or to be made by, such
Lender:

                       (i)   The  Borrowers  shall  promptly
          execute and deliver to each Lender a promissory note payable to the order of each such Lender (each individually a "Replacement Note" and collectively the "Replacement Notes") in the form of the Revolving Credit Note in the amount of each Lender's respective Syndication Interest in the Credit Facility subject to Scheduled Reductions to be allocated amongst Lenders in accordance with their respective Syndication Interests;

                      (ii)  The Replacement Notes shall,  in
          the aggregate, fully replace the Revolving Credit Note and each reference to the Revolving Credit
          Note in this Credit Agreement and each of the Loan Documents shall be deemed to be a collective reference to the Replacement Notes;

                       (iii)   Borrowings,   Interest   Rate
          Options, Fixed Rate Notices and all other provisions for the disbursement of funds, setting of interest rates and collection of repayments of interest and
                principal shall continue to be made by Agent
          Bank as the administrative and collateral agent for the Lenders in the same manner and to the same extent as provided in the Revolving Credit Note and this Credit Agreement as fully applicable to each of the Replacement Notes;

                      (iv)  the Agent Bank, upon the consent
          of Requisite Lenders, shall cause the Title Insurance Company to issue, at the expense of
          Borrowers, such endorsements to the Title Insurance Policies as may be reasonably necessary to assure the aggregate obligation evidenced by the Replacement Notes is secured by the Deed of Trust with the same coverage and priority as the obligation evidenced by the Revolving Credit Note; and

                      (v)  Concurrently with the delivery of
          the Replacement Notes, Agent Bank shall return the original Revolving Credit Note to Borrower marked as superseded and replaced by the Replacement Notes.

           Section 2.06. Security for the Credit Facility. As security for the due and punctual payment and performance of the terms and provisions of this Credit Agreement, the Notes and all of the other Loan Documents, the Security Documentation shall be executed and delivered, as of the Closing Date, by the respective parties to each of the Security Documentation.

          Section 2.07.   Place and Manner of Payment.

               a. All amounts payable by Borrowers to the Lenders or Agent Bank on behalf of Lenders pursuant to the Credit Facility shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds. Other than in connection with:
(i) the Scheduled Reductions of principal, or (ii) principal payments which may be required to decrease the Aggregate Outstandings to an amount equal to or less than the Maximum Permitted Balance, or (iii) principal payments to increase the Available Borrowings to an amount equal to or in excess of Construction Completion Costs as of any date of determination, Borrowers shall not make repayments ("Principal Prepayments") of the outstanding balance of principal owing under the Revolving Credit Note more frequently than three such Principal Prepayments during each calendar month. Each such
      Principal Prepayment shall be in a minimum  amount  of
Ten Million Dollars ($10,000,000.00) and in increments of One Million Dollars ($1,000,000.00) during the Construction Period and thereafter in a minimum amount of Five Million Dollars ($5,000,000.00) and in increments of One Million Dollars ($1,000,000.00).

                b.     All such amounts payable by Borrowers
shall be made to Agent Bank at its office located at Wells Fargo Bank, Syndications Division, 201 Third Street, Eighth Floor, San Francisco, California 94103, or at such other address as may be directed in writing by Agent Bank from time to time. If such payment is received by Agent Bank prior to 11:00 o'clock a.m., Agent Bank shall credit Borrowers with such payment on the day so received and shall promptly disburse to the appropriate Lenders on the same day the Pro Rata Share of payments relating to the Credit Facility, in immediately available funds. If such payment is received by Agent Bank after 11:00 o'clock a.m., Agent Bank shall credit Borrowers with such payment as of the next Banking Business Day and disburse to the appropriate Lenders on the next Banking Business Day such Pro Rata Share of such payment relating to the Credit Facility in immediately available funds. Any payment on the Credit Facility made by Borrowers to Agent Bank pursuant to the terms of this Credit Agreement or the Revolving Credit Note for the account of Lenders shall constitute payment to the appropriate Lenders. If the Revolving Credit Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

                c.     The outstanding principal owing under
the Credit Facility and the Revolving Credit Note may, subject to Section 2.07(a), be prepaid at any time in whole or in part without penalty, provided, however, that any portion or portions of the unpaid principal balance which is accruing interest at a LIBO Rate may only be prepaid or repaid on the last day of the applicable Interest Period unless Borrowers give three (3) days prior written notice to Agent Bank and additionally pay concurrently with such prepayment or repayment such additional amount or amounts as will compensate Lenders for any losses, costs or expenses which they may incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by the liquidation or reemployment of
      deposits  or other funds acquired by  such  Lender  to fund or maintain such LIBOR Loan ("Breakage Charges"). A certificate of a Lender as to amounts payable hereunder shall be conclusive and binding on Borrowers for all purposes, absent manifest or demonstrable error. Any calculation hereunder shall be made on the assumption that each Lender has funded or will fund each LIBOR Loan in the London interbank market; provided that no Lender shall have any obligation to actually fund any LIBOR Loan in such manner.

                d.     Unless the Agent Bank receives notice
from an Authorized Officer prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent Bank may assume that the Borrowers have made such payment in full to the Agent Bank on such date in immediately available funds and the Agent Bank may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent Bank, each Lender shall repay to the Agent Bank on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                e.   If,  other  than as expressly  provided
elsewhere herein, any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Syndication Interest, such Lender shall immediately (a) notify the Agent Bank of such fact, and (b) purchase from the other Lenders such participations in the Credit Facility as shall be necessary to cause such purchasing Lender to share the excess payment with each of them in proportion to their respective Syndication Interests; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of
      payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Agent Bank will keep records (which shall be conclusive and binding in the absence of manifest or demonstrable error) of each participation purchased under this section and will in each case notify the Lenders following any such purchases or repayments.

          Section 2.08.   The Swingline Facility.

                a.    Subject to the conditions and upon the
terms hereinafter set forth and in accordance with the terms and provisions of the Swingline Note subsequent to the Completion Date, Swingline Lender agrees to lend and advance Swingline Advances to Borrowers in the amounts and at the times provided below.

                b.   With respect to each proposed Swingline
Advance, an Authorized Officer shall no later than 11:00 a.m. of the date for such proposed Swingline Advance give Swingline Lender written notice in the form of the Notice of Swingline Advance ("Notice of Swingline Advance"), a copy of which is marked "Exhibit E", affixed hereto and by this reference incorporated herein and made a part hereof, specifying the requested amount to be funded. Swingline Lender shall deposit such amounts as Borrowers may request into the Designated Deposit Account in lawful money of the United States of America in immediately available funds, provided, that: (i) after giving effect to such Swingline Advance, the Swingline Outstandings do not exceed Five Million Dollars ($5,000,000.00), (ii) the amount requested does not exceed the Available Borrowings, (iii) the Completion Date shall have occurred, and (iv) no Default or Event of Default has occurred and remains continuing. Within the foregoing limitations, Borrowers may borrow, repay and reborrow under the Swingline Facility. Each Swingline Advance shall be in an integral multiple of One Hundred Thousand Dollars ($100,000.00). Promptly after receipt of each request for a Swingline Advance, Swingline Lender shall obtain telephonic verification from Agent Bank that, giving effect to such request, the amount of such request does not exceed the Available Borrowings (such verification to be promptly confirmed in writing). Unless Borrowers are notified to the contrary by the Swingline Lender, each repayment of a Swingline Advance shall be in an amount which is an integral multiple of One Hundred Thousand Dollars ($100,000.00), together with the accrued interest thereon. The Swingline Lender shall promptly
      notify  the  Agent Bank of the Swingline  Outstandings each time there is a change therein.

                 c.    Each  Swingline  Advance  shall  bear
interest at the Base Rate plus the Applicable Margin and shall be payable at the times and in the manner set forth below and, in any event, on or before ten (10) days prior to the Maturity Date. In the event any Swingline Advance is outstanding for thirty (30) consecutive calendar days, then on the next Banking Business Day (unless Borrowers have made other arrangements acceptable to the Swingline Lender to pay the Swingline Outstanding in full or to continue such Swingline Outstanding), Borrowers shall request a Borrowing under the Credit Facility in an amount sufficient to pay the applicable Swingline Advance in full, together with all interest accrued thereon. Upon receipt of the amount of the Borrowing from the Lenders, the Agent Bank shall provide such amount to the Swingline Lender for repayment of the applicable Swingline Advance and the balance of the Borrowing, if any, shall be deposited in immediately available funds to the Designated Deposit Account. In the event Borrowers fail to request a Borrowing within the period specified above, Agent Bank shall, without notice to the Borrowers and without regard to any other conditions precedent for the making of Borrowings under the Credit
Facility, including, without limitation the remedies set forth in Section 7.02, promptly (but subject to the notice periods for Borrowings set forth in Section 2.03) cause a Borrowing to be made and funded by the Lenders under the Credit Facility in the amount necessary to pay the applicable Swingline Advance in full, together with all interest accrued thereon, to the extent of Available Borrowings, and the Borrowers shall be deemed to have requested such Borrowing and consented to its being made as provided for herein.

                d.    Each  Lender's obligation  to  advance
Borrowings in the proportionate amount of its Syndication Interest in the Credit Facility of any unreimbursed Swingline Outstandings pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Borrowing in a proportionate amount of such Lender's Syndication Interest of any unreimbursed Swingline Outstandings shall neither relieve any other Lender of its obligation hereunder to advance such Borrowing in the amount of such other Lender's proportionate Syndication Interest of such amount, nor relieve the Lender which has failed to fund of its obligations to Borrowers hereunder. The Borrowers agree to accept the Borrowings for payment of
      Swingline   Outstandings  as   provided   hereinabove,
whether or not such Borrowings could have been made pursuant to the terms of Article III B, or any other section of this Credit Agreement.

          Section 2.09.   Construction Loan Subfacility.

                a.    Subject to the conditions and upon the
terms hereinafter set forth and in accordance with the terms and provisions of the Revolving Credit Note, Lenders severally agree to advance Construction Disbursements to
Borrowers up to the Maximum Availability in proportion to their respective Syndication Interests in such amounts as Borrowers may request from time to time by Construction Disbursement Request, pursuant to Article IX of this Credit Agreement. Borrowers shall use the proceeds of the Construction Loan Subfacility to finance, construct, furnish and equip the ACLVI Project on the ACLVI Real Property to pay other costs and expenses permitted herein related to the financing, furnishing, equipping and construction of the ACLVI Project and otherwise as contemplated or permitted herein for the ACLVI Project, all as more particularly described in the Construction Budgets. Borrowers may use proceeds of the Construction Loan Subfacility to finance the acquisition cost of portions of the Option Property subject to the terms and conditions set forth in Article III D of this Credit Agreement.

                b.    Each  Lender's obligation  to  advance
Construction Disbursements in the proportionate amount of its Pro Rata Share is several, and not joint or joint and several. The failure of any Lender to perform its obligation to advance a Construction Disbursement in a proportionate amount of such Lender's Pro Rata Share will not relieve any other Lender of its obligation hereunder to advance such Construction Disbursement Borrowing in the amount of such other Lender's Pro Rata Share, nor relieve the Lender which has failed to fund of its obligations to Borrowers hereunder.

          Section 2.10.   Fees.

                a.    On the Closing Date and on each  other
applicable date, Borrowers shall pay the fees as required in the Fee Side Letter, each of such fees to be retained by Agent Bank or distributed to Lenders as agreed between Agent Bank and each Lender.

                 b.     Commencing  on  the   first   annual
anniversary of the Closing Date, Borrowers shall be obligated to pay a quarterly nonusage fee (the "Nonusage Fee") to the
      Agent  Bank  for  the  account  of  Lenders   in   the
proportions of their respective Syndication Interests based on the Leverage Ratio, determined as of the end of the immediately prior Fiscal Quarter with reference to the Borrower Consolidation, in accordance with the following schedule:

                          Leverage                  Nonusage
                           Ratio                   Percentage

                    Less than 2.0 to 1.0              .375%

                    Equal to or
                    greater than 2.0 to 1.0           .500%

The Nonusage Fee shall begin to accrue on the first anniversary of the Closing Date and shall be calculated as of the last day of each Fiscal Quarter thereafter occurring as the product of (i) the applicable Nonusage Percentage determined as set forth above, multiplied by (ii) as of the end of such Fiscal Quarter, the daily average during such Fiscal Quarter (except with respect to the Fiscal Quarter in which the first annual anniversary of the Closing Date occurs, which shall be calculated with reference to the daily average during such Fiscal Quarter only for those number of days following the first annual anniversary of the Closing Date) of the Maximum Permitted Balance without
regard   to   any   Availability  Limit   as   provided   in
Section 2.01(d), less the daily average during such Fiscal Quarter of the Funded Outstandings, all on the basis of a three hundred sixty (360) day year. Each Nonusage Fee shall be payable in arrears on a quarterly basis on or before ten
(10) Banking Business Days following the end of each Fiscal Quarter commencing with the Fiscal Quarter in which the first annual anniversary of the Closing Date occurs, and upon termination of this Credit Agreement, whether at maturity, by acceleration or otherwise. Each Nonusage Fee shall be promptly distributed by Agent Bank to Lenders in proportion to their respective Syndication Interests in the Credit Facility.

          Section 2.11.  Late Charges and Default Rate.

                a.    If any payment due under the Revolving
Credit Note is not paid within one (1) Banking Business Day after receipt by Borrowers of written notice of such nonpayment from Agent Bank, Borrowers promise to pay a late charge in the amount of three percent (3%) of the amount of such delinquent payment and Agent Bank need not accept any late payment made unless it is accompanied by such three
      percent  (3%) late payment charge.   Any  late  charge
shall  be  paid to Lenders in proportion to their respective
Syndication Interests.

                b.    In  the event of the existence  of  an
Event of Default, commencing on the first (1st) Banking Business Day following the receipt by Borrowers of written notice of the occurrence of such Event of Default from Agent Bank, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under each of the Notes shall commence accruing interest at a rate equal to two percent (2.0%) over the interest rate otherwise applicable to such Note (the "Default Rate") until all Events of Default which may exist have been cured, at which time the interest rate shall revert to the rate of interest otherwise accruing pursuant to the terms of such Note.

                c.    In the event of the occurrence  of  an
Event  of  Default,  Borrowers agree to pay  all  reasonable costs of collection, including the reasonable attorneys' fees incurred by Agent Bank, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such Event of Default. In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Revolving Credit Note, the Borrowers agree that any judgment issued as a consequence of such action against Borrowers shall bear interest at a rate equal to the Default Rate until fully paid.

           Section 2.12. Net Payments. All payments under this Credit Agreement, the Revolving Credit Note and/or the Swingline Note shall be made without set-off, counterclaim, recoupment or defense of any kind and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any
Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of any Lender pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Credit Agreement and the Notes. A certificate as to any additional amounts payable to the Lenders under this Section 2.12 submitted to the Borrowers by the Lenders shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive
      absent  manifest or demonstrable error.   Any  amounts
payable by the Borrowers under this Section 2.12 with respect to past payments shall be due within ten (10) days following receipt by the Borrowers of such certificate from the Lenders; any such amounts payable with respect to future payments shall be due within ten (10) days after demand with such future payments. With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to the Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lenders) to establish any tax credit to which the Lenders may be entitled.

          Section 2.13. Increased Costs. If after the date hereof the adoption of, or any change in, any applicable law, rule or regulation (including without limitation Regulation D of the Board of Governors of the Federal Reserve System and any successor thereto), or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any future request or future directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

                a.    Shall subject any Lender to  any  tax,
duty or other charge with respect to the Credit Facility, the Revolving Credit Note, the Swingline Note or such Lender's obligation to make any funding of the Credit Facility, or shall change the basis of taxation of payments to such Lender of the principal of, or interest on, the Credit Facility or any other amounts due under the Revolving Credit Note and/or the Swingline Note in respect of the
Credit Facility or such Lender's obligation to fund the Credit Facility (except for changes in the rate of tax on the overall net income of such Lender imposed by the United States or any Governmental Authority pursuant to the income tax laws of the United States or any State, or the jurisdiction where each Lender's principal office is located); or

                b.   With respect to the Credit Facility  or
the obligation of the Lenders to advance Borrowings under the Credit Facility, shall impose, modify or deem applicable any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capitalization, capital adequacy or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

                c.    Shall impose on any Lender  any  other
condition  affecting  the  Credit  Facility,  the  Revolving
Credit   Note  or  such  Lender's  obligation   to   advance
Borrowings under the Credit Facility;

and the result of any of the foregoing, as set forth in subsections (a), (b) or (c) is to increase the cost to (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, to impose a cost on) such Lender of making or maintaining the Credit Facility, or to reduce the amount of any sum or rate of return received or receivable by such Lender under the Revolving Credit Note, then within ten (10) days after demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis of such demand), the Borrowers shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such increased cost (or in the case of Regulation D or reserve requirements referred to above or a successor thereto, such costs which may be imposed upon such Lender) or such reduction of any sum or rate of return received or receivable under the Revolving Credit Note. A certificate as to any additional amounts payable to any Lender under this Section 2.13 submitted to the Borrowers by such Lender shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Each Lender agrees to use its reasonable efforts not materially disadvantageous to it (in its reasonable determination) to minimize such increased or imposed costs or such reduction.

          Section 2.14.   Mitigation; Exculpation.

               a. Each Lender agrees that it will promptly notify the Borrowers in writing upon its becoming aware that any payments are to become due to it under this Credit
Agreement pursuant to Section 2.12 or 2.13. Each Lender further agrees that it will use reasonable efforts not materially disadvantageous to it (in its reasonable determination) in order to avoid or minimize, as the case may be, the payment by the Borrowers of any additional amounts pursuant to Section 2.12 or 2.13. Each Lender represents, to the best of its knowledge, that as of the Closing Date no such amounts are payable to it.

                b.    Borrowers shall not be liable  to  any
Lender for any payments under Section 2.12 or 2.13 arising to the extent of such Lender's gross negligence or wilful
      misconduct  or breach of any laws  (other  than  as  a result of Borrowers' breach), or for amounts which were incurred more than ninety (90) days prior to the date Borrowers are notified of the incurrence of such amount.

                        ARTICLE III

          CONDITIONS PRECEDENT TO THE CLOSING DATE

          A. Closing Conditions. The obligation of each of the Banks to fund any Closing Disbursement under the Bank Facilities is subject to the following conditions precedent, each of which shall be satisfied on or before July 31, 1997 (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise). The occurrence of the Closing Date is subject to and contingent upon Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, or in the case of an occurrence, action or event, the occurrence of, each of the following:

            Section   3.01.    Credit  Agreement.   Executed
counterparts   of  this  Credit  Agreement   in   sufficient
duplicate originals for Borrowers and each of the Banks.

          Section 3.02.   The Notes.

                a.   The Revolving Credit Note duly executed
by the Borrowers, payable to the order of Agent Bank, on behalf of the Lenders.

                b.   The Swingline Note duly executed by the
Borrowers, payable to the order of Swingline Lender.

            Section  3.03.    Security  Documentation.   The
Security  Documentation  duly executed  by  each  applicable
Borrowers  or  other  party  thereto,  consisting   of   the
following:

                 With   Respect  to  the  CPI   Hotel/Casino
Facilities

               a.   CPI Deed of Trust;

               b.   CPI Financing Statements;

                 c.     CPI   Assignment   of   Spaceleases,
Contracts, Rents and Revenues;

                d.   CPI Assignment of Permits, Licenses and
Contracts;

                 With  Respect  to  the  ACLVI  Hotel/Casino
Facility

               e.   ACLVI Deed of Trust;

               f.   ACLVI Financing Statements;

                 g.     ACLVI   Assignment  of  Spaceleases,
Contracts, Rents and Revenues;

                h.    ACLVI Assignment of Permits,  Licenses
and Contracts;

                With  Respect  to the ACCBI  Riverboat/Hotel
Facilities

               i.   ACCBI Deed of Trust;

               j.   ACCBI Ship Mortgage;

               k.   ACCBI Financing Statements;

                l.    ACCBI Assignment of Permits,  Licenses
and Contracts;

                 m.     ACCBI   Assignment  of  Spaceleases,
Contracts, Rents and Revenues;

               n.   ACCBI Hotel Attornment Agreement;

               o.   ACCBI IDNR Attornment Agreement;

                p.    Restated GECC Intercreditor  Agreement
(only required if the GECC Ship Note is not fully paid concurrently or substantially concurrently with the Closing
Date);

                 q.     Restated   Equipment   Intercreditor
Agreement (only required if the ACCBI Equipment Loan is not fully paid concurrently or substantially concurrently with the Closing Date);

               With Respect to the ACVI Casino Facility

               r.   ACVI Casino Deed of Trust;

               s.   ACVI Hotel Deed of Trust;

               t.   ACVI Ship Mortgage;

               u.   ACVI Casino Financing Statements;

               v.   ACVI Hotel Financing Statements;

               w.   ACVI Assignment of Permits, Licenses and
Contracts;

                 x.     ACVI   Assignment  of   Spaceleases,
Contracts, Rents and Revenues;

               y.   Brady/Lum Estoppel Certificate;

               z.   Magnolia Estoppel Certificate;

               aa.  Morrison Estoppel Certificate;

               bb.  Trustmark Nondisturbance Agreement.

            Section  3.04.    Other  Loan  Documents.    The
following Loan Documents duly executed by Borrowers and each other applicable party thereto consisting of the following:

               a.   Environmental Certificate.

                 b.     Stock  Pledge  of  all  issued   and
outstanding stock of CPI, together with the delivery to Agent Bank, or into an escrow pending approval of the Nevada Gaming Authorities, of all stock certificates which are pledged thereunder;

                 c.     Stock  Pledge  of  all  issued   and
outstanding stock of ACLVI, together with the delivery to Agent Bank, or into an escrow pending approval of the Nevada Gaming Authorities, of all stock certificates which are pledged thereunder;

                 d.     Stock  Pledge  of  all  issued   and
outstanding stock of ACCBI, together with the delivery to Agent Bank, or into an escrow pending approval of the Iowa Gaming Authorities, if such approval is required, of all stock certificates which are pledged thereunder;

                 e.     Stock  Pledge  of  all  issued   and
outstanding stock of ACVI, together with the delivery to Agent Bank, or into an escrow pending approval of the Mississippi Gaming Authorities, if such approval is required, of all stock certificates which are pledged thereunder; and

               f.   Trademark Security Agreement.

          Section 3.05. Articles of Incorporation, Bylaws, Corporate Resolutions, Certificates of Good Standing and Closing Certificate. On or before the Closing Date, Agent Bank shall have received from each of the Borrowers: (i) a Certificate of Good Standing issued by the Secretary of State of the applicable state of incorporation and dated within thirty (30) Banking Business Days of the Closing Date, (ii) a copy of the articles of incorporation and by-laws certified to be true and correct by a duly Authorized Officer of each respective Borrower, (iii) an original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of each respective Borrower and attested to by its President, Vice President, or Treasurer authorizing Borrowers to enter into all documents and agreements to be executed by it pursuant to this Credit Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of each respective Borrower, (iv) designation by corporate certificate ("Authorized Officer Certificate"), substantially in the form of the Authorized Officer Certificate marked "Exhibit I", affixed hereto and by this reference incorporated herein and made a part hereof, of the officers of each respective Borrower who are authorized to give
Notices of Borrowing, Continuation/ Conversion Notices, Pricing Certificates, Availability Limit Certificates, Compliance Certificates, Notices of Swingline Advances, Construction Disbursement Requests and all other notices, requests, reports, consents, certifications and authorizations on behalf of each of the Borrowers and the Borrower Consolidation, each individually an "Authorized
Officer"  and  collectively the "Authorized  Officers",  and
(v) an original closing certificate ("Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit J", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Officer of Borrowers.

           Section 3.06. Opinion of Counsel. One or more opinions of counsel to the Borrowers, dated as of the Closing Date and addressed to the Agent Bank on behalf of itself and each of the Banks, together with their respective successors and assigns, substantially in the form of the legal opinion marked "Exhibit M", affixed hereto and by this reference incorporated herein and made a part hereof.

          Section 3.07.   Title Insurance Policies.   As  of
the Closing Date, the Title Insurance Policies (or proforma commitment for the issuance thereof) consistent with the requirements of the Closing Instructions.

           Section 3.08. Survey. Subject to exceptions approved by Lenders prior to the Closing Date, a current boundary and location survey for the ACLVI Real Property delivered to Agent Bank no less than ten (10) Banking Business Days prior to the Closing Date, which must (a) be certified to Agent Bank and the Title Insurance Company, (b) show the ACLVI Real Property to be free of encroachments, overlaps, and other survey defects, (c) show the courses and distances of the lot lines for the ACLVI Real Property, (d) show that all existing improvements are located within said lot and building lines, and (e) show the location of all above and below ground easements, improvements, appurtenances, utilities, rights-of-way, water rights and ingress and egress, by reference to book and page numbers and/or filed map reference. On or before the Closing Date, all other survey requirements of Title Insurance Company for the issuance of the ACLVI Title Insurance Policy.

            Section 3.09. Payment of Taxes. Evidence satisfactory to Agent Bank that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Collateral Properties have been paid in full.

           Section 3.10. Insurance. Copies of declaration pages of each insurance policy, certified to be true and correct in all respects by an Authorized Officer of Borrowers, together with original binders evidencing Borrowers as the named insured, and original certificates of insurance, loss payee and mortgagee endorsements naming Agent Bank as mortgagee, loss payee and additional insured as required by the insurance provisions set forth in
Section 5.09 of this Credit Agreement.

           Section 3.11. Payment of Fees and Existing Bank Loan and Occurrence of Senior Subordinated Notes Effective Date. Payment by Borrowers of that portion of the Upfront Fee and Agency Fee as provided in Sections 2.10(a) and 2.10(c). Payment in full of the Existing Bank Loan from the Closing Disbursement under the Credit Facility. As of the Closing Date, all Existing Bank Loan Security Documents and all Existing Intercompany Security Documents shall be fully released and reconveyed. The Senior Subordinated Notes
      Effective  Date  shall have occurred  and  Agent  Bank shall have received a fully executed copy of the Indenture.

           Section 3.12. Reimbursement for Expenses and Fees. Reimbursement by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Bank Facilities, including, but not limited to, escrow charges, title insurance premiums, environmental examinations, recording fees, appraisal fees, reasonable attorney's fees of Henderson & Nelson and Iowa, Mississippi and maritime co-counsel retained by them and insurance consultant fees, and all other like fees and expenses remaining unpaid as of the Closing Date to the extent then due and payable on the Closing Date, provided that the amount then invoiced shall not thereafter preclude Borrowers' obligation to pay such costs and expenses relating to the closing of the Bank Facilities following the Closing Date or to reimburse Agent Bank for the payment thereof.

           Section 3.13. Schedules of Spaceleases and Equipment Leases and Contracts. The Schedules of Spaceleases (Schedules 4.18(A) through (D)) and Equipment Leases and Contracts (Schedule 4.19(A) through (D)) in each instance setting forth the name of the other party thereto, a brief description of each spacelease, equipment lease and contract and the commencement and ending date thereof.

            Section  3.14.    Phase  I  Environmental   Site
Assessments.

                a.   A Phase I Environmental Site Assessment
or Assessments of the ACLVI Real Property prepared in conformance with the scope and limitations of ASTM Standard Designation E1527-93 and approved by Agent Bank. Any recommended action shall have been completed by Borrowers.

                  b.      Borrowers   hereby   confirm   the
representations contained in Sections 2.1 and 2.2 of the Environmental Certificate are true and correct in all respects.

           Section 3.15. Evidence of Right to Occupancy of Collateral Properties. A copy of the permanent certificate of occupancy issued by each applicable Governmental Authority, evidencing the right of the Borrower Consolidation to use and hold open for the use and occupancy of the public of the CPI Hotel/Casino Facilities, ACVI Casino Facility and ACCBI Riverboat/Hotel Facilities.

           Section 3.16.   Gaming Permits.  Copies of  those
Gaming Permits issued by each applicable Gaming Authority evidencing the right of the Borrower Consolidation to conduct gaming activities and games of chance at the CPI Hotel/Casino Facility, ACVI Casino Facility and the ACCBI Riverboat/Hotel Facility.

           Section  3.17.    Financial Statements.   Audited
financial statements of the Borrower Consolidation for the most recently ended Fiscal Year, to the extent the same have been prepared and are available.

            Section 3.18. Schedule of all Significant Litigation. A Schedule of Significant Litigation (Schedule 3.18) involving any member of the Borrower Consolidation, in each instance setting forth the names of the other parties thereto, a brief description of such litigation, whether or not such litigation is covered by insurance and, if so, whether the defense thereof and liability therefor has been accepted by the applicable insurance company indicating whether such acceptance of such defenses with or without a reservation of rights, the commencement date of such litigation and the amount sought to be recovered by the adverse parties thereto or the amount which is otherwise in controversy.

           Section 3.19. No Injunction or Other Litigation. No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Agent Bank would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the making of any advance under the Bank Facilities.

            Section   3.20.     Additional   Documents   and
Statements. As of the Closing Date such additional documents, affidavits, certificates and opinions as Requisite Lenders may reasonably require to insure compliance with this Credit Agreement. The statements set forth in Section 3.25 shall be true and correct.

           Section 3.21. Availability Limit Certificates. An Availability Limit Certificate executed by an Authorized Officer and prepared with reference to the Borrower Consolidation as of the Fiscal Quarter ended March 31, 1997.

          Section 3.22.   Subsidiary Stock.  Original  stock
certificates of CPI, ACLVI, ACVI and ACCBI shall be delivered to Agent Bank on behalf of Lenders or into an escrow pending approval of the applicable Gaming Authorities, as may be required.

           Section 3.23.   Gem Settlement Agreement.  Copies
of  the  Gem  Settlement Agreement and, if issued,  the  Gem
Settlement Notes in the form approved by Agent Bank and authorized by the Nevada Gaming Authorities.

           B.   Conditions Precedent to all Borrowings.  The
obligation of each Lender and Agent Bank to make any Borrowing requested to be made on any Funding Date, except Borrowings made upon the demand of Agent Bank for the purpose of funding repayment of Swingline Outstandings, is subject to the occurrence of each of the following conditions precedent as of such Funding Date:

           Section 3.24. Notice of Borrowing. With respect to any Borrowing (other than in connection with a Construction Disbursement), the Agent Bank shall have received in accordance with Section 2.03 on or before such Funding Date an original and duly executed Notice of Borrowing or facsimile copy thereof, to be promptly followed by an original. Borrowings requested to be made under the Construction Loan Subfacility shall be made in accordance with the terms and procedures set forth in Section 2.09 and
Article IX.

            Section  3.25.    Certain  Statements.   On  the
Closing Date and as of the Funding Date the following statements shall be true and correct:

                a.      The  representations and  warranties
with respect to the Borrowers contained in Article IV hereof (other than representations and warranties which expressly speak only as of a different date which shall be true and correct as of such date) are true and correct on and as of the Funding Date and as of the Closing Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by this Credit Agreement or by any other Loan Document, or which is otherwise consented to by Requisite Lenders;

                b.    The representations and certifications
contained in the Environmental Certificate are true and correct in all material respects (other than representations
      and  warranties which expressly speak  only  as  of  a different  date which shall be true and correct as  of  such date);

                c.    Since  the  date of  the  most  recent
financial  statements  referred  to  in  Section  3.17   and
5.08(b), no Material Adverse Change shall have occurred; and

                d.   No event has occurred or as a result of
any Borrowings contemplated hereby would occur and is continuing, or would result from the making thereof, which constitutes a Default or Event of Default hereunder.

           Section 3.26. Gaming Permits. The Borrower Consolidation shall have all Gaming Permits material to or required for the conduct of its gaming businesses and the conduct of games of chance at the CPI Hotel/Casino Facility, the ACVI Casino Facility, the ACCBI Riverboat/Hotel Facilities and, on and after the Completion Date, the ACLVI Hotel/Casino Facility and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

           C. Conditions Precedent to Initial Construction Disbursement. In addition to the requirements set forth in Sections 2.01(d), 2.09 and Article IX, the obligation of each Lender and Agent Bank to advance the Initial Construction Disbursement is subject to Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, Lenders and Lenders' Consultant, each of the following:

           Section 3.27. Construction Schedule, Structural Plans and Specifications and Construction Budgets. The
Construction Schedule, the Structural Plans and Specifications, General Contractor's Budget, Borrower Construction Budget and the Project Development Budget, each approved by Lenders' Consultant and Agent Bank as substantially final and complete and acceptable for the Initial Construction Disbursement.

            Section  3.28.   Construction  Agreements.   The
Existing  General  Contractor's Agreement  and  New  General
Contractor's  Agreement, each duly executed by  the  General
Contractor and ACLVI.

           Section 3.29. Architect's Contract and Interior Designer's Contract. The Architect's Contract duly executed by ACLVI and the Architect. The Interior Designer's Contract duly executed by ACLVI and the Interior Designer.

          Section 3.30.   Major Subcontractor's Construction
Contracts. A copy of all Major Subcontractor's construction contracts then executed by and between ACLVI and the Major Subcontractors or by and between the General Contractor and the Major Subcontractors.

            Section 3.31. Evidence of Availability of Utilities for ACLVI Project. Evidence of the availability of water, sewer, electric, gas and telephone service to the ACLVI Project adequate for the use and occupation of the ACLVI Project as the ACLVI Hotel/Casino Facility.

           Section 3.32. Regulatory Approvals, Permits, Consents, Etc. Copies of all material permits, approvals or consents by all Governmental Authorities permitting the construction of the ACLVI Project in accordance with the Plans and Specifications or evidence that same can be obtained, together with all supporting documents and materials reasonably requested by Agent Bank.

            Section   3.33.     Assignment  of   Architect's
Contract.   The  Assignment  of  Architect's  Contract  duly
executed by ACLVI and Architect and the Architect's Consent duly executed by Architect.

          Section 3.34. Assignment of General Contractor's Agreement. The Assignment of Existing General Contractor's Agreement and New General Contractor's Agreement duly executed by ACLVI and General Contractor and the Existing General Contractor's Consent and New General Contractor's Consent duly executed by General Contractor.

           Section 3.35. Assignment of Interior Designer's Contract. The Assignment of Interior Designer's Contract duly executed by ACLVI an the Interior Designer and the Interior Designer's Consent duly executed by the Interior Designer.

           Section 3.36. Major Subcontractor Assignments. A Major Subcontractor Agreement and Major Subcontractor Consent for each Assigned Major Subcontract which has been executed as of the Initial Construction Disbursement Date.

           Section  3.37.   Soil Test Report.  A  soil  test
report reasonably acceptable to Agent Bank, indicating the suitability of the ACLVI Real Property for the construction of the ACLVI Project thereon.

           D.   Conditions Precedent to Option Disbursement.
In addition to the requirements set forth in Sections 2.01(d), 2.09 and Article IX, the obligation of each Lender and Agent Bank to advance an Option Disbursement is subject to Agent Bank having received, in each case in form and substance reasonably satisfactory to Agent Bank, Lenders and Lenders' Consultant, each of the following:

           Section 3.38. Legal Description and Parcel Map. A complete legal description of that portion of the Option Property to be acquired together with a true, complete and correct copy of the parcel map recorded in the Official Records of Clark County establishing such portion as a separate legal parcel under Chapter 278 of the Nevada Revised Statutes.

          Section 3.39.   Environmental Site Assessment.

                a.   A Phase I Environmental Site Assessment
of the portion of the Option Property to be acquired by ACLVI, prepared in conformance with the scope and limitations of ASTM Standard Designation E1527-93 and approved by Agent Bank. Any recommended action shall have been completed by ACLVI.

                b.   ACLVI shall confirm in writing that the
representations contained in Sections 2.1 and 2.2 of the Environmental Certificate are true and correct in all respects as to the property to be acquired.

           Section 3.40. Title Policy or Endorsement. ACLVI shall cause, at its expense, concurrently with the funding of such Option Disbursement, the Title Insurance
Company to either: (a) issue a title insurance policy in favor of Agent Bank insuring the ACLVI Deed of Trust as a first priority lien encumbering the portion of the Option Property acquired with such Option Disbursement, subject only to ACLVI Permitted Encumbrances, or (ii) issue an endorsement to the ACLVI Title Insurance Policy insuring the ACLVI Deed of Trust as a first priority lien encumbering the portion of the Option Property acquired with such Option Disbursement, subject only to ACLVI Permitted Encumbrances.

           Section 3.41. Certification of Construction Completion Costs. ACLVI shall certify to the reasonable satisfaction of Agent Bank and Lenders' Consultant that the Available Borrowings, after giving effect to the advance of the Option Disbursement, will be equal to or in excess of the
      Construction  Completion Costs  as  of  the  requested
Funding Date.

                         ARTICLE IV

               REPRESENTATIONS AND WARRANTIES

            To  induce  Banks  to  enter  into  this  Credit
Agreement, Borrowers make the following representations and warranties:

           Section 4.01. Organization; Power and Author ization. ACI, CPI and ACLVI are each a corporation duly organized and validly existing under the laws of the State of Nevada. ACVI is a corporation duly organized and validly existing under the laws of the State of Mississippi. ACCBI is a corporation duly organized and validly existing under the laws of the State of Iowa. Each Borrower (i) has all requisite corporate power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Bank Facilities, to consummate the transactions and perform its obligations hereunder and thereunder, and, except with respect to ACLVI and the ACLVI Hotel/Casino Facility prior to the Completion Date, to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

           Section 4.02. No Conflict With, Violation of or Default Under Laws or Other Agreements. Neither the
execution and delivery of this Credit Agreement, the Revolving Credit Note, the Swingline Note, or any other Loan Document, or any other agreement, certificate or instrument to which any Borrower is a party or by which it is bound in connection with the Bank Facilities, nor the consummation of the transactions contemplated hereunder or thereunder, nor the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of
(a) any indenture, evidence of
      indebtedness, loan or financing  agreement,  or  other agreement or instrument of whatever nature to which any Borrower is bound, or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which Borrowers are subject.

           Section 4.03. Litigation. Except as disclosed on the Schedule of Significant Litigation delivered in connection with Section 3.18, to the best knowledge of Borrowers, after due inquiry and investigation, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, which reasonably would be expected to (a) result in any Material Adverse Event in the Casino Operations or in the construction and development of the ACLVI Facilities or in its business, financial condition, properties or operations, (b) materially adversely affect the Borrowers' ability to perform their respective obligations under the Credit Agreement and the other Loan Documents, or (c) materially adversely affect the validity or enforceability of this Credit Agreement and the other Loan Documents. To the best knowledge of Borrowers, after due inquiry and investigation, no Borrower is in violation of or default with respect to any order, writ, injunction, decree or demand of any Governmental Authority.

           Section 4.04. Agreements Legal, Binding, Valid and Enforceable. This Credit Agreement, the Revolving Credit Note, the Swingline Note, the Security Documentation and all other Loan Documents, when executed and delivered by Borrowers in connection with the Bank Facilities will constitute legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           Section 4.05. Information and Financial Data Accurate; Financial Statements; No Adverse Event. All information and financial and other data previously furnished in writing by Borrowers in connection with the Bank Facilities was true, correct and complete in all material respects as of the date furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Event
      with  respect  thereto to  the  date  of  this  Credit
Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Banks misleading or incorrect in any material respect to the date of this Credit Agreement. Any and all financial statements heretofore furnished to Banks by Borrowers: (a) present fairly the financial position of Borrowers as of their respective dates and the results of operations and changes in financial position for the periods to which they apply, and (b) have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section 4.05, there has been no Material Adverse Event in the financial condition, assets, liabilities, business or operations of Borrowers.

            Section 4.06. Governmental Approvals. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required in connection with the valid execution and delivery of this Credit Agreement and the other Loan Documents by Borrowers and the carry-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrowers, have been obtained or accomplished and are in full force and effect, or can be obtained or accomplished by Borrowers. All timely consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority which are required by Borrowers in connection with the use and operation of the CPI Hotel/Casino Facility, ACVI Casino Facility and ACCBI Riverboat/Hotel Facility have been obtained or accomplished and are in full force and effect.

           Section 4.07. Payment of Taxes. Borrowers have duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by them and have paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrowers except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by Borrowers by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof in accordance with GAAP.

           Section  4.08.   Title to Properties.   Borrowers
shall have good and marketable title to the Collateral Properties (other than the ACVI Leased Parcels and the IDNR Parcel) as of the Closing Date and at all times during the term of the Credit Facility. ACVI shall have a good and marketable leasehold interest in the ACVI Leased Parcels, and ACCBI shall have a good and marketable right to use the IDNR Parcel, all as of the Closing Date and at all times during the term of the Credit Facility. Except with respect to the ACVI Leased Parcels and the IDNR Parcel, each of the Borrowers has good and marketable title to: (a) all of its properties and assets reflected in the most recent financial statements referred to in Section 4.05 hereof as owned by them (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its businesses), including, but not limited to, Borrowers' interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Collateral Properties or the Casino Facilities, and (b) all properties and assets acquired by them subsequent to the date of the most recent financial statements referred to in Section 4.05 hereof. All such properties and assets are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances. All roads, easements and rights of way necessary for the full utilization of the Collateral Properties have been completed and/or obtained.

            Section 4.09. No Untrue Statements. All statements, representations and warranties made by Borrowers in this Credit Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrowers to Banks pursuant to the provisions of this Credit Agreement, at the time they were made and on and as of the Closing
Date: (a) are and shall be true, correct and complete in all material respects, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact, the absence of which makes the information contained herein or therein materially misleading or incomplete. Borrowers understand that all such statements, representations and warranties shall be deemed to have been relied upon by Banks as a material inducement to establish the Bank Facilities.

           Section 4.10. Brokerage Commissions. No person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the extensions of
      credit  contemplated  by this  Credit  Agreement.   No
brokerage or other fee, commission or compensation is to be paid by Banks with respect to the extensions of credit contemplated hereby and Borrowers agree to indemnify Banks against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Banks in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

          Section 4.11. No Defaults. Borrowers are not in violation of any applicable law and/or regulations, the violation of which materially and adversely affects the business, financial condition or operations of the Collateral Properties or the Casino Operations. Borrowers are not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which they are a party or by which they are bound (except for any defaults previously brought to Banks' attention in writing, for which Borrowers have received a waiver from Requisite Lenders), a default under which would reasonably be expected to have a Material Adverse Effect.

            Section 4.12. Employee Retirement Income Security Act of 1974. No Reportable Event has occurred and is continuing with respect to any Pension Plan under ERISA, that gives rise to liabilities that would constitute a Material Adverse Effect.

           Section 4.13. Availability of Utility Services. All utility services and facilities necessary for the Casino Facilities and the Collateral Properties including, without limitation, electrical, water, gas and sewage services and facilities are available at the boundaries of the Collateral Properties.

           Section 4.14. Policies of Insurance. As of the Closing Date, each of the copies of the declaration pages, original binders and certificates of insurance evidencing the Policies of Insurance relating to the Casino Facilities and the ACLVI Project delivered to Agent Bank by Borrowers
(i) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made, and
(ii) has not been
      terminated and is in full force and effect.  Borrowers are not in default in the observance or performance of their respective obligations under said documents and instruments, and Borrowers have done all things required to be done as of the Closing Date to keep unimpaired their respective rights thereunder.

           Section 4.15. Spaceleases. Schedules of all executed Spaceleases pertaining to the Casino Facilities, or any portion thereof, in existence as of the Closing Date, are set forth on Schedules 4.15(A) through (D) attached hereto.

           Section 4.16. Equipment Leases and Contracts. Schedules of all executed Equipment Leases and Contracts pertaining to the Casino Facilities or any portion thereof, in existence as of the Closing Date, are set forth on Schedules 4.16 (A) through (D) attached hereto.

          Section 4.17. Gaming Permits and Approvals. All Gaming Permits required to be held by Borrowers are current and in good standing and Borrowers presently hold all Gaming Permits necessary for the continued operation of the CPI Hotel/Casino Facility, ACVI Casino Facility and ACCBI Riverboat/Hotel Facility.

           Section  4.18.   Environmental Certificate.   The
representations   and  certifications   contained   in   the
Environmental Certificate are true and correct in all material respects.

           Section 4.19. ACVI Land Leases. The copies of each of the ACVI Land Leases delivered to Agent Bank by Borrowers is a true, correct and complete copy of the original thereof, as in effect on the date hereof, and no amendments or modifications thereto which are not included  in  such  copy have been made. None of the ACVI Land Leases have been terminated and each of the ACVI Land Leases is in full force and effect. ACVI is not in default in the observance or performance of its obligations under any of the ACVI Land Leases, except and to the extent, such default reasonably would not be expected to have a Material Adverse Effect. ACVI has done all things required to be done as of the date of this Credit Agreement to keep unimpaired its rights under the ACVI Land Leases.

           Section 4.20. ACCBI Land Use Agreement. The copy of the ACCBI Land Use Agreement delivered to Agent Bank by Borrowers is a true, correct and complete copy of the original thereof, as in effect on the date hereof, and no amendments or
      modifications thereto which are not included  in  such copy  have been made.  The ACCBI Land Use Agreement has  not been terminated and is in full force and effect. The interest of Koch under the ACCBI Land Use Agreement has been duly assigned to ACCBI and ACCBI is not in default in the observance or performance of its obligations under the ACCBI Land Use Agreement, except and to the extent, such default reasonably would not be expected to have a Material Adverse Effect. ACCBI has done all things required to be done as of the date of this Credit Agreement to keep unimpaired its rights under the ACCBI Land Use Agreement.

           Section  4.21.    Investment Company  Act.   Each
Borrower  is neither an "investment company" nor  a  company
"controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

           Section 4.22. Public Utility Holding Company Act. Each Borrower is neither a "holding company," nor a "subsidiary company" of a "holding company," nor an "affiliate" of a "holding company" nor of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           Section  4.23.   Labor Relations.   There  is  no
strike or work stoppage in existence, or to the best knowledge of Borrowers threatened, involving any Borrower or the Casino Facilities or the ACLVI Project that reasonably would be expected to have a Material Adverse Effect.

           Section 4.24. Trademarks, Patents, Licenses, Franchises, Formulas and Copyrights. Except as disclosed in
Schedule 4.24, each of the Borrowers owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has a valid license or sublicense of rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its respective businesses, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect on the business, operations, property, assets or condition (financial or otherwise) of Borrowers. Each of the patents, trademarks, servicemarks, tradenames and copyrights owned by Borrowers which is registered with any Governmental Authority is set forth on
Schedule 4.24, attached hereto.

          Section 4.25.   Contingent Liabilities.  As of the
Closing Date, Borrowers have incurred no material Contingent Liabilities (any Contingent Liability in excess of One Million Dollars ($1,000,000.00) being deemed material) other than those described on Schedule 4.25.

           Section 4.26. Subsidiaries. As of the Closing Date, no member of the Borrower Consolidation has any Subsidiaries that are not members of the Borrower Consolidation, other than the ACVI Hotel Subsidiary, Ameristar Casino Lawrenceberg, an Indiana corporation, Nevada AG Air, Ltd., a Nevada limited liability company, Kid's Quest of Council Bluffs, LLC, an Iowa limited liability company and AC Food Services, Inc., a Nevada corporation.

          Section 4.27. Construction Permits. All permits and authorizations by all applicable Governmental Authorities for the construction of the ACLVI Project have been issued in favor of and received by ACLVI and a true and correct copy thereof delivered to Lender.

           Section 4.28. The ACLVI Project. The ACLVI Project will be carried out and undertaken by ACLVI in complete compliance with all applicable zoning, environmental protection, use and building codes, laws, rules, regulations and ordinances, including, without limitation, the Americans with Disabilities Act. The General Contractor Budget and the Borrower Construction Budget, as aggregated in the Project Development Budget, set forth all Construction Completion Costs as of the Closing Date.

           Section 4.29. General Contractor Agreement, Architect Contract and Interior Designer's Contract. The copies of each of the General Contractor Agreement,
Architect's Contract and Interior Designer's Contract relating to the ACLVI Project delivered to Lenders by Borrowers is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made. Each of the General Contractor Agreement, the Architect's
Contract and Interior Designer's Contract has not been terminated and is in full force and effect. ACLVI is not in default in the observance or performance of its obligations under said documents and instruments, except and to the extent, such default reasonably would not be expected to have a Material Adverse Effect. ACLVI has done all things required to be done as of the date
      of this Credit Agreement to keep unimpaired its rights thereunder.

                         ARTICLE V

               GENERAL COVENANTS OF BORROWERS

           To  induce  the Banks to enter into  this  Credit
Agreement, Borrowers covenant to Banks as follows:

          A.   General Covenants.

           Section 5.01. FF&E. The Borrower Consolidation shall furnish, fixture and equip the Casino Facilities with FF&E it reasonably deems appropriate for the operation of the Casino Facilities. All FF&E that is purchased and installed in the Casino Facilities shall be purchased free and clear of any liens, encumbrances or claims, other than Permitted Encumbrances. If Borrowers should sell, transfer, convey or otherwise dispose of any FF&E and not replace such FF&E with purchased items of equivalent value and utility or replace said FF&E with leased FF&E of equivalent value and utility, within the permissible leasing and purchase agreement limitation set forth herein, to the extent such non-replaced FF&E exceeds a cumulative aggregate value of One Hundred Thousand Dollars ($100,000.00) as to any one of the Collateral Properties during the term of the Credit Facility, Borrowers shall be required to immediately, permanently reduce the Maximum Permitted Balance of the Credit Facility by the amount of the Capital Proceeds of the FF&E so disposed of in excess of such One Hundred Thousand Dollars ($100,000.00), subject, however, to the right of Agent Bank to verify to its reasonable satisfaction the amount of said Capital Proceeds; in the event Agent Bank and Borrowers do not agree as to the value of the FF&E disposed of and the amount of the Capital Proceeds, then Borrowers, at their sole cost and expense, shall obtain a written appraisal of the FF&E disposed of, in excess of such One
Hundred Thousand Dollars ($100,000.00) from an appraiser reasonably satisfactory to Agent Bank, setting forth said values and amounts, and Lenders agree to accept the results of said appraisal. The Maximum Permitted Balance shall immediately be reduced without duplication by the amount of such appraisal.

            Section  5.02.    Permits;  Licenses  and  Legal
Requirements. Borrowers shall comply in all material respects with and keep in full force and effect, as and when required, all Gaming Permits and all material permits, licenses and
      approvals  obtained from any Governmental  Authorities which are required for the operation and use of the Collateral Properties as the Casino Facilities. Borrowers shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Collateral Properties.

           Section 5.03. Protection Against Lien Claims. Borrowers shall promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the ACLVI Project and the Casino Facilities in accordance with this Section 5.03, except such claims and liens, if any, as: (a) are being contested in good faith by Borrowers by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof in accordance with GAAP, and (b) are junior in priority to the applicable Deed of Trust or the Title Insurance Company has insured the applicable Deed of Trust with priority over such claims and liens, except with respect to the ACCBI Permitted Encumbrances which are shown as exceptions on Schedule B of the ACCBI Title Insurance Policy. If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against the Collateral Properties or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with the ACLVI Project or the Casino Facilities, upon Borrowers receipt of written notice from Agent Bank demanding the release and discharge of such lien, said lien or claim shall be paid, released and discharged of record within one hundred eighty (180) days following its receipt of such notice with respect to liens and/or claims against the ACCBI Riverboat/Hotel Facilities and within sixty (60) days following its receipt of such notice with respect to any of the other Casino Facilities.

          Section 5.04. Full Payment of Existing Bank Loan and WFB Loan. On or before the Closing Date, Borrowers shall pay in full or cause to be fully paid all sums of principal and interest owing under the Existing Bank Loan and WFB Loan and shall cause all Existing Bank Loan Security Documents and Existing Intercompany Security Documents to be fully released, discharged and reconveyed.

          Section 5.05. No Change in Character of Business or Location of Chief Executive Office. At all times throughout the term of the Credit Facility (a) the chief
      executive office of Borrowers shall be located at 3773
Howard Hughes Parkway, Las Vegas, Nevada 89109; provided, however, Borrowers shall be entitled to move their chief executive office to another location within the State of Nevada upon no less than thirty (30) days prior written notice to Agent Bank, (b) the Casino Facilities shall be operated by the Borrower Consolidation, and (c) Borrowers shall not effect a material change in the nature and character of the business at the Casino Facilities as presently conducted and as presently contemplated and disclosed to Banks.

           Section 5.06. Preservation and Maintenance of Properties and Assets. At all times throughout the term of the Credit Facility, (a) the Borrower Consolidation shall operate, maintain and preserve all rights, privileges, franchises, licenses, Gaming Permits and other properties and assets necessary to conduct its businesses and the Casino Facilities, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (b) Borrowers shall not consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of its properties and assets necessary for the continuance of its business, as presently conducted and as presently contemplated, other than in the normal course of business, alterations or modifications as are reasonably expected to increase the value of the Collateral, or as otherwise permitted pursuant to this Credit Agreement. Furthermore, in the event any Borrower, or any Affiliate and/or Related Entity thereof, shall acquire any other real property or rights to the use of real property which is: (a) adjacent to any of the Collateral Properties and used in a material manner in connection with the use and/or operation at the Collateral Properties, the Casino Facilities, or any of them, or (b) if not so adjacent, necessary and required for the use and operation of such Collateral Property, Casino Facilities, or any of them, Borrowers shall concurrently with the acquisition of such real property or the rights to the use of such real property, execute or cause the execution of such documents as may be necessary to add such real property or rights to the use of real property as Collateral under the Credit Facility.

           Section 5.07. Repair of Properties and Assets. At all times throughout the term of the Credit Facility,
      Borrowers  shall, at their own cost and  expense,  (a)
maintain, preserve and keep in a manner consistent with hotel and gaming casino operating practices, as the case may be, applicable to hotel/casino operations operating in the jurisdictions in which such properties are located, its assets and properties, including, but not limited to, the Collateral Properties and all FF&E owned or leased by Borrowers in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) from time to time, make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments thereto, and (c) from time to time, make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of said assets and properties. All alterations, replacements, renewals, or additions made pursuant to this Section 5.07 shall become and constitute a part of said assets and property and subject, inter alia, to the provisions of
Section 5.01 and subject to the lien of the Loan Documents.

           Section 5.08. Financial Statements; Reports; Certificates and Books and Records. Until Bank Facility Termination, Borrowers shall, unless the Agent Bank (with the written approval of the Requisite Lenders) otherwise consents, at Borrowers' sole expense, deliver to the Agent Bank and each of the Lenders a full and complete copy of each of the following and shall comply with each of the following financial requirements:

               a. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), the consolidated and consolidating balance sheet, income statement, operating statement setting forth average daily room rate, hotel occupancy rate, win per slot and win per table game, patron admission counts at the Casino Facilities to the extent available and statement of retained earnings and cash flows (in each case reconciled with year end audited statements and compared to budget and prior year period) of the Borrower Consolidation as at the end of such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by an Authorized Officer of the Borrower Consolidation as fairly presenting the financial condition, results of operations and cash flows of the Borrower Consolidation in accordance with GAAP (other than footnote disclosures) as at such date and for such periods,
      subject  only  to normal year-end accruals  and  audit adjustments;

               b. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year), a pricing certificate in the form marked "Exhibit G", affixed hereto and by this reference incorporated herein and made a part hereof (the "Pricing Certificate") setting forth a preliminary calculation of the Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of the Borrower Consolidation for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof; provided, however, that in the event that Borrowers do not deliver a Pricing Certificate when due, then until (but only until) such Pricing Certificate is delivered as provided herein, the Leverage Ratio shall be deemed, for the purpose of determining the Applicable Margin, to be greater than 4.0 to 1.0 and the Applicable Margin determined with respect thereto.

               c. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year,
(i) the consolidated and consolidating balance sheet, income statement, statement of retained earnings and cash flows (reconciled with year end audited statements) of the Borrower Consolidation as at the end of such Fiscal year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP and shall be accompanied by a report of independent public accountants of recognized standing selected by ACI and reasonably satisfactory to the Agent Bank (it being understood that any "Big 6" accounting firm shall be automatically deemed satisfactory to the Agent
Bank), which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Lenders in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report,
      such  accountants have obtained no  knowledge  of  any
Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed the Financial Covenants as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.01 through 6.07, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by the Borrower Consolidation in the manner prescribed by this Credit Agreement. Such financial statements shall be certified by an Authorized Officer of the Borrower Consolidation in the same manner as required with respect to financial statements delivered pursuant to Section 5.08(a);

               d. As soon as practicable, and in any event no later than fifteen (15) days prior to the commencement of each Fiscal Year, a budget (including a Capital Expenditure budget) and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four (4) succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated and consolidating balance sheets, statements of operations and statements of cash flow and, for the second (2nd) and third (3rd) such Fiscal Years, projected consolidated and consolidating condensed balance sheets and statements of operations and cash flows, of the Borrower Consolidation, all in reasonable detail;

                 e.     Concurrently  with   the   financial
statements and reports required pursuant to Sections 5.08(a) and 5.08(c), Compliance Certificate signed by an Authorized
Officer;

               f.   As soon as practicable, and in any event
within forty-five (45) days after the end of each Fiscal Quarter (including the fourth (4th) Fiscal Quarter in any Fiscal Year) an Availability Limit Certificate in the form marked "Exhibit H", affixed hereto and by this reference incorporated herein and made a part hereof (the "Availability Limit Certificate") setting forth the calculation of EBITDA as of the last day of such Fiscal Quarter, together with the immediately three (3) preceding Fiscal Quarters on a four (4) Fiscal Quarter basis, and providing reasonable detail as to the calculation thereof and setting forth the Availability Limit as of the Availability Determination Date as a multiple of three and one-quarter (3.25) times (x) the aggregate EBITDA for such four (4) Fiscal Quarters; and

                g.    Promptly after the same are available,
copies of each annual report, proxy or financial statement or other report or communication that shall have been sent to the stockholders of ACI, and copies of all annual, regular, periodic and special reports (including, without limitation, each 10Q and 10K report) and registration statements which ACI shall have filed or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section 5.08.

                 h.     Until   Bank  Facility  Termination,
Borrowers, and each of them, shall keep and maintain complete and accurate books and records in accordance with GAAP, consistently applied. Borrowers, and each of them, shall permit Banks and any authorized representatives of Banks to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrowers at all reasonable times upon the giving of reasonable notice of such intent. In addition: (i) in the event of the occurrence of any Default or Event of Default, or (ii) in the event any Material Adverse Change occurs, Borrowers shall promptly, and in any event within three (3) days after actual knowledge thereof, notify Agent Bank in writing of such occurrence.

                 i.     Until   Bank  Facility  Termination,
Borrowers, and each of them, shall furnish to Agent Bank, with sufficient copies for distribution to each of the Banks, any financial information or other information bearing on the financial status of the Borrowers, or any of them, which is reasonably requested by Agent Bank or Requisite Lenders.

           Section 5.09. Insurance. Until Bank Facility Termination, Borrowers shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Collateral, including without limitation, the Vessels, at their own cost and expense, and shall deposit with Agent Bank on or before the Closing Date:

                a.    Property  Insurance.  Borrowers  shall
maintain a special causes of loss (ISO form or equivalent), perils policy covering the buildings and improvements, and any other permanent structures for one hundred percent (100%) of the replacement cost. Borrowers shall maintain a Ten Million Dollar ($10,000,000.00) limit of coverage for the perils of flood and earthquake covering the Collateral. Upon the
      request of Agent Bank, replacement cost for  insurance purposes will be established by an independent appraiser mutually selected by Borrowers and Agent Bank. The policy will include Agreed Amount (waiving co-insurance), replacement cost valuation and building ordinance endorsements. The policy will include a standard mortgagee clause (ISO form or equivalent) and provide that all losses in excess of Five Hundred Thousand Dollars ($500,000.00) be adjusted with the Agent Bank. The Borrowers waive any and all rights of subrogation against Banks resulting from losses to property.

                b.   Personal Property (including machinery,
equipment, furniture, fixtures, stock). Borrowers shall maintain a special causes of loss perils "All Risk" property coverage for all personal property owned, leased or for which Borrowers are legally liable. The coverage will include a lenders' loss payable endorsement in favor of Agent Bank.

                 The  policy  providing  real  property  and
personal property coverages, as specified in 5.09(a) and (b) hereinabove, may include a deductible of no more than One Hundred Thousand Dollars ($100,000.00) for any single occurrence. Flood and earthquake deductibles can be no more than Two Hundred Fifty Thousand Dollars ($250,000.00), if a separate deductible applies.

                c.    Business  Interruption/Extra  Expense.
Borrowers shall maintain combined Business Interruption/Extra Expense coverage with a limit representing no less than Eighty percent (80%) of the projected annual net profit plus continuing expenses (including debt service) for the Casino Facilities with respect to all land-based facilities. Such coverage shall include an extensions for off premises power losses at One Million Dollars ($1,000,000.00) and extended period of indemnity of sixty (60) days endorsement. These coverages may have deductible of no greater than forty-eight (48) hours, or One Hundred Thousand ($100,000.00), if a separate deductible applies.

                d.    Boiler and Machinery.  Borrowers shall
maintain a Boiler and Machinery policy for the Casino Facilities written on a Comprehensive Form with a combined direct and indirect limit of no less than Twenty Million
Dollars ($20,000,000.00). The policy shall include extensions for Agreed Amount (waiving co-insurance) and Replacement Cost Valuation. The policy may contain deductibles of no greater than Fifty Thousand Dollars ($50,000.00) direct and forty-eight (48) hours indirect.

               e.   Crime Insurance.  Borrowers shall obtain
a   comprehensive  crime  policy,  including  the  following
coverages:

                (i)    employee  dishonesty  -  Two  Million
          Dollars ($2,000,000.00);

                (ii)   money and securities (inside) -  Five
          Hundred Thousand Dollars ($500,000.00);

                (iii) money and securities (outside) -  Five
          Hundred Thousand Dollars ($500,000.00);

                (iv)   depositor's  forgery  -  One  Million
          Dollars ($1,000,000.00);

                (v)    computer fraud - One Million  Dollars
          ($1,000,000.00).

                The policy must be amended so that money  is
defined to include "tokens and chips" (as defined in Regulation 12.010 of the Nevada Gaming Authorities). The policy may contain deductibles of no greater than Two Hundred Thousand Dollars ($200,000.00) for employee dishonesty and Fifty Thousand Dollars ($50,000.00) for all coverages listed above.

               f. Commercial General Liability (1996 Form or Equivalent). Borrowers shall maintain a Commercial General Liability policy with a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage, including Products Liability, Contractual Liability, and all standard policy form extensions. The policy must provide a Two Million Dollar ($2,000,000.00) general aggregate (per location, if multi-location risk) and be written on an "occurrence form". The policy will be extended to provide watercraft Liability for permanently moored barges while stationary. The policy will also include extensions for Liquor Legal Liability and Employee Benefits Legal Liability, Innkeepers Legal and Safe Deposit Box Legal coverages. If the general liability policy contains a self-insured retention, it shall be no greater than Fifty Thousand Dollars ($50,000.00) per occurrence.

               The policy shall be endorsed to include Agent Bank as an additional insured on behalf of the Banks. Definition of additional insured shall include all officers, directors, employees, agents and representatives of the
      additional  insured.   The  coverage  for   additional
insured shall apply on a primary basis irrespective of any other insurance whether collectible or not.

               g. Automobile. Borrowers shall maintain a comprehensive Automobile Liability Insurance Policy written under coverage "symbol 1", providing a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrowers. If the policy contains a self insured retention it shall be no greater than Fifty Thousand Dollars ($50,000.00) per occurrence. The following additional coverages must be purchased by Borrowers:

               (i)   Garage Liability.  A One Million Dollar
          ($1,000,000.00) combined single limit for bodily and property damage for the garage operation.

                (ii)   Garagekeepers Legal Liability.   Five
          Hundred Thousand Dollar ($500,000.00) limit for comprehensive and collision coverages for physical damage to vehicles in the Borrowers' care, custody and control. The policy can be subject to a deductible of no greater than Five Thousand Dollars ($5,000.00) for each auto and Twenty-Five Thousand Dollars ($25,000.00) for each loss.

                h.     Workers  Compensation  and  Employers
Liability Insurance. Borrowers shall maintain a standard workers compensation policy covering the states of Nevada, Mississippi, Iowa and any other state where the company is operating, including employers liability coverage subject to a limit of no less than One Million Dollars ($1,000,000.00) each employee, One Million Dollars ($1,000,000.00) each accident, One Million Dollars ($1,000,000.00) policy limit. The policy shall include endorsements for Voluntary Compensation, Stop Gap Liability, Long-Shoreman's and Harbors Workmans Compensation Act and Maritime Coverages (as applicable). If the Borrowers have elected to self-insure Workers Compensation coverage in the State of Nevada (or any other state), the Agent Bank must be furnished with a copy of the certificate from the state(s) permitting self-insurance and evidence of a Stop Loss Excess Workers Compensation policy with a specific retention of no greater than Three Hundred Thousand Dollars ($300,000.00) per occurrence.

               i.    Marine Insurance (for all vessels  that
are owned or leased by any Borrower or for which any of the Borrowers are legally liable).

                (i)    Hull  and  Machinery Coverage.   This
          policy will provide the broadest possible scope of property coverage available including all Traditional Commercial Hull insuring conditions, American Institute clauses (including liner negligence and SR&CC clauses) covering the vessel for physical damage at a value that represents one hundred percent (100%) of the replacement cost for each Vessel. The policy will include Agreed Amount (waving co-insurance) and replacement cost valuation endorsements. The policy may contain a deductible of no greater than Two Hundred Fifty Thousand Dollars ($250,000.00) per occurrence.

                (ii)   Casino  Boat  Business  Interruption.
          Borrowers will purchase business interruption coverage under a "comprehensive facility form" indemnifying each vessel operation for loss of net profits and continuing expenses (including debt service) for loss arising from casualty to the vessel and any other cause beyond the control of the Borrowers. The limit purchase must represent no less than fifty percent (50%) of the annual net profit plus continuing expenses. The policy may have a deductible of no greater than twenty-one
          (21) days for each vessel.

                (iii)  Protection and Indemnity.  Protection
          and Indemnity coverage will be written through a combination of Primary and Excess coverage with a Twenty-Five Million Dollar ($25,000,000.00) combined single limit for bodily injury and property damage, including all standard policy form extensions. The policy shall be written on an occurrence form. The Agent Bank and Banks will be included as additional insureds under the policy.

                 (iv)   Comprehensive  Pollution  Liability.
          Borrowers shall purchase Comprehensive Pollution Liability coverage with a limit of no less than Twenty-Nine Million Dollars ($29,000,000.00) per incident covering any loss or damage resulting from any discharge, admission, spillage or leakage on or into water, including governmental mandated clean
                up.   The limits can be secured through  the
          purchase of primary and excess policies, as long as all coverages follow form. The Agent Bank and Banks will be included as additional insureds under the policy.

                 j.     Aircraft  Policy.   Borrowers  shall
maintain aircraft liability coverage with a limit of no less than Fifty Million Dollars ($50,000,000.00) on all aircraft that are owned, operated or leased by any of the Borrowers. The policy shall also provide physical damage coverage for all "owned" aircrafts with a deductible of no greater than Fifty Thousand Dollars ($50,000.00).

                k.     Underground  Storage Tank  Liability.
Borrowers shall maintain an underground storage tank liability policy providing first party (property damage) and third party (bodily/property damage) coverages for environmental claims resulting from underground storage tanks at the Casino Facilities. The policy will include coverage for all governmental and regulatory agency mandated clean ups. The policy shall provide limits of no less than Five Million Dollars ($5,000,000.00) each incident, Five Million Dollars ($5,000,000.00) in the aggregate, with a sublimit of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) for covering defense expenses for first and third party claims. The policy may contain a deductible of no greater than Five Hundred Thousand Dollars ($500,000.00) for first and third party claims. This provision may be satisfied in part by CPI's and ACLVI's participation in and compliance with NRS 590.700 through 590.920, inclusive, and the regulations promulgated thereunder. Borrowers shall provide Agent Bank proof of registration of all regulated underground storage tanks.

                l.     If  Borrowers' general liability  and
automobile policies include a self-insured retention, it is agreed and fully understood that Borrowers are solely responsible for payment of all amounts due within said self-insured retentions. Any Indemnification/Hold Harmless provision is extended to cover all liabilities associated with said self-insured retentions.

                m.     Umbrella/Bumbershoot  Liability.   An
Umbrella/Bumbershoot Liability policy shall be purchased with a limit of not less than One Hundred Million Dollars ($100,000,000.00) providing excess coverage over all limits and coverages indicated in paragraphs (f), (g), (h),
(i)(iii)
      and (iv) above.  Excess Umbrella/Bumbershoot  policies can  be  obtained  by  a combination of Primary  and  Excess
Umbrella/Bumbershoot policies, provided that all layers follow form with the underlying policies indicated in (f),
(g), (h) and (i)(iii) and (iv) and are written on an "occurrence" form. This policy shall be endorsed to include the Agent Bank as an additional insured on behalf of the Banks.

                n.    All policies indicated above shall  be
written with insurance companies licensed and admitted to do business in all states where the Borrower Consolidation, or any of them, is operating and shall be rated no lower than "A XII" in the most recent addition of A.M. Best's and "AA" in the most recent edition of Standard & Poor's, or such other carrier reasonably acceptable to Agent Bank. All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Agent Bank shall receive thirty (30) days prior written notice thereof. The Borrowers shall furnish Agent Bank with Certificates of Insurance executed by an authorized agent evidencing compliance with all insurance provisions discussed above on an annual basis. Certificates of Insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages will be provided on the Closing Date and annually on or before ten (10) days prior to the expiration of each policy. All certificates and other notices related to the insurance program shall be delivered to Agent Bank concurrently with the delivery of such certificates or notices to such carrier or to Borrowers, or any of them, as applicable.

                 o.      Construction  Insurance  Coverages.
Borrowers shall obtain, or cause to be obtained and shall maintain, or caused to be maintained with respect to the ACLVI Project until the occurrence of the Completion Date, at their own cost and expense, the following policies:

                (i)   Builders Risk.  All Risk Builders Risk
          form providing property coverage during construction on a completed value form (representing one hundred percent (100%) of the anticipated construction cost). The policy will include endorsements extending coverage for
          (a)  Delay  of  Opening  (Business  Interruption);
          (b)   Soft   Costs;  (c)  Property   in   Transit;
          (d) Offsite Storage. The policy can be subject to a deductible of no greater than Twenty-Five Thousand Dollars ($25,000.00) for Property Damage
                and  ten  (10) days for  Delay  of  Opening.
          Agent Bank must be included as mortgagee.

               (ii) Owners/Contractors Protective Liability Policy ("OCP"). During the Construction Period, OCP policies will be purchased and maintained by owner, or owners general contractor, providing separate liability coverage for owner and Agent Bank. The policy limit of liability will be no less than Five Million Dollars ($5,000,000.00).

                (iii)  Contractors/Sub-Contractors Insurance
          Requirements. ACLVI shall require that the General Contractor and each Subcontractor party to a Major Subcontract with an expected or stated costs in excess of One Million Dollars ($1,000,000.00) performing work at the ACLVI Project comply with the minimum insurance requirements per Schedule 5.09(o) attached hereto and by this reference incorporated herein and made a part hereof.

                (iv)  On and after the Completion Date,  the
          ACLVI Project shall be protected by the insurance coverages required under Section 5.09 a through j, k, l and m.

                 p.      Any   other  insurance   reasonably
requested by Agent Bank or Requisite Lenders in such amount and covering such risks as may be reasonably requested.

           Section 5.10. Taxes. Throughout the term of the Credit Facility, Borrowers shall prepare and timely file or cause to be prepared and timely filed all federal, state and local tax returns required to be filed by it, and Borrowers shall pay and discharge prior to delinquency all taxes, assessments and other governmental charges or levies imposed upon it, or in respect of any of any of its properties and assets except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith by Borrowers in the manner which is set forth for such contests by Section 4.07 herein.

           Section 5.11. Permitted Encumbrances Only. At all times throughout the term of the Credit Facility, Borrowers shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial
      process  and burdens of every kind and  nature  except the Permitted Encumbrances on or with respect to the Collateral, except (a) with respect to matters described in Sections 5.03 and 5.10 such items as are being contested in the manner described therein, and (b) with respect to any other items, if any, as are being contested in good faith by appropriate proceedings and for which Borrowers have maintained adequate reserves for the payment thereof.

           Section 5.12. Advances. At any time during the term of the Credit Facility, if Borrowers should fail (a) to perform or observe, or (b) to cause to be performed or observed, any covenant or obligation of Borrowers under this Credit Agreement or any of the other Loan Documents, then Agent Bank, upon the giving of reasonable notice may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. All amounts advanced by Agent Bank or Lenders pursuant to this Section
5.12 shall become an additional obligation of Borrowers to Lenders secured by the Deeds of Trust and other Loan Documents, shall reduce the amount of Available Borrowings and shall become due and payable by Borrowers on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrowers).

          Section 5.13. Further Assurances. Borrowers will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as Requisite Lender or Agent Bank may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents, or in the description of the Collateral Properties or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Credit Facility. Further, upon the execution and delivery of the Deeds of Trust and each of the Loan Documents and thereafter, from time to time, Borrowers shall cause the Deeds of Trust and each of the Loan Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be reasonably required by the Requisite Lenders or Agent Bank, in order to publish notice of and fully protect the liens of the Deeds of Trust and the Loan Documents and to protect or
      continue to perfect the security interests created  by the Deeds of Trust and Loan Documents in the Collateral Properties and Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

           Section 5.14. Indemnification. Borrowers agree to and do hereby jointly and severally indemnify, protect, defend and save harmless Agent Bank and each of the Banks and their respective trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement, with any other Loan Document or with the transactions contemplated herein and thereby; provided, however, Borrowers shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the gross negligence or intentional misconduct of such Indemnified Party, or (b) the breach of this Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulation by such Indemnified Party (other than those breaches of laws arising from any Borrowers' default). In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrowers, Agent Bank shall promptly notify Borrowers in writing, and
Borrowers shall assume the defense thereof, including the employment of counsel selected by Borrowers and reasonably satisfactory to Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement upon the consent of the Indemnified Party. Upon reasonable determination made by Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrowers, the applicable Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof. Borrowers shall not be liable for any settlement of any such action effected without their consent, but if settled with Borrowers' consent, or if there be a final judgment for the claimant in any such action, Borrowers agree to indemnify, defend and save harmless such Indemnified
      Parties  from  and against any loss  or  liability  by reason of such settlement or judgment. The provisions of this Section 5.14 shall survive the termination of this Credit Agreement and the repayment of the Credit Facility and the assignment or subparticipation of all or any portion of the Syndication Interest held by any Lender pursuant to
Section 11.10.

           Section 5.15. Inspection of the Collateral and Appraisal. At all times during the term of the Credit Facility, Borrowers shall provide or cause to be provided to Banks and any authorized representatives of Banks, accompanied by representatives of Borrowers, the reasonable right of entry and free access to the Collateral Properties to inspect same on reasonable prior notice to Borrowers. If at any time any Qualified Appraisal of the Collateral Properties, or any of them, is required to be made by any banking regulatory authority or determined to be necessary by Agent Bank or Requisite Lenders after the occurrence of an Event of Default, Borrowers agree to pay all fees, costs and expenses incurred by Agent Bank in connection with the preparation of such Qualified Appraisal.

            Section   5.16.   Compliance  With  Other   Loan
Documents. Borrowers shall comply with each and every term, condition and agreement contained in the Loan Documents.

            Section 5.17. Suits or Actions Affecting Borrowers. Throughout the term of the Credit Facility, Borrowers shall promptly advise Agent Bank in writing within ten (10) days after Borrowers obtain knowledge of (a) any claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrowers) against, or to the actual knowledge of Borrowers, threatened or affecting
Borrowers which, if adversely determined, would have a Material Adverse Effect on the Collateral Properties or the business, operations or financial conditions of Borrowers,
(b) any material labor controversy resulting in or threatening to result in a strike against any of the Collateral Properties or Casino Facilities, or (c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrowers.

           Section 5.18. Occurrence of Senior Subordinated Notes Effective Date, Designation of Senior Debt and Required Payments from Proceeds of Senior Subordinated Notes. As of the Closing Date, Lenders do hereby consent to the issuance of the Senior Subordinated Notes by ACI in accordance with and pursuant to the Indenture, in the form of the Senior
      Subordinated Notes and Indenture reviewed and approved by Lenders (with such changes as do not materially and adversely affect the Banks), up to the aggregate outstanding amount at any time of One Hundred Twenty-Five Million Dollars ($125,000,000.00). The Senior Subordinated Notes Effective Date shall occur on or before July 31, 1997. Either (i) pursuant to the terms of the Indenture, the Bank Facilities shall be designated as senior debt or (ii) on or before ten (10) Banking Business Days following the Senior Subordinated Notes Effective Date, Borrowers shall cause the Bank Facilities to be designated as senior debt pursuant to an officers' certificate in accordance with such procedure, if any, as may be set forth in the Indenture. On or before ten (10) Banking Business Days following the Senior Subordinated Notes Effective Date, Borrowers shall pay or cause to be paid the following Indebtedness:

                a.     no  less than Seventy Million Dollars
($70,000,000.00)  in  the  aggregate  of   the   outstanding
principal then owing under the Revolving Credit Note, the Existing Bank Loan and/or the WFB Loan;

                b.    all Indebtedness owing under the terms
of the GECC Ship Note and ACCBI Equipment Loan and shall additionally cause the release and reconveyance of the GECC Ship Mortgage, the ACCBI Equipment Ship Mortgage and other security instruments encumbering the ACCBI Riverboat or any equipment, furniture, fixtures or gaming devices located on the ACCBI Riverboat other than the ACCBI Ship Mortgage and related security interests in favor of Agent Bank on behalf of the Lenders; and

                c.     other  Indebtedness of  the  Borrower
Consolidation as determined by Borrowers.

           Section  5.19.  Consents of and Notice to  Gaming
Authorities.

                 a.      ACI   shall   make  all   necessary
applications to and pursue in good faith and obtain with reasonable diligence (but in no event later than ninety (90) days following the Closing Date) all necessary consents and approvals of the applicable Gaming Authorities to the:
(i) pledge of the stock of CPI, ACLVI, ACCBI and ACVI pursuant to the Stock Pledges, (ii) the restrictions on transfer and hypothecation of the stock of CPI, ACLVI, ACCBI and ACVI contained in Sections 6.10 and 7.01(u), and
(iii) the terms set forth in the Credit Agreement and each of the Loan
      Documents, to the extent which may be required by  the
Iowa Gaming Authorities; and

                b.    Borrowers shall comply in all material
respects with all applicable statutes, rules and regulations requiring reports and disclosures to all applicable Gaming Authorities, including, but not limited to, reporting this Credit Facility transaction, within the time period required by Regulation 8.130(2) of the Regulations of Nevada Gaming Commission and State Gaming Control Board and Regulation II.I. Section 11(b) of the Regulations of the Mississippi Gaming Commission.

            Section 5.20. Tradenames, Trademarks and Servicemarks. Borrowers shall not assign or in any other manner alienate their respective interests in any material tradenames, trademarks or servicemarks relating or pertaining to the Casino Facilities during the term of the Credit Facility. No Borrower shall change its name without first giving at least thirty (30) days prior written notice to Agent Bank.

           Section 5.21. Notice of Hazardous Materials. Within ten (10) days after an executive officer of any of the Borrowers shall have obtained actual knowledge thereof, Borrowers shall promptly advise Agent Bank and each of the Lenders in writing of and deliver a copy of: (a) any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted or threatened by any
Governmental Agency pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Collateral Properties ("Hazardous Materials Laws"); (b) all written claims made or threatened by any third party against Borrowers, the Collateral Properties, the Casino Facilities, or any of them, relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Materials Claims"); and (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Collateral Properties, the Casino Facilities, or any of them, that could cause any Borrower or any part thereof to be held liable under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Collateral Properties or the Casino Facilities under, any Hazardous Materials Laws.

           Section 5.22.  Compliance with ACVI  Land  Leases
and ACCBI Land Use Agreement.

                a.     Until  Bank  Facilities  Termination,
Borrowers shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by them, or any of them, as lessee under each of the ACVI Land Leases and under the ACCBI Land Use Agreement. Except the exercise of renewal and purchase options under the Brady/Lum Lease and the Morrison Lease in accordance with subsections (b) and (c) below, none of the Borrowers shall amend, modify or terminate, or enter into any agreement to amend, modify or terminate any of the ACVI Land Leases or the ACCBI Land Use Agreement without the prior written consent of Requisite Lenders.

                b.     At  least  six (6)  months  prior  to
expiration of the Primary Term under the Brady/Lum Lease (as defined therein) and at least six (6) months prior to each Renewal Term under the Brady/Lum Lease (as also defined therein), ACVI shall either: (i) exercise its option to extend the Brady/Lum Lease for a Renewal Term in accordance with the terms and conditions set forth therein; or
(ii) provide written notice to the lessor under the Brady/Lum Lease of its intention to exercise the Purchase Option (as also defined therein) (a "Purchase Option Notice") and thereafter diligently pursue the closing for such purchase on, or before, expiration of the then current term of the Brady/Lum Lease. Concurrently with all notices to the lessor under the Brady/Lum Lease which are required under this subsection (b), ACVI shall deliver copies of such notices to Agent Bank, and if ACVI delivers a Purchase Option Notice, ACVI shall from time to time provide Agent Bank with such information as Agent Bank may reasonably request, regarding actions taken by ACVI in pursuit of closing in accordance with said Purchase Option Notice.

                c.     At  least  six (6)  months  prior  to
expiration of the Primary Term under the Morrison Lease (as defined therein), ACVI shall provide written notice to the lessor under the Morrison Lease of its intention to exercise the Purchase Option (as also defined therein) and thereafter diligently pursue the closing for such purchase on, or before, expiration of the Primary Term under the Morrison Lease. Concurrently with such notice, ACVI shall deliver a copy thereof to Agent Bank, and from time to time shall provide Agent Bank with such information as Agent Bank may reasonably
      request, regarding actions taken by ACVI in pursuit of closing in accordance with the Purchase Option under the Morrison Lease.

          Section 5.23.  Compliance with Access Laws.

                a.     Borrowers  agree that Borrowers,  the
Casino Facilities and the Collateral Properties shall at all times strictly comply with the requirements of the Americans with Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; and other federal, state or local laws or ordinances related to disabled access; or any statute, rule, regulation, ordinance, order of Governmental Authorities, or order or decree of any court adopted or enacted with respect thereto, as now existing or hereafter amended or adopted (collectively, the "Access Laws"). At any time, Agent Bank may require a certificate of compliance with the Access Laws and indemnification agreement in a form reasonably acceptable to Agent Bank. Agent Bank may also require a certificate of compliance with the Access Laws from an architect, engineer, or other third party acceptable to Agent Bank.

                b.     Notwithstanding  any  provisions  set
forth  herein or in any other document, Borrowers shall  not alter or permit any tenant or other person to alter the Casino Facilities or the Collateral Properties in any manner which would increase Borrowers' responsibilities for compliance with the Access Laws without the prior written approval of Agent Bank. In connection with such approval, Agent Bank may require a certificate of compliance with the Access Laws from an architect, engineer or other person acceptable to Agent Bank.

                c.    Borrowers agree to give prompt written
notice to Agent Bank of the receipt by Borrowers of any claims of violation of any of the Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any of the Access Laws.

                d.     Borrowers shall indemnify, defend and
hold harmless Indemnified Parties from and against any and all claims, demands, damages, costs, expenses, losses, liabilities, penalties, fines and other proceedings including, without limitation, reasonable attorneys' fees and expenses arising directly or indirectly from or out of or in any way connected with any failure of the Casino Facilities or the Collateral Properties to comply with any of the Access Laws. The obligations and liabilities of Borrowers under this
      section  shall survive Bank Facility Termination,  any satisfaction, assignment, judicial or nonjudicial foreclosure proceeding, or delivery of a deed in lieu of foreclosure.

          Section 5.24.  ACVI Hotel Provisions.

               a. ACVI may convey the ACVI Hotel Property to the ACVI Hotel Subsidiary at any time subsequent to the Closing Date. Upon such conveyance ACVI shall give written notice thereof to Agent Bank and shall promptly deliver to Agent Bank a conformed copy of the conveyance instrument.

                b.     Upon  the closing of the  ACVI  Hotel
Construction Loan in accordance with the provisions set forth in Section 6.08(d), Agent Bank shall subordinate the lien priority of the ACVI Hotel Deed of Trust and ACVI Hotel Financing Statements to the ACVI Hotel Construction Deed of Trust and ACVI Hotel Construction Financing Statements, without further authorization or consent of the Lenders.

               c.    Upon completion of the ACVI Hotel, ACVI
and the ACVI Hotel Subsidiary may enter into a management agreement under the terms of which ACVI will operate and manage the ACVI Hotel so long as:

                       (i)  the  terms  of  such  management
          agreement are first approved in writing  by  Agent
          Bank, and

                      (ii)  all  costs, expenses,  fees  and
          other charges incurred by ACVI in connection with the operation and management of the ACVI Hotel will be fully reimbursed to ACVI by the ACVI Hotel Subsidiary no less frequently than as of the end of each Fiscal Quarter.

          B.   Construction Covenants.

           Section 5.25. Commencement and Completion of the ACLVI Project. ACLVI will commence the ACLVI Project and shall complete the ACLVI Project with due diligence (i) in accordance and compliance with the Plans and Specifications prepared by the Architect and the Interior Designer in all material respects and (ii) in accordance and compliance with the terms and conditions of this Credit Agreement, and all material requirements of all Governmental Authorities acting in or for the locality in which the ACLVI Real Property is
      situated.  The Completion Date shall be no later  than
June 30, 1998.

            Section   5.26.   Master  Set   of   Plans   and
Specifications.

                a.     A  master set of the final Structural
Plans and Specifications shall be furnished to Agent Bank and Lenders' Consultant at least ten (10) Banking Business Days prior to the Initial Construction Disbursement and shall be held by Agent Bank throughout the term of the Credit Facility, and said set of Structural Plans and Specifications shall govern all matters that may arise with respect to the construction and completion of the structural and exterior components of the ACLVI Project.

                b.     A  master  set of the final  Interior
Plans and Specifications shall be furnished to Agent Bank and Lenders' Consultant at least ten (10) Banking Business Days prior to the advance of any Construction Disbursement relating to the payment of any amounts not set forth on the General Contractor's Budget and shall be held by Agent Bank throughout the term of the Credit Facility, and said set of Interior Plans and Specifications shall govern all matters that may arise with respect to the construction and completion of the interior components, equipment and furnishing of the ACLVI Project.

           Section 5.27. Construction of the ACLVI Project Entirely on the ACLVI Real Property. The ACLVI Project shall be constructed entirely on the ACLVI Real Property and shall not encroach upon or overhang any real property, easement (other than Permitted Encumbrances) or restriction rights owned by any other person or entity unless such other person or entity has consented or waived such encroachment to the reasonable satisfaction of Agent Bank and Requisite Lenders.

           Section  5.28.   List  and  Assignment  of  Major
Subcontracts.

                a.    ACLVI shall furnish to Agent Bank from
time to time during the Construction Period, within a reasonable time after written request by Agent Bank to ACLVI, in a form reasonably acceptable to Agent Bank, a then current correct list and copy of all contracts, subcontracts and material suppliers, including, without limitation, all Major Subcontracts executed by any Borrower and/or General Contractor in connection with the ACLVI Project. Borrowers
      agree  that  Agent  Bank or  Lenders'  Consultant  may contact any such contractor, subcontractor or material supplier to verify any facts disclosed in the lists.

               b. Concurrently with the execution of each Major Subcontract requiring payment thereunder in excess of Five Million Dollars ($5,000,000.00) in the aggregate (each individually an "Assigned Major Subcontract" and collectively the "Assigned Major Subcontracts"), ACLVI shall cause such Assigned Major Subcontract to be assigned to Agent Bank on behalf of Lenders as additional security for the Credit Facility and the Subcontractor party thereto to consent to such assignment, each in substantially the form of the Assignment of General Contractor's Agreement and General Contractor's Consent, or as otherwise reasonably required by Agent Bank.

            Section 5.29. Project Sign. During the construction of the ACLVI Project, Agent Bank may require the Borrowers to erect a sign at the ACLVI Project at ACLVI's expense. The size, design, wording and location of such a sign shall be subject to Agent Bank's approval. The sign may be erected as soon as practical following the Agent Bank's request.

          Section 5.30. Inspection of Construction Progress and Lenders' Consultant. Designated representatives of Agent Bank, Lenders and Lenders' Consultant, shall, at all times during the Construction Period, have the right of reasonable entry and free access to the ACLVI Real Property and the right to inspect all work done, labor performed and materials furnished in connection with the ACLVI Project and the right of reasonable inspection to inspect all books, contracts and records of Borrowers relating to the ACLVI Project. In performing such inspection, Agent Bank, Lenders and Lenders' Consultant shall cooperate with Borrowers in making suitable arrangements to minimize disruption of the construction work, and pursuant to Borrowers' insurance policies and safety and security requirements.

                         ARTICLE VI

                    FINANCIAL COVENANTS

           Until payment in full of all sums owing hereunder and under the Notes and the occurrence of Bank Facilities Termination, Borrowers agree, as set forth below, to comply or cause compliance with the following Financial Covenants.

           Section  6.01.    Minimum  Capital  Expenditures.
During each Fiscal Year, commencing with the Fiscal Year commencing January 1, 1998, Borrowers shall make or cause to be made, Capital Expenditures to the Collateral Properties in a minimum aggregate amount equal to or greater than two percent (2%) of net revenues derived from the Collateral Properties by the Borrower Consolidation during the immediately preceding Fiscal Year.

           Section 6.02. Minimum Tangible Net Worth. The Borrower Consolidation shall maintain as of the last day of each Fiscal Quarter a Tangible Net Worth equal to or greater than the sum of (a) Fifty Million Dollars ($50,000,000.00), plus (b) ninety percent (90%) of Net Income after taxes realized as of each Fiscal Quarter end occurring on and after March 31, 1997 (without reduction for any net losses), plus (c) ninety percent (90%) of the proceeds received in Cash or Cash Equivalents (net of reasonable expenses) of any and all additional Equity Offerings made after the Closing Date, other than proceeds of any Equity Offerings that are required to be paid to Rebeil or Magliarditi pursuant to the terms of the Gem Merger Agreement.

           Section 6.03. Leverage Ratio. Commencing as of the first Fiscal Quarter ending subsequent to the Closing Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, the Borrower Consolidation shall maintain a Leverage Ratio no greater than the ratios described hereinbelow to be calculated as of the end of each Fiscal Quarter in accordance with the following schedule:

                 Fiscal Quarter End           Leverage Ratio
          As of the Closing Date through
          the Fiscal Quarter ending
          December 31, 1998                       5.00 to 1.00
          As of the Fiscal Quarter ending
          March 31, 1999, through the
          Fiscal Quarter ending
          December 31, 1999                      4.50 to 1.00
          As of the Fiscal Quarter ending
          March 31, 2000, through Bank
          Facilities Termination                  4.00 to 1.00


          Section 6.04. Gross Fixed Charge Coverage Ratio. Commencing as of the first Fiscal Quarter ending subsequent to
      the  Closing  Date and continuing as  of  each  Fiscal
Quarter end until Bank Facilities Termination, the Borrower Consolidation shall maintain a Gross Fixed Charge Coverage Ratio no less than 1.50 to 1.00.

           Section 6.05. Adjusted Fixed Charge Coverage Ratio. Commencing as of the first Fiscal Quarter ending subsequent to the Closing Date and continuing as of each Fiscal Quarter end until Bank Facilities Termination, the Borrower Consolidation shall maintain an Adjusted Fixed Charge Coverage Ratio no less than 1.10 to 1.00.

           Section 6.06. Contingent Liability(ies). The Borrower Consolidation shall not directly or indirectly incur any Contingent Liability(ies) in excess of the cumulative aggregate amount of Five Million Dollars ($5,000,000.00) without the prior written consent of Requisite Lenders.

           Section 6.07. Investment Restrictions. Other than Investments permitted herein or approved in writing by Requisite Lenders, the Borrower Consolidation shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

                (a)    Cash,  Cash  Equivalents  and  direct
obligations of the United States Government;

                (b)   Prime  commercial paper (AA  rated  or
better);

                (c)  Certificates of Deposit  or  Repurchase
Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

                 (d)    Money  market  or  other  funds   of
nationally  recognized  institutions  investing  solely   in
obligations described in (a), (b) and (c) above;

                (e)   Loans and advances to employees in the
ordinary  course  of  business  not  exceeding  Two  Hundred
Thousand Dollars ($200,000.00) in the aggregate at any one time; and

                (f)   In  addition to Investments  permitted
under clause (g) below, Investments, including Investments in Subsidiaries which are not members of the Borrower Consolidation, at the discretion of Borrowers up to the maximum cumulative aggregate amount of Two Million Dollars ($2,000,000.00);

                (g)   In  addition to Investments  permitted
under clause (f) above, investment by ACVI in the ACVI Hotel Subsidiary up to the maximum cumulative aggregate amount of Two Million Dollars ($2,000,000.00), together with conveyance of title to the ACVI Hotel Property by ACVI to the ACVI Hotel Subsidiary following the Closing Date; and

                (h)   Capital  Expenditures for  the  Casino
Facilities.

            Section 6.08. Total Liens. The Borrower Consolidation shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any of the Collateral under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

               (a)  Permitted Encumbrances;

                (b)  Liens granted or permitted pursuant  to
the Security Documentation;

                (c)   Liens  on  the FF&E  and  other  goods
securing Indebtedness to finance the purchase price thereof; provided that (i) such Liens shall extend only to the equipment and other goods so financed and the proceeds thereof, (ii) such Liens shall not secure Indebtedness in excess of Fifteen Million Dollars ($15,000,000.00) in the aggregate at any time, and (iii) Agent Bank, upon the written request of an Authorized Officer, shall confirm the priority of such Liens as paramount to the Security Documentation to the extent such Liens are permitted under this Section 6.08(c);

                (d)   The  ACVI Hotel Construction  Security
Documents and any Liens created thereunder, so long as each of the following conditions are true and correct in all respects:

                     (i)    that the ACVI Hotel Construction
          Loan and the ACVI Hotel Construction Date evidence Indebtedness owing by the ACVI Hotel Subsidiary to the ACVI Hotel Construction Lender in an aggregate principal amount of no greater than Seven Million Five Hundred Thousand Dollars ($7,500,000.00);

                     (ii)   that the ACVI Hotel Construction
          Loan and ACVI Hotel Construction Note be non-recourse as to ACVI and each other member of the Borrower Consolidation, except for Contingent Liabilities that will be subject to the limitation set forth in Section 6.06; and

                     (iii)  that  the proceeds of  the  ACVI
          Hotel Construction Loan be used to finance the construction and development of a hotel on the ACVI Hotel Property containing no less than one hundred forty (140) rooms to be constructed in accordance with plans and specifications which are first approved in writing by Agent Bank; and

               (e) Liens described on Schedule 6.08 annexed hereto.

           Section  6.09.    No Merger.  No  Borrower  shall
merge, consolidate with or sell all or substantially all of its assets.

           Section 6.10. No Transfer of Ownership. ACI shall not transfer or hypothecate its ownership interests in CPI, ACLVI, ACCBI or ACVI except in connection with the Security Documentation. This provision shall not be effective as to ACVI until it is approved by the Mississippi Gaming Authorities.

           Section 6.11. Dividend Restriction. ACI shall not pay or declare any dividends or Distributions on capital stock during any period in which the most recently calculated Leverage Ratio of the Borrower Consolidation is greater than 2.00 to 1.00.

          Section 6.12.  ERISA.  No Borrower shall:

                a.    At  any time, permit any Pension  Plan
which is maintained by any Borrower or to which any Borrower is obligated to contribute on behalf of its employees, in such case if to do so would constitute a Material Adverse Effect, to:

                      (i)     engage   in   any   non-exempt
          "prohibited transaction", as such term is defined in Section 4975 of the Code;

                     (ii)   incur  any material "accumulated
          funding  deficiency", as that term is  defined  in
          Section 302 of ERISA; or

                     (iii)  suffer  a termination  event  to
          occur which may reasonably be expected to result in liability of any Borrower to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

                b.    Fail, upon any Borrower becoming aware
thereof, promptly to notify the Agent Bank of the occurrence of any Reportable Event with respect to any Pension Plan or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by any Borrower or to which Borrowers are obligated to contribute on behalf of their employees or any trust created thereunder which Reportable Event or prohibited transaction would constitute a Material Adverse Effect.

                c.    At  any time, permit any Pension  Plan
which is maintained by any Borrower or to which any Borrower is obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Effect.

          Section 6.13. Margin Regulations. No part of the proceeds of the Credit Facility or Swingline Facility will be used by Borrowers to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

           Section 6.14. Transactions with Affiliates. No Borrower shall engage in any transaction with any Affiliate of Borrowers which is not a member of the Borrower Consolidation, other than arms length transactions for fair market value, except to the extent more favorable to the Borrower Consolidation.

           Section 6.15. Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent Bank pursuant to the terms hereof are hereinafter required or
      permitted  by  the rules, regulations,  pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent Bank and Requisite Lenders, to so reflect such change in accounting principles.

                        ARTICLE VII

                     EVENTS OF DEFAULT

           Section  7.01.   Events of Default.  Any  of  the
following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

                a.   Any representation or warranty made  by
Borrowers pursuant to or in connection with this Credit Agreement, the Notes, the Environmental Certificate, or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrowers in connection herewith, shall prove to be false, incorrect or misleading in any materially adverse aspect as of the date when made;

                b.    Borrowers shall have defaulted in  the
payment of any principal or interest on the Notes when due, and such default continues for a period of more than five
(5) days;

               c. Borrowers shall have defaulted under the terms of any other obligation owing Agent Bank, which default continues beyond any applicable grace period therein contained;

                d.   Borrowers shall have defaulted  in  the
payment of any late charge, Nonusage Fees, Agency Fees, expenses, indemnities or any other amount owing under any Loan Document for a period of five (5) days after notice thereof to Borrowers from Agent Bank;

               e. Borrowers shall fail duly and punctually to perform or comply with: (i) any term, covenant, condition or promise contained in Sections 6.01, 6.02, 6.03, 6.04,
6.05,  6.06,  6.07, 6.08 or 6.09, or (ii)  any  other  term, covenant, condition or promise contained in this Credit Agreement, the Notes, the Deeds of Trust or any other Loan Document and, in the case of any term, covenant, condition or promise covered by this clause (ii), such failure shall continue thirty (30) days after written notice thereof is delivered to Borrowers by Agent Bank or any Lender of such failure;

               f. Any of the Security Documentation or any provision thereof: (i) shall cease to be in full force and effect in any material respect and such cessation has a Material Adverse Effect, or (ii) shall cease to give the Agent Bank in any material respect the liens, rights, powers and privileges purported to be created thereby, or (iii) the Borrowers shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the Security Documentation for a period of thirty (30) days after written notice thereof is delivered to Borrowers by Agent Bank of such failure (or such shorter period following such notice as may be specifically required in any Loan Document);

                g.   Any Borrower shall commence a voluntary
case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against it;

                h.   An involuntary case or other proceeding
shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or
      other  similar official, for all or substantially  all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

               i. Any Borrower makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due;

               j. Borrowers shall fail to make any payment when due (whether by scheduled maturity, required prepayment, offer to purchase, redemption, acceleration, demand or otherwise, in each case beyond the grace period provided with respect to such Indebtedness) on any Indebtedness (other than any Indebtedness under this Credit Agreement or under the Gem Settlement Notes), if the aggregate amount of such Indebtedness is One Million Dollars ($1,000,000.00), or more, or any breach, default or event of default shall occur, or any other event shall occur or condition shall exist, under any instrument, agreement or indenture pertaining thereto if the effect thereof is to accelerate, the maturity of any such Indebtedness; or any such Indebtedness shall be declared to be due and payable or shall be required to be prepaid, purchased or redeemed (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, or the holder of any lien in any amount, shall commence foreclosure of such lien upon property of Borrowers having a value in excess of One Million Dollars ($1,000,000.00) and such foreclosure shall continue against such property to a date less than thirty
(30) days prior to the date of the proposed foreclosure sale;

                k.   The occurrence of any event of default,
beyond any applicable grace period, under the terms of any agreement with any Lender in connection with a Secured
Interest Rate Hedge relating to the Credit Facility;

                l.    Any  Borrower shall be voluntarily  or
involuntarily divested of title or possession of any Collateral Property or shall lease or in any other manner, voluntarily or involuntarily alienate any of its interest in any Collateral Property or Casino Facility, other than the Permitted Encumbrances and as permitted in Section 5.01;

                m.    The occurrence of any Reportable Event
with respect to a Pension Plan which Agent Bank determines in good faith constitutes proper grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation
      or for the appointment by an appropriate United States
District Court of a trustee to administer any such plan that would constitute a Material Adverse Effect, should occur and should continue for thirty (30) days after written notice of such determination shall have been given to Borrowers by Agent Bank;

                n.    Commencement against any Borrower, any
time after the execution of this Credit Agreement, of any litigation which is not stayed, bonded, dismissed, terminated or disposed of to the satisfaction of Agent Bank within ninety (90) days after its commencement, and which
(i) has a reasonable probability of success, and could, if successful, in the reasonable opinion of Agent Bank, materially and adversely affect the priority of the Liens granted Agent Bank by the Deeds of Trust in the Collateral Properties, or (ii) results in the issuance of a preliminary or permanent injunction which is not dissolved or stayed pending appeal within sixty (60) days of its issuance and which preliminary or permanent injunction materially adversely affects any Borrower's right to use the Collateral Properties as the Casino Facilities;

               o. Any Borrower shall fail to perform, in a timely manner, any material obligation which such Borrower has under any of the ACVI Land Leases or ACCBI Land Use Agreement and does not cure such failure prior to the expiration of any applicable grace period;

                p.    The loss or suspension, other than  on
account of forces majeure, of any Borrower's unrestricted Gaming Permits or the failure of any Borrower to maintain gaming activities at the Casino Facilities other than on account of forces majeure at least to the same general extent as is presently conducted thereon or in the case of the ACLVI Project as presently contemplated thereon for a period in excess of thirty (30) consecutive days;

                q.   Any money judgment, writ or warrant  of
attachment or similar process involving (i) in any individual case an amount in excess of One Million Dollars ($1,000,000.00) or (ii) in the aggregate at any time an amount in excess of Two Million Dollars ($2,000,000.00) (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Borrower or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in
      any event later than five (5) days prior to  the  date of any proposed sale thereunder);

                r.   Any order, judgment or decree shall  be
entered against any Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty
(30) days, or Borrowers shall otherwise dissolve or cease to exist;

                s.   The occurrence of any Change of Control
or the occurrence of any "Change of Control" as defined in the Indenture which causes any holder or holders of the Senior Subordinated Notes to require ACI to repurchase all or any part of such holder's or holders' Senior Subordinated Notes;

                t.    Any redemption, repurchase, defeasance
or pre-payment of principal owing under the Senior Subordinated Notes, or any portion thereof, is made by any Borrower prior to the occurrence of Bank Facility Termination;

               u. The Completion Date does not occur on or before June 30, 1998;

                 v.     ACI   sells,   transfers,   assigns,
hypothecates or otherwise alienates its interest in all or any portion of the common voting stock of CPI, ACLVI, ACCBI or ACVI (subject to this provision being first approved by all necessary Gaming Authorities), other than in connection with the Stock Pledges; or

                 w.     The  failure  of  the  Iowa   Gaming
Authorities to grant all necessary approvals and consents in connection with the execution by ACCBI of the Credit Agreement and each of the Loan Documents to be executed by ACCBI.

            Section  7.02.    Default  Remedies.   Upon  the
occurrence of any Event of Default, Agent Bank, upon the consent or direction of Requisite Lenders, shall declare the unpaid balance of the Notes, together with the interest thereon, to be fully due and payable, and Agent Bank shall, upon the consent or direction of Requisite Lenders, exercise any or all of the following remedies:

                a.   Terminate the obligation of Lenders  to
make any advances for Borrowings and/or Construction Disbursements and may declare all outstanding unpaid Indebtedness hereunder and under the Revolving Credit Note and
      other   Loan  Documents  together  with  all   accrued
interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01 (g),
(h) or (i).

                b.    Terminate the obligation of  Swingline
Lender to make any advances under the Swingline Facility and may declare all outstanding unpaid Indebtedness hereunder and under the Swingline Note, together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind. This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01 (g),
(h) or (i).

               c. The Banks and/or Agent Bank may exercise any and all remedies available to Banks or Agent Bank under the Loan Documents.

                d.    In the event Borrowers have failed  to
provide any insurance required under Section 5.09, Agent Bank may elect at its discretion to purchase such insurance. All payments made by Agent Bank for the purpose of providing the insurance coverages required under Section 5.09 shall be deemed amounts advanced under Section 5.12 of this Credit Agreement.

               e. The Banks and/or Agent Bank may exercise any other remedies available to Banks or Agent Bank at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrowers under this Credit Agreement, and Borrowers hereby specifically consent to any such request by Banks.

           For the purpose of carrying out this section and exercising these rights, powers and privileges, Borrowers hereby irrevocably constitute and appoint Agent Bank as their true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrowers. Agent Bank on behalf of Lenders may exercise one or more of Lenders' remedies simultaneously and all its remedies are nonexclusive and cumulative. Agent Bank and Lenders shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy. Agent Bank and Lenders' failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor their rights to exercise any other
      remedy  for  that default, nor  (ii)  their  right  to exercise that remedy for any subsequent default.

           Section 7.03. Application of Proceeds. All payments and proceeds received and all amounts held or realized from the sale or other disposition of the Real Collateral Properties and/or Collateral, which are to be applied hereunder towards satisfaction of Borrowers' obligations under the Credit Facility, shall be applied in the following order of priority:

                a.   First, to the payment of all reasonable
fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Agent Bank and Banks, their agents or representatives in connection with the realization upon any of the Collateral;

                b.    Next,  to the payment in full  of  any
other amounts due under this Credit Agreement, the Deed of Trust, or any other Loan Documents (other than the Notes);

                 c.    Next,  to  the  balance  of  interest
remaining unpaid on the Notes;

                d.    Next,  to  the  balance  of  principal
remaining unpaid on the Notes;

                e.    Next,  the balance, if  any,  of  such
payments or proceeds to whomever may be legally entitled thereto.

           Section 7.04. Notices. In order to entitle Agent Bank and/or Banks to exercise any remedy available hereunder, it shall not be necessary for Agent Bank and/or Banks to give any notice, other than such notice as may be required expressly herein or by applicable law.

           Section 7.05. Agreement to Pay Attorney's Fees and Expenses. Subject to the provisions of Section 11.14, upon the occurrence of an Event of Default, as a result of which Agent Bank shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrowers contained herein, Borrowers shall, on demand, pay to Agent Bank the reasonable fees of such attorneys and such other reasonable expenses so incurred by Agent Bank.

           Section 7.06.   No Additional Waiver  Implied  by
One Waiver. In the event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

           Section 7.07. Licensing of Agent Bank and Lenders. In the event of the occurrence of an Event of Default hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Requisite Lenders advisable, for an agent, supervisor, receiver or other representative of Agent Bank and Banks to become licensed under the provisions of the laws and/or regulations of any applicable Gaming Authority as a condition to receiving the benefit of any Collateral encumbered by the Deeds of Trust or other Loan Documents for the benefit of Lenders or otherwise to enforce their rights hereunder, Borrowers hereby give their consent to the granting of such license or licenses and agree to execute such further documents as may be required in connection with the evidencing of such consent.

           Section 7.08. Exercise of Rights Subject to Applicable Law. All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

          Section 7.09. Discontinuance of Proceedings. In case Agent Bank and/or Banks shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Notes, the Deeds of Trust or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Banks, then and in every such case Borrowers, Agent Bank and/or Banks shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Agent Bank and Banks shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

                        ARTICLE VIII

            DAMAGE, DESTRUCTION AND CONDEMNATION

          Section 8.01. No Abatement of Payments. If all or any part of the Collateral Properties shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral Properties shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by Borrowers hereunder or under the Notes, and Borrowers shall continue to be obligated to make such payments.

           Section 8.02. Distribution of Capital Proceeds Upon Occurrence of Fire, Other Perils or Condemnation. All monies received from "All Risk" including flood and earthquake insurance policies covering any of the Collateral Properties or from condemnation or similar actions in regard to said Collateral Properties, shall be paid directly to Agent Bank. However, in the event the amount paid to Agent Bank is equal to or less than Five Hundred Thousand Dollars ($500,000.00), such amount shall be paid directly to Borrowers unless an Event of Default shall have occurred and then be continuing. In the event the amount paid to Agent Bank is greater than Five Hundred Thousand Dollars ($500,000.00), then at the option of Borrowers, unless an Event of Default has occurred hereunder and is then continuing, in which case at the option of Requisite Lenders, such amount may be applied to pay the outstanding balance of the Credit Facility or the entire amount so collected, or any part thereof, may be released to Borrowers for repair or replacement of the property destroyed or condemned or to reimburse Borrowers for the costs of such repair or replacement incurred prior to the date of such release. In the event the amount so collected is applied to reduce the outstanding balance of the Credit Facility, the entire amount received shall reduce the Maximum Principal Balance and Borrowers shall not be entitled to any further disbursements or Borrowings hereunder. In the event the Borrowers elect to, or Lenders are required to, release all or a portion of the collected funds to Borrowers for such repair or replacement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions:

               a. The repairs, replacements and rebuilding shall be made in accordance with plans and specifications approved by Requisite Lenders and in accordance with all
      applicable  laws, ordinances, rules,  regulations  and requirements of Governmental Authorities;

                b.   Borrowers shall provide Agent Bank with
a detailed estimate of the costs of such repairs or restora tions;

                c.    Borrowers shall satisfy the  Requisite
Lenders that after the reconstruction is completed, the value of the Collateral Properties, as determined by the Requisite Lenders in their reasonable discretion, will not be less than the value of the Collateral Properties prior to such destruction or condemnation as determined by the Requisite Lenders pursuant to this Credit Agreement;

                 d.     In   the  Requisite  Lenders'   sole
reasonable opinion, any undisbursed portion of the Available Borrowings contemplated hereunder, after deposit of such proceeds, is sufficient to pay all costs of reconstruction of the Casino Facility or other Collateral Property damaged, destroyed or condemned; or if the undisbursed portion of such Credit Facility is not sufficient, Borrowers shall deposit additional funds with the Agent Bank, sufficient to pay such additional costs of reconstructing the Collateral Property;

                e.    Borrowers have delivered to the  Agent
Bank a construction contract for the work of reconstruction in form and content, including insurance requirements, acceptable to the Requisite Lenders with a contractor acceptable to the Requisite Lenders;

                 f.     The   Requisite  Lenders  in   their
reasonable discretion have determined that after the work of reconstruction is completed, the Casino Facilities or Collateral Property damaged, destroyed or condemned will produce income sufficient to pay all costs of operations and maintenance of the applicable Collateral Property with a reasonable reserve for repairs, and service all debts secured by the applicable Collateral Property;

                g.    No  Default  or Event of  Default  has
occurred and is continuing hereunder;

                h.   Borrowers have deposited with the Agent
Bank that amount reasonably determined by the Requisite Lenders (taking into consideration the amount of Borrowings available and the amount of proceeds, if any, of insurance policies covering property damage and business interruption,
      loss  or rental income in connection with  the  Casino
Facility or Collateral Property damaged, destroyed or condemned accruing and immediately forthcoming to the Agent
Bank) to be sufficient to service the Indebtedness secured hereby during the period of reconstruction, as reasonably estimated by the Requisite Lenders;

                 i.     Before  commencing  any  such  work,
Borrowers shall, at their own cost and expense, furnish Agent Bank with appropriate endorsements, if needed, to the "All Risk" insurance policy which Borrowers are then presently maintaining, and course of construction insurance to cover all of the risks during the course of such work;

                 j.    Such  work  shall  be  commenced   by
Borrowers within one hundred twenty (120) days after (i) settlement shall have been made with the insurance companies or condemnation proceeds shall have been received, and (ii) all the necessary governmental approvals shall have been obtained, and such work shall be completed within a reasonable time, free and clear of all liens and encumbrances so as not to interfere with the lien of the Deeds of Trust;

                k.    Disbursements  of  such  insurance  or
condemnation proceeds shall be made in the customary manner used by Agent Bank for the disbursement of construction loans; and

                l.    That  in  the event the  insurance  or
condemnation proceeds are inadequate to repair or replace the property destroyed or condemned and Requisite Lenders elect to, or are required to release all or a portion of the funds collected for such repair or replacement, Borrowers agree to deposit with Agent Bank sufficient funds to cover the difference between the costs of repair or replacement and the funds released by Requisite Lenders to Borrowers for such repair or replacement of the property destroyed.

                         ARTICLE IX

            CONSTRUCTION DISBURSEMENT PROCEDURES

           Upon  the  satisfaction  of  all  the  terms  and
conditions set forth in Article III A of this Credit Agreement, on the Closing Date, and satisfaction of all terms and conditions set forth in Article III B and C of this Credit Agreement on or before the applicable Initial Disbursement Date and Article III D with respect to Option Disbursements,
      Construction  Disbursements  shall  be  disbursed   or
approved for payment by Lenders in the manner and subject to the conditions provided hereunder.

             Section   9.01.     Advance   of   Construction
Disbursements. The Plans and Specifications and Construction Budgets shall be reviewed and approved by Agent Bank and Lenders' Consultant as provided herein. Construction Disbursements shall be made to Borrowers in accordance with the Construction Budgets for work performed or materials supplied to the ACLVI Project or suitably stored in bonded warehouses located in Clark County, Nevada, which are first approved by Agent Bank in connection with
the  ACLVI  Project.   Construction Disbursements  for  Soft
Costs and Hard Costs shall be disbursed in no event more than once a month in anticipation of the completion of the ACLVI Project by the end of the Construction Period. For each Construction Disbursement, Borrowers shall submit:
(a) a Construction Disbursement Request, to Agent Bank, Lenders' Consultant and each of the Lenders accompanied by invoices or statements totalling the amount for which each Construction Disbursement is requested, and (b) a line item reconciliation of each of the Construction Budgets setting forth for each line item the amount paid to date, the amounts due and owing but not yet paid by Borrowers and budgeted amounts which have not been paid and are not due and owing. Lenders shall disburse such funds monthly in payment of such approved Construction Disbursement Requests, bills and invoices in a timely manner, but in no event later than ten (10) days following the date such proper request is approved by Agent Bank and Lender's Consultant in accordance with the requirements of Article IX. If the tenth (10th) day following the date of such proper request is not a Banking Business Day, the date for payment shall be the next Banking Business Day.

           Section 9.02. Disbursement for Soft Costs. All Construction Disbursements made hereunder for Soft Costs of the ACLVI Project, including those portions of the cost of purchased FF&E, shall be made by Lenders in accordance with
Section 9.01 as the work progresses upon written application and certificate of Borrowers to Agent Bank as set forth in a Construction Disbursement Request.

           Section 9.03. Disbursement for Hard Costs. Each Construction Disbursement Request for Hard Costs shall be certified by ACLVI and General Contractor with respect to components of the Structural Plans and Specifications and by ACLVI with respect to components of the Interior Plans and
      Specifications prior to submission to Agent  Bank  and the Lenders. Each Construction Disbursement Request for Hard Costs shall be further supported by invoices, statements and other forms reasonably requested by Agent Bank (AIA Forms G702 or forms substantially similar thereto if first approved by Agent Bank). Each Subcontractor, material and labor supplier for whose labor or work of improvement such Construction Disbursement is made, together with the General Contractor, shall, prior to the Construction Disbursement next requested, execute and deliver labor and/or materialmen mechanics lien releases in favor of Borrowers, Agent Bank and Lenders releasing all lien rights and claims as of the date of such prior Construction Disbursement to the extent of payment received. Each Construction Disbursement Request shall be submitted to Lenders' Consultant at the address set forth in the Lenders' Consultant Contract and to Agent Bank and each of the Lenders in accordance with Section 11.03.

           Section 9.04. A Construction Disbursement Does Not Mean Approval of Work or Materials. Each Construction Disbursement Request shall be subject to the approval of Agent Bank and Lenders' Consultant, but the making of any Construction Disbursement or part thereof shall not constitute an approval or acceptance of the work or material, nor be binding upon Agent Bank, Lenders and Lenders' Consultant, except to the extent that the facts actually are as so represented when so approved, nor shall such approval give rise to any liability or responsibility related to:

                (i) the quality of the work, the quantity of the work, the rate or progress in completion of the work, or the sufficiency of materials or labor being supplied in connection therewith; and

                (ii)  any errors, omissions, inconsistencies
or other defects of any nature in the Plans and Specifications. Any inspection of the work that Agent Bank, Lenders and Lenders' Consultant may choose to make, whether through any consulting engineer, agent or employee or officer, during the progress of the work shall be solely for Agent Bank's and Lenders' information and under no circumstances will any such inspection be deemed to have been made for the purpose of supervising or superintending the work, or for the information or protection of any right or interest of any Persons or entities other than Agent Bank and Lenders.

            Section 9.05. Method of Disbursement. All Construction Disbursements for payment of approved Hard Costs
      and for approved Soft Costs shall be payable to  ACLVI or in the sole and absolute discretion of Agent Bank jointly to ACLVI and the Person to whom payment is due. However, in no event shall Banks be liable for any liens or encumbrances which may be filed against the ACLVI Real Property, and ACLVI agrees to remove any liens or encumbrances filed against the ACLVI Real Property in accordance with Section 5.03.

          Section 9.06. Changes in the Construction Budgets and Work to be Performed Under the Plans and Specifications. The Project Development Budget shall be a detailed line item construction budget for the ACLVI Project (inclusive of all items shown on the General Contractor's Budget and the Borrower Construction Budget), which budget shall include a contingency reserve ("Contingency Reserve") as of the Closing Date in the amount of Three Million One Hundred Ninety-One Thousand Four Hundred Twenty-Eight Dollars ($3,191,428.00). Borrowers may make usual and ordinary changes in the work to be performed under the Plans and Specifications during the Construction Period provided Borrowers shall not approve any single change order to the General Contractor's Agreement or to any Major Subcontract exceeding the amount of One Hundred Thousand Dollars ($100,000.00) without the prior written consent of Agent Bank. All increases to a line item amount as shown on the Project Development Budget shall be deducted from the Contingency Reserve. Any decreases to a line item amount as shown on the Project Development Budget shall be added to the Contingency Reserve. Borrowers shall be entitled to utilize savings in any completed line item by adding such savings to the Contingency Reserve which shall be reported monthly on a Contingency Transaction Ledger to be prepared in connection with the ACLVI Project. In this regard, Borrowers shall prepare a "Contingency Transaction Ledger" each month which shall detail increases and decreases to budget line items and the Contingency Reserve as shown on the Project Development Budget. All change orders to the General Contractor's Agreement or to any Major Subcontract and changes to budget line items and the Contingency Reserve shall be detailed on the Contingency Transaction Ledger and Borrowers shall further provide Agent Bank with copies of all change orders for the portions of the ACLVI Project to which such Construction Disbursement relates. When the aggregate of all change orders to the General Contractor's Agreement or to any Major Subcontract and changes to budget line items in connection with the ACLVI Project results in a net decrease to the Contingency Reserve in the amount of One Million Dollars ($1,000,000.00) or more, Borrowers shall not approve any further change orders to the General Contractor's Agreement or
      any Major Subcontract or any further changes to budget line items, regardless of amount, without the prior written consent of Agent Bank and all additional costs shall be first approved in writing by Agent Bank. When the aggregate of all change orders to the General Contractor's Agreement or to any Major Subcontracts and changes to budget line items results in a net decrease to the Contingency Reserve in the amount of Three Million Dollars ($3,000,000.00), or more, Borrowers shall not approve any further change orders of further changes to budget line items, regardless of amount, without the prior written consent of Requisite Lenders. Further, all re-allocations of line items on the Project Development Budget greater than ten percent (10%) of any budgeted line item shall be first consented to by Agent Bank upon the approval of Requisite Lenders. Notwithstanding the foregoing, no structural changes to the Structural Plans and Specifications (other than minor changes not inconsistent with the Plans and Specifications taken as a whole) shall be made without the prior written consent of Agent Bank. Subject to the provisions set forth hereinabove, within the foregoing limitations, the amounts allocated on the Project Development Budget for Contingency Reserve may be allocated amongst the other line item categories at the discretion of Borrowers.

             Section   9.07.    Conditions   Precedent    to
Construction  Disbursement.   No  Construction  Disbursement
shall be made to Borrowers with respect to the ACLVI Project until:

                a.     Agent  Bank  and Lenders'  Consultant
shall have completed Construction Cost Analysis as of the applicable Funding Date and have reviewed and approved as adequate the Plans and Specifications and all engineering reports and any subsequent change orders to the General Contractor's Agreement or to any Major Subcontract or modification to the Plans and Specifications, and the Project Development Budget, each review of which shall be completed on or before ten (10) Banking Business Days after receipt of such Plans and Specifications and/or engineering reports or on or before five (5) Banking Business Days with respect to change orders to the General Contractor's Agreement or any Major Subcontract;

               b.    Borrowers shall have actually paid for,
other than the work of improvement for which the Construction Disbursement Request relates, all of the costs of the ACLVI Project as set forth on the itemized Project Development Budget (other than such costs incurred as:
(i) have not been billed or invoiced to Borrowers, or (ii) for which Borrowers have received such billing or invoice within fifteen (15) days
      of  such Construction Disbursement Request,  or  (iii)
Borrowers dispute or contest such costs in good faith) for work completed on the ACLVI Project to the date of commencement of the period covered by such Construction Disbursement Request, less the Retainage required hereby;

               c. Borrowers and Lenders' Consultant shall have certified to Agent Bank that to the date of such Construction Disbursement Request the ACLVI Project has been constructed in substantial compliance with the approved Plans and Specifications and any change orders theretofore issued and in substantial compliance with all necessary Governmental Authorities, ordinances and regulations;

                d.     ACLVI,  to the best of its knowledge,
the General Contractor and Lenders' Consultant shall have certified to Agent Bank that the portion of the ACLVI Project to be constructed by the General Contractor under the General Contractor's Agreement can be completed in overall compliance with the General Contractor's Budget and that portion of the Project Development Budget allocated for payment to the General Contractor;

                e.     ACLVI shall have certified  to  Agent
Bank, to the best of its knowledge, and Lenders' Consultant shall have approved such certification, that the ACLVI Project can be completed in substantial compliance with the Plans and Specifications and the Project Development Budget for an aggregate amount of Construction Completion Costs equal to or less than the amount of Available Borrowings for Construction Disbursement under the Construction Loan Subfacility;

                  f.       Additionally,   no   Construction
Disbursement shall be made to Borrowers if, in the opinion of Lenders' Consultant, the value of the construction in place on the site and materials delivered and suitably stored on site or in a warehouse acceptable to Agent Bank and insured for at least the value of such material in a manner satisfactory to Agent Bank is less than the total of all costs disbursed in connection with the construction of the ACLVI Project. However, Construction Disbursements shall resume when said value exceeds the total of all costs disbursed. If at any time Lenders' Consultant or Agent Bank determine as a result of a Construction Cost Analysis that as of the date of such determination the aggregate amount of Construction Completion Costs exceeds the then amount of Available Borrowings for Construction Disbursement under the Construction Loan Subfacility (the amount of such excess, as the same may exist
      at  any  time  or  from time  to  time,  being  herein referred to as a "Construction Overage"), Borrowers shall have ten (10) days from written notice thereof from Agent Bank in which to: (i) increase the Available Borrowings by reducing the Aggregate Outstanding by the amount of such Construction Overage, (ii) deposit in an interest bearing account with Agent Bank, Cash in the amount of such Construction Overage, which Cash shall be disbursed by Agent Bank for the payment of such Construction Overages prior to the making of any further Construction Disbursements, or
(iii) make alternative arrangements satisfactory to Requisite Lenders for the payment of Borrower Construction Expenditures in the amount of such Construction Overage. In the event of (ii) above, Borrowers shall have the right to select the type of interest bearing account so as to maximize the interest to be earned which shall accrue to the benefit of Borrowers. In the event of a Construction Overage, all Construction Disbursements for the ACLVI Project shall cease until Borrowers shall have complied with the requirements set forth in Subsections 9.07(f)(i), (ii) or (iii) hereinabove; and

                g.     Agent  Bank  and Lenders'  Consultant
shall have approved each Construction Disbursement Request and/or payments made by Borrowers for items as shown on the Project Development Budget.

          By Borrowers requesting Construction Disbursements under this Article IX, Borrowers shall be deemed to have reaffirmed all representations and warranties contained in
Article IV and confirmed that Borrowers are in full compliance with each covenant contained in Article V concurrently with the making of each Construction Disbursement Request.

           Section 9.08. No Obligation to See to Proper Application of Construction Disbursements. Nothing contained herein or in any other documents and agreements contemplated hereby or executed approximately simultaneously herewith shall impose upon Banks any obligation to see to the proper application of any Construction Disbursements by Borrowers, the Architect, the General Contractor or Subcontractors, and nothing shall prevent Lenders, at their option, from deducting from any Construction Disbursements any sums owed to Banks by Borrowers for unpaid interest or principal, or for sums paid and expended by Lenders for taxes, assessments, insurance and other like payments (after the expiration of any applicable notice and cure period), pursuant to their rights under the terms of this Credit Agreement, the Notes or the Deeds of Trust.

            Section  9.09.   No  Construction  Disbursements
Required in Event of Default. Lenders shall not be required to make any Construction Disbursements hereunder if, at the time when a Construction Disbursement Request is made, there exists an Event of Default hereunder or under any of the other Loan Documents; provided, however, Lenders may, in their sole discretion upon the approval of Requisite Lenders, make Construction Disbursements notwithstanding the existence of an Event of Default and any Construction
Disbursements so made shall be deemed to have been made pursuant to this Credit Agreement.

            Section 9.10. No Construction Disbursements Required if Cloud on Title Exists. Lenders shall not be obligated to make any Construction Disbursements while there is any lien or encumbrance upon the Collateral Properties, other than the Permitted Encumbrances or as provided in Sections 5.03 and 5.10 hereof, which, in the reasonable opinion of counsel for Lenders, may invalidate or have priority over the encumbrance, liens and security interests granted pursuant to the Deeds of Trust.

           Section 9.11. Indorsement from Title Insurance Company. Title Insurance Company shall update the Title Insurance Policy issued as of the Closing Date in favor of Lenders concurrently with each Construction Disbursement at Borrowers' expense insuring Agent Bank on behalf of Lenders against any further liens, encumbrances or exceptions to the state of title to the ACLVI Real Property as of the date of each advance. Each such update shall be in the form of a written 122 Indorsement (except for the final indorsements as provided in Section 9.15) to the ACLVI Title Insurance Policy together with any other indorsements which Lenders reasonably require. Additionally, Borrowers shall cause Title Insurance Company to issue its 102.5 Foundation Indorsement to the ACLVI Title Insurance Policy upon completion of the foundations for the ACLVI Project as set forth in the Plans and Specifications and shall deliver or cause to be delivered an "as built" survey of the ACLVI Project within ninety (90) days following the Completion Date.

           Section 9.12. Ownership of all Materials Used on the ACLVI Project. All materials incorporated into the construction of the ACLVI Project, other than ACLVI FF&E leased by Borrowers in accordance with this Credit Agreement, shall have been purchased and paid for in a timely manner so that the absolute ownership thereof shall have vested in Borrowers, subject to any purchase money security or leasehold
      interest  allowed  under  Section  6.08  herein,   and
Borrowers shall have furnished to Agent Bank, if required by Agent Bank, copies of the contracts, bills of sale, lease or other agreements under which title or possession thereto is claimed.

           Section 9.13. Accuracy of Representations and Warranties. Lenders shall not be required to make any Construction Disbursements unless and until the representations and warranties contained in Article IV of this Credit Agreement are true and correct in all material respects on and as of the date of such Construction Disbursement, as though made on and as of such date.

          Section 9.14. Waiver of Requirements by Requisite Lenders. Lenders reserve the right, in their sole discretion upon the approval of Requisite Lenders, from time to time to make any Construction Disbursements without regard to any condition herein. The Lenders further reserve the right to withhold any payment of any statements or invoices, payment of which is requested, if, in the opinion of the Agent Bank or Lenders' Consultant, the percentage of completion is less than indicated by such statement or invoice.

           Section 9.15. Disbursement of Retainage During Construction Period. Lenders shall retain (collectively the "Retainage") from the gross amount approved for each
Construction Disbursement for Hard Costs made from the proceeds of the Construction Loan Subfacility, ten percent (10%) of the amount of each such Construction Disbursement for Hard Costs until fifty percent (50%) of the Hard Cost component of the Project Development Budget has been expended for work performed and has been verified by the Lenders' Consultant. Thereafter, so long as no Event of Default shall have occurred and be continuing no further Retainage shall be retained from Construction Disbursements thereafter made unless Lenders are otherwise instructed by Borrowers. Retainage withheld by Lenders from the proceeds of the Construction Loan Subfacility shall not bear interest and shall be deemed not disbursed under the Construction Loan Subfacility until released as provided hereinbelow. Notwithstanding the foregoing, Lenders agree to release all Retainage for construction costs relating to excavation, footings and structural steel at such time as the respective work is 100% complete and upon such additional conditions and requirements as may be required by Agent Bank, to Agent Bank's reasonable satisfaction including, without limitation, final lien releases and other evidence that such work will be, with the release of such retention, fully paid. All remaining
      funds held for Retainage by Lenders shall be  released at such time as:

                  a.      The   ACLVI   Project   has   been
substantially completed with only "Punch List" items remaining to be completed which do not materially impair the ability of Borrowers to occupy and operate the ACLVI Project for its intended purpose, no single item exceeding a completion cost in excess of One Hundred Thousand Dollars ($100,000.00) and the aggregate of such "Punch List" items not exceeding One Million Dollars ($1,000,000.00) in substantial compliance with the Plans and Specifications and the terms and requirements of all Governmental Authorities, including, without limitation, compliance with the Americans with Disabilities Act, compliance with which shall be certified to the best knowledge of the Architect, after due inquiry and investigation;

                b.    The ACLVI Project has been accepted by
Borrowers as substantially complete and certified substantially completed and the "Punch List" shall be prepared by the Architect, the General Contractor, Interior Designer and Lenders' Consultant after an inspection which shall be made within ten (10) days of the filing of the notice of completion;

                c.     The  General Contractor  has  made  a
satisfactory account that all Hard Costs covered by the General Contractor's Agreement and Borrowers have made a satisfactory account that all other Hard Costs shown on the Borrower Construction Budget and all Soft Costs have been paid in full, with the exception of the unreleased Retainage, including, but not by way of limitation, all material and labor costs and have delivered copies of all lien releases to Agent Bank and have certified that no claims with respect to the ACLVI Project remain outstanding, including any claims which might give rise to a lien or liens against the ACLVI Project, except for work described in the "Punch List" or as to which Borrowers are contesting the validity or amount;

                d.    The Occupancy Date shall have occurred
and a copy of the temporary or final Certificate of Occupancy (if temporary, ACLVI agrees to promptly deliver a copy of the final Certificate of Occupancy to Agent Bank when received by ACLVI) has been issued to ACLVI by the
appropriate  Governmental  Authority  and  a  copy   thereof
delivered to Agent Bank and ACLVI has taken beneficial occupancy of the entire ACLVI Project, including, without limitation, all public areas
      which shall be open for the use and occupancy  by  the public; and

                e.    Borrowers have delivered an "as-built"
survey of the ACLVI Project and an "as-built" set of plans and specifications of the ACLVI Project to Agent Bank.

                 From   the  amounts  released  as  provided
hereinabove, one hundred fifty percent (150%) of the Architect, Interior Designer and Lender's Consultants' reasonable estimate of the cost of completing the "Punch List" shall be withheld. Such amounts shall be released monthly upon Construction Disbursement Request submitted by Borrowers. Within forty-five (45) days following final completion of the ACLVI Project, Borrowers shall cause (i) Lender's Consultant to certify completion of the "Punch List"; (ii) a notice of completion to be posted on the ACLVI Real Property and recorded in the Office of the County Recorder of Clark County at final completion, and
(iii) Title Insurance Company to issue its final 100, 101.2,
102.5 and 103.1 indorsements to the title policy showing no liens, claims or encumbrances on the ACLVI Real Property except those approved by Requisite Lenders.

           Section 9.16. Construction Disbursements if a Lender Fails to Provide Funds. Borrowers acknowledge and agree that each of the Lenders shall only be responsible for its respective Pro Rata Share of any Construction Disbursement. In the event any of the Lenders fail to provide its Pro Rata Share of any Construction Disbursement, then the remaining Lenders' obligations to provide their respective Pro Rata Share shall not terminate nor shall Borrowers' obligation to comply with the terms of this Credit Agreement and each of the Loan Documents terminate. If any Lender defaults in providing its Pro Rata Share of any Construction Disbursement, then Agent Bank and Borrowers shall use their best efforts to find a replacement lender.

           Section 9.17. Possession and Completion of Construction. Upon the occurrence of any Event of Default, Borrowers agree, upon the request of Agent Bank at the direction of Requisite Lenders, to vacate the ACLVI Real Property and permit Lenders:

                 a.     To  enter  directly,  or  through  a
receiver or other designated representative, into possession of the ACLVI Project;

               b.    To perform or cause to be performed any
and all work and labor necessary, in the discretion of Agent
Bank, to complete the ACLVI Project in accordance with the Plans and Specifications;

                c.    To employ security watchmen to protect
the ACLVI Project; and

                 d.      To  advance  any  portion  of   the
Construction Loan Subfacility not previously advanced (including any retainage and any reserved funds) to the extent necessary or desirable, in the sole discretion of Agent Bank, to complete construction of the ACLVI Project without substantial departure from the Plans and Specifications, and if the completion requires a larger sum than the unadvanced portion of the Construction Loan Subfacility, to advance such additional funds, all of which funds so advanced by Lenders shall be deemed to have been advanced to Borrowers and shall be part of the Indebtedness evidenced by the Revolving Credit Note and secured by the Security Documentation. For this purpose, Borrowers constitute and appoint Agent Bank the true and lawful attorney-in-fact for Borrowers, with full power of substitution, to complete the construction of the ACLVI Project in the name of Borrowers, and hereby empower Agent Bank as such attorney to take all actions that Agent Bank considers necessary or desirable in connection therewith, including but not limited to the following: (i) to use any funds of Borrowers, including any balance that may be held in escrow and any funds that may remain unadvanced under this agreement, for the purpose of completing the ACLVI Project in substantially the manner called for by the Plans and Specifications; (ii) to make such additions, changes and corrections in the Plans and Specifications as Agent Bank may consider necessary or desirable to complete the ACLVI Project in substantially the manner contemplated by the Plans and Specifications; (iii) to employ such contractors, subcontractors, agents, engineers, architects, inspectors, attorneys and other Persons as Agent Bank may consider necessary or desirable for such purposes; (iv) to pay, settle or compromise all existing or future bills and claims that are or may be or become liens against the ACLVI Real Property, or may be necessary or desirable for the completion of the ACLVI Project or the clearance of title to the ACLVI Real Property; (v) to execute in the name of
Borrowers all applications and certificates that may be required by any construction contract; and (vi) to do any act with respect to the construction of the ACLVI Project that Borrowers or ACLVI could do on their own behalf. This power of attorney is a
      power coupled with an interest and cannot  be  revoked by death or otherwise. Such attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the ACLVI Project and to take such action and require such performance as Agent Bank considers necessary.

                         ARTICLE X

                     AGENCY PROVISIONS

          Section 10.01.  Appointment.

                a.     Each Lender hereby (i) designates and
appoints WFB as the Agent Bank of such Lender under this Credit Agreement and the Loan Documents, (ii) authorizes and directs Agent Bank to enter into the Loan Documents other than this Credit Agreement for the benefit of Lenders, and
(iii) authorizes Agent Bank to take such action on its behalf under the provisions of this Credit Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in Sections 10.10(a) and 10.10(b). Agent Bank agrees to act as such on the express conditions contained in this Article X.

                b.     The provisions of this Article X  are
solely for the benefit of Agent Bank and Lenders, and Borrowers shall not have any rights to rely on or enforce any of the provisions hereof (other than as set forth in the provisions of Sections 10.03, 10.09 and 11.10), provided, however, that the foregoing shall in no way limit Borrowers' obligations under this Article X. In performing its functions and duties under this Credit Agreement, Agent Bank shall act solely as Agent Bank of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Person.

           Section 10.02. Nature of Duties. Agent Bank shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement or in the Loan Documents. The duties of Agent Bank shall be administrative in nature. Subject to the provisions of Sections 10.05 and 10.07, Agent Bank shall administer the Bank Facilities in the same manner as it administers its own loans. Promptly following the effectiveness of this Credit Agreement, Agent Bank shall send to each Lender a duplicate executed original, to the extent
      the same are available in sufficient numbers,  of  the
Credit Agreement and a copy of each other Loan Document in favor of Lenders and a copy of the filed or recorded Security Documentation, with the originals of the latter to be held and retained by Agent Bank for the benefit of all Lenders. Agent Bank shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender. Nothing in this Credit Agreement or any of the Loan
Documents, expressed or implied, is intended or shall be construed to impose upon Agent Bank any obligation in respect of this Credit Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers and the Collateral in connection with the making and the continuance of the Credit Facility hereunder and shall make its own appraisal of the creditworthiness of the Borrowers and the Collateral, and, except as specifically provided herein, Agent Bank shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

          Section 10.03.  Disbursement of Borrowings.

                 a.     Not  later  than  the  next  Banking
Business Day following receipt of a Notice of Borrowing, Agent Bank shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Each Lender shall make available to Agent Bank (or the funding bank or entity designated by Agent Bank), the amount of such Lender's Pro Rata Share of such Borrowing in immediately available funds not later than the times designated in Section 10.03(b). Unless Agent Bank shall have been notified by any Lender not later than the close of business (San Francisco time) on the Banking Business Day immediately preceding the Funding Date in respect of any Borrowing that such Lender does not intend to make available to Agent Bank such Lender's Pro Rata Share of such Borrowing, Agent Bank may assume that such Lender
shall  make  such amount available to Agent  Bank.   If  any
Lender does not notify Agent Bank of its intention not to make available its Pro Rata Share of such Borrowing as described above, but does not for any reason make available
to   Agent  Bank  such  Lender's  Pro  Rata  Share  of  such
Borrowing, such Lender shall pay to Agent Bank forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Agent
      Bank  such Lender's Pro Rata Share of such  Borrowing,
Agent Bank, in its sole discretion, may, but shall not be obligated to, fund to Borrowers such Lender's Pro Rata Share of such Borrowing. If Agent Bank funds to Borrowers such Lender's Pro Rata Share of such Borrowing and if such Lender subsequently pays to Agent Bank such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing. Nothing in this Section 10.03(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Borrowing.

                b.    Requests by Agent Bank for funding  by
Lenders of Borrowings will be made by telecopy. Each Lender shall make the amount of its Pro Rata Share of such
Borrowing available to Agent Bank in Dollars and in immediately available funds, to such bank and account, in San Francisco, California as Agent Bank may designate, not later than 9:00 A.M. (San Francisco time) on the Funding Date designated in the Notice of Borrowing with respect to such Borrowing.

                c.    Nothing in this Section 10.03 shall be
deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Borrowings on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to advance its Pro Rata Share of any Borrowing hereunder, and the Pro Rata Share of the Aggregate Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to advance its Pro Rata Share of any Borrowing.

           Section 10.04.  Distribution and Apportionment of
Payments.

                a.     Subject to Section 10.04(b), payments
actually received by Agent Bank for the account of Lenders shall be paid to them promptly after receipt thereof by Agent Bank, but in any event within one (1) Banking Business Day, provided that Agent Bank shall pay to Lenders interest thereon, at the Federal Funds Rate from the Banking Business Day following receipt of such funds by Agent Bank until such funds are paid in immediately available funds to Lenders. Subject to Section 10.04(b), all payments of principal and interest in respect of Funded Outstandings, all payments of the fees described in this Credit Agreement, and all payments in respect of any other Obligations shall be allocated among such other Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided
      herein.  Agent Bank shall promptly distribute, but  in any event within one (1) Banking Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the applicable Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent Bank shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with Section 11.01, without necessity of notice to or consent of or approval by Borrowers or any other Person. All payments or other sums received by Agent Bank for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Agent Bank and shall be held by Agent Bank, solely in its capacity as administrative and collateral agent for itself and the other Lenders, subject to the Loan Documents.

               b. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of Borrowing which was previously a Non Pro Rata Borrowing, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal due in respect of such Non Pro Rata Borrowing, all principal sums owing to such Defaulting Lender hereunder shall be subordinated in right of payment to the prior payment in full of all principal, in respect of all Non Pro Rata Borrowing in which the Defaulting Lender has not funded its Pro Rata Share. This provision governs only the relationship among Agent Bank, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrowers to repay all Borrowings in accordance with the terms of this Credit Agreement. The provisions of this section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Credit Agreement to the
      contrary,  (ii) any instruction  of  Borrowers  as  to their desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Nonusage Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Borrowings or reimburse Agent Bank for any Liabilities and Costs as herein provided until such failure has been cured, and Agent Bank shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Credit Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent Bank and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Credit Agreement.

          Section 10.05. Rights, Exculpation, Etc. Neither Agent Bank, any Affiliate of Agent Bank, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent Bank shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent Bank shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 10.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent Bank shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, any of the Security Documentation or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the Borrowers or any of their Affiliates.
Agent Bank shall not be required to make any inquiry concerning either the performance or observance of any
      of the terms, provisions or conditions of this  Credit
Agreement or any of the Loan Documents or the financial condition of the Borrowers or any of their Affiliates, or the existence or possible existence of any Default or Event of Default.

           Section  10.06.  Reliance.  Agent Bank  shall  be
entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Credit Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrowers), independent public accountant and other experts selected by it.

           Section 10.07. Indemnification. To the extent that Agent Bank is not reimbursed and indemnified by Borrowers, Lenders will reimburse, within ten (10) Banking Business Days after notice from Agent Bank, and indemnify and defend Agent Bank for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Credit Agreement, the Security Documentation or any of the other Loan Documents or any action taken or omitted by Agent Bank or under this Credit Agreement, the Security Documentation or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent Bank's gross negligence or willful misconduct. The obligations of Lenders under this
Section 10.07 shall survive the payment in full of all Obligations and the termination of this Credit Agreement. In the event that after payment and distribution of any amount by Agent Bank to Lenders, any Lender or third party, including Borrowers, any creditor of Borrowers or a trustee in bankruptcy, recovers from Agent Bank any amount found to have been wrongfully paid to Agent Bank or disbursed by Agent Bank to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent Bank for all such amounts. Notwithstanding the foregoing, Agent Bank shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent Bank before they are incurred or made payable.

           Section 10.08. Agent Individually. With respect to its Pro Rata Share of the Aggregate Commitment hereunder
      and  the Borrowings made by it, Agent Bank shall  have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent Bank in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent Bank solely in its capacity as Agent Bank and need not necessarily include Agent Bank in its capacity as a Lender. Agent Bank and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrowers or any of their Affiliates as if it were not acting as Agent Bank or Lender pursuant hereto.

           Section 10.09.  Successor Agent Bank; Resignation
of Agent Bank; Removal of Agent Bank.

                 a.      Agent  Bank  may  resign  from  the
performance of all its functions and duties hereunder at any time by giving at least thirty (30) Banking Business Days' prior written notice to Lenders and Borrowers, and shall automatically cease to be Agent Bank hereunder in the event a petition in bankruptcy shall be filed by or against Agent Bank or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent Bank or Agent Bank's interests under the Bank Facilities.
Further, Lenders (other than Agent Bank) may unanimously remove Agent Bank at any time upon the occurrence of gross negligence or wilful misconduct by Agent Bank by giving at least thirty (30) Banking Business Days' prior written notice to Agent Bank, Borrowers and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent Bank of appointment pursuant to clause
(b) or (c).

                b.    Upon any such notice of resignation by
or removal of Agent Bank, Requisite Lenders shall appoint a successor Agent Bank which appointment shall be subject to Borrowers' consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Agent Bank must be a bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000.00).

                c.     If a successor Agent Bank  shall  not
have been so appointed within said thirty (30) Banking Business Day period, the retiring or removed Agent Bank, with the consent of Borrowers (other than upon the occurrence and during the continuance of any Event of Default) (which may not be unreasonably withheld or delayed), shall then appoint a successor Agent Bank who shall meet the requirements described in subsection (b) above and who shall serve as Agent Bank until such time, if any, as Requisite Lenders, with the consent of Borrowers (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Agent Bank as provided above.

          Section 10.10.  Consent and Approvals.

                a.     Each  consent,  approval,  amendment,
modification  or  waiver  specifically  enumerated  in  this
Section  10.10(a)  shall require the  consent  of  Requisite
Lenders:

                      (i)   Approval of Borrowings with less
          than  full compliance with requirements of Article
          IIIB and C or Article IX (Section 2.04);

                      (ii)    Consent  to  modification   to
          financial reporting requirements or production of additional financial or other information (Section
          5.08);

                       (iii)     Approval   of   Investments
          (Section 6.07);

                     (iv)    Approval  of a  change  in  the
          method of calculation of any financial covenants, standards or terms as a result of a change in accounting principle (Section 6.14);

                     (v)    Direct Agent Bank to declare the
          unpaid balance of the Credit Facility fully due and payable (Section 7.02);

                      (vi)     Direct  the  disposition   of
          insurance proceeds or condemnation awards under certain circumstances (Section 8.02);

                     (vii)  Approval of change orders to the
          General Contractor's Agreement and Major Subcontracts and re-allocations of line items on the Project Development Budget after the
                Contingency Reserve has been reduced by more
          than Three Million Dollars ($3,000,000.00) or a line item of the Project Development Budget increases by more than ten percent (10%) of the amount of such line item (Section 9.06);

                       (viii)   Approval   of   Construction
          Disbursements notwithstanding the existence of an Event of Default (Section 9.09);

                       (ix)     Approval   of   Construction
          Disbursement  without  regard  to  any   condition
          (Section 9.14);

                     (x)     Approve possession of the ACLVI
          Project and Completion of Construction upon the occurrence of an Event of Default (Section 9.17);

                      (xi)    Approval  of  appointment   of
          successor Agent Bank (Section 10.09);

                     (xii)   Approval of certain  Protective
          Advances (Section 10.11(a));

                     (xiii)  Approval  of a Post-Foreclosure
          Plan and related matters (Section 10.11(e));

                     (xiv)   Consent to action or proceeding
          against Borrowers or the Collateral by any  Lender
          (Section 10.12);

                      (xv)     Except  as  referred  to   in
          subsection (b) below, approval of any amendment, modification or termination of this Credit Agreement, or waiver of any provision herein (Section 11.01).

                 b.    Each  consent,  approval,  amendment,
modification   or   waiver   specifically   enumerated    in
Section 11.01 shall require the consent of all Lenders.

                c.   In addition to the required consents or
approvals referred to in subsection (a) above, Agent Bank may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Credit Agreement or of any of the Loan Documents, Agent Bank is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are
      promptly  requested, Agent Bank  shall  be  absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent Bank as a result of Agent Bank acting or refraining from acting under this Credit Agreement, the Security Documentation or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent Bank shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent Bank to act or refrain from acting pursuant hereto.

               d.   Each Lender agrees that any action taken
by Agent Bank at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Credit Agreement or any Loan Document, and the exercise by Agent Bank at the direction or with the consent of Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent Bank to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved,
(iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent Bank by Borrowers in respect of the matter or issue to be resolved, and (iv) shall include Agent Bank's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Banking Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to
Agent  Bank  that  it  objects  to  the  recommendation   or
determination of Agent Bank (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent Bank shall
      submit   its   recommendation  or  determination   for
approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent Bank or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

           Section  10.11.   Agency Provisions  Relating  to
Collateral.

                a.    Agent  Bank  is hereby  authorized  on
behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain Liens of the Security Documentation upon the Collateral granted pursuant to the Loan Documents. Agent Bank may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrowers, for, Protective Advance(s) during any one (1) calendar year with respect to the Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Collateral,
(ii) amounts expended to pay insurance premiums for policies of insurance related to such Collateral, and (iii) One Hundred Thousand Dollars ($100,000.00). Protective Advances in excess of said sum during any calendar year for any Collateral shall require the consent of Requisite Lenders. In addition, Agent Bank is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, to waive the imposition of the late fees provided for in Section 2.09(a) up to a maximum of two (2) times per calendar year, including any extensions.

                b.    Lenders  hereby irrevocably  authorize
Agent Bank, at its option and in its discretion, to release any Security Documentation granted to or held by Agent Bank upon any Collateral (i) upon Bank Facilities Termination and repayment and satisfaction of all Borrowings, and all other Obligations and the termination of this Credit Agreement, or
(ii) if approved, authorized or ratified in writing by Agent Bank at the direction of all Lenders. Agent Bank shall not be required to execute any document to evidence the release of the Security Documentation granted to Agent Bank for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in Agent Bank's opinion, such document would
      expose   Agent  Bank  to  liability  or   create   any
obligation or entail any consequence other than the release of such Security Documentation without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Security Documentation upon (or obligations of Borrowers in respect of) any property which shall continue to constitute part of the Collateral.

                c.    Except  as  provided  in  this  Credit
Agreement, Agent Bank shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrowers or is cared for, protected or insured or has been encumbered or that the Security Documentation granted to Agent Bank herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

               d. Should Agent Bank (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Security Documentation on any of the Collateral, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent Bank shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any  such  advice  or other representation,  enforcement  or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrowers; provided that Agent Bank shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Agent Bank and other Lenders unless Agent Bank shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent Bank determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent Bank.

               e.   In the event that all or any portion  of
the Collateral is acquired by Agent Bank as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrowers' obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent Bank or a nominee or subsidiary of Agent Bank, as agent, for the ratable benefit of Agent Bank and Lenders. Agent Bank shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. Unless a Lender shall give written notice to Agent Bank that it objects to the recommended Post-Foreclosure Plan or any alternative Post-Foreclosure Plan as set forth below, within the Lender Reply Period, such Lender shall be deemed to have approved such Post-Foreclosure Plan. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent Bank, and Agent Bank shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent Bank shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by Agent Bank with respect to the Collateral, which are not provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent Bank pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent Bank shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent Bank shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent Bank shall, in
      accordance  with all applicable Gaming  Laws  and  the
Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained by Agent Bank or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent Bank shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent Bank, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent Bank and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article X insofar as the same is appropriate or applicable.

             Section 10.12. Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrowers or any other obligor hereunder, under the Security Documentation or under any other Loan Documents with respect to exercising claims against or rights in any Collateral without the consent of Requisite Lenders.

           Section  10.13.    Ratable Sharing.   Subject  to
Section 10.03 and 10.04, Lenders agree among themselves that
(i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in
      accordance with their Pro Rata Shares; provided,  that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section
10.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. No Lender shall exercise any setoff, banker's lien or other similar right in respect to any Obligations without the prior written approval by Agent Bank.

           Section 10.14. Delivery of Documents. Agent Bank shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i)copies of all documents to which such Lender is a party or of which is executed or held by Agent Bank on behalf of such Lender,
(ii) all documents of which Agent Bank receives copies from Borrowers pursuant to Article VI and Section 11.03,
(iii) all other documents or information which Agent Bank is required to send to Lenders pursuant to the terms of this Credit Agreement, (iv) other information or documents received by Agent Bank at the request of any Lender, and
(v)  all  notices received by Agent Bank pursuant to Section
5.20. In addition, within fifteen (15) Banking Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrowers, Agent Bank shall deliver such written information or documents to such requesting Lender if Agent Bank has possession of such written information or documents in its capacity as Agent Bank or as a Lender.

           Section 10.15. Notice of Events of Default. Agent Bank shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Credit Facility) unless Agent Bank has received notice in writing from a Lender or Borrowers referring to this Credit Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of a Default or Event of Default. Should Agent Bank receive such notice of the occurrence of a Default or Event of Default, or should
      Agent Bank send Borrowers a notice of Default or Event of Default, Agent Bank shall promptly give notice thereof to each Lender.

            Section 10.16. Servicing Compensation. As compensation for collecting the payments and otherwise providing services to Lenders under the Loan Documents, Agent Bank shall retain for itself from all payments of interest on the Credit Facility and the Revolving Credit Note hereunder an amount (the "Servicing Fee") equal to one-eighth of one percent (0.125%) per annum of the principal amount of the Credit Facility and the Revolving Credit Note to which such interest payments relate. The Servicing Fee shall be deducted from the interest actually paid by Borrowers in each payment, so that the effective rates of interest to the respective Lenders shall be:

                a.     with respect to Base Rate Loans,  the
Base Rate plus the Applicable Base Rate Margin, less one-eighth of one percent (0.125%) with the deducted one-eighth of one percent (0.125%) to be retained by Agent Bank as a Servicing Fee; and

                b.    with respect to LIBOR Loans, the  LIBO
Rate plus the Applicable LIBO Rate Margin, less one-eighth of one percent (0.125%) with the deducted one-eighth of one percent (0.125%) to be retained by Agent Bank as a Servicing Fee.

           In the event Agent Bank receives less than the full amount of interest due with respect to any installment of interest, the amount of the applicable Servicing Fee shall be proportionately reduced.

                         ARTICLE XI

                GENERAL TERMS AND CONDITIONS

           The following terms and conditions shall be applicable throughout the term of this Credit Agreement:

           Section 11.01. Amendments and Waivers. (a) No amendment or modification of any provision of this Credit Agreement shall be effective without the written agreement of Requisite Lenders (after notice to all Lenders) and Borrowers (except for rights and priorities of Lenders as amongst themselves as provided in Section 10.04(a) which do not require the consent of Borrowers), and (b) no termination or waiver of any provision of this Credit Agreement, or consent
      to  any  departure by Borrowers therefrom  (except  as expressly provided in Section 10.11(a) with respect to waivers of late fees), shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the following amendments, modifications or waivers shall require the consent of all Lenders:

                (i)   modify any requirement hereunder  that
any particular action be taken by all the Lenders or by the Requisite Lenders, modify this Section 11.01 or change the definition of "Requisite Lenders", or remove Agent Bank under Section 10.09(a), shall be effective unless consented to by all of the Lenders, without regard to the vote of Agent Bank as a Lender;

               (ii) increase the Aggregate Commitment or the Syndication Interest of any Lender, release any Collateral except as specifically provided in the Credit Agreement, extend the Maturity Date or change any provision expressly requiring the consent of all Lenders shall be made without the consent of each Lender; or

                 (iii)   reduce   any  fees   described   in
Section 2.10 or extend the due date for, or reduce or postpone the amount of, any Scheduled Reductions on the Credit Facility, or reduce the rate of interest or postpone the payment of interest on the Credit Facility, shall be made without the consent of all of the Lenders.

No amendment, modification, termination or waiver of any provision of Article X or any other provision referring to Agent Bank shall be effective without the written concurrence of Agent Bank, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent Bank. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.01 shall be binding on each assignee, transferee or recipient of Agent Bank's or any Lender's Syndication Interest under this
Credit  Agreement  or  the  Credit  Facility  at  the   time
outstanding. No modification of Section 2.08 or the Swingline Note shall be made without the consent of the Swingline Lender.

           Section  11.02.    Failure  to  Exercise  Rights.
Nothing herein contained shall impose upon Banks or Borrowers any obligation to enforce any terms, covenants or conditions contained herein. Failure of Banks or Borrowers, in any one or more instances, to insist upon strict performance by Borrowers or Banks of any terms, covenants or conditions of this Credit Agreement or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Banks or Borrowers of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrowers or Banks with all the terms, covenants and conditions of this Credit Agreement and the other Loan Documents. The consent of Banks or Borrowers to any act or omission by Borrowers or Banks shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Banks' or Borrowers' consent to be obtained in any future or other instance.

           Section 11.03. Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Banking Business Day if such telecopy is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Agent Bank pursuant to Articles II and IX shall not be effective until received by Agent Bank. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this
Section 11.03) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in an Assignment and Assumption Agreement or in a written notice to all of the other parties. All deliveries to be made to Agent Bank for distribution to the Lenders shall be made to Agent Bank at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent Bank for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent Bank in a written notice.

           Section 11.04.   Modification in  Writing.   This
Credit Agreement and the other Loan Documents constitute the entire agreement between the parties and supersede all prior agreements whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets furnished by any of the Banks to Borrowers. Neither this Credit Agreement, nor any other Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

           Section 11.05. Other Agreements. If the terms of any documents, certificates or agreements delivered in connection with this Credit Agreement are inconsistent with the terms of the Loan Documents, Borrowers shall use their best efforts to amend such document, certificate or agreement to the satisfaction of Agent Bank to remove such inconsistency.

            Section 11.06. Counterparts. This Credit Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same document.

           Section 11.07. Rights, Powers and Remedies are Cumulative. None of the rights, powers and remedies conferred upon or reserved to Agent Bank, Banks or Borrowers in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Agent Bank, Banks or Borrowers in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Agent Bank, Banks or Borrowers herein. The exercise of any right or partial exercise thereof by Agent Bank, Banks or Borrowers shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Agent Bank or Banks, as the case may be.

          Section 11.08.   Continuing Representations.   All
agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Credit Facility hereunder and the execution and delivery of each other Loan Document until and final payment of all sums owing under the Bank Facilities and each of the Bank Facilities have been irrevocably terminated.

           Section 11.09. Successors and Assigns. All of the terms, covenants, warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

           Section 11.10.   Assignment of Loan Documents  by
Borrowers or Syndication Interests by Lenders.

               a. This Credit Agreement and the other Loan Documents to which Borrowers are a party will be binding upon and inure to the benefit of Borrowers, the Agent Bank, each of the Banks, and their respective successors and assigns, except that, Borrowers may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Any attempted assignment or delegation in contravention of the foregoing shall be null and void. Any Lender may at any time pledge its Syndication Interest in the Credit Facility, the Credit Agreement and the Loan Documents to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                b.    Each Lender may assign all or any part
of its Syndication Interest in the Credit Facility to any Affiliate of such Lender which is an Eligible Assignee or to any other Lender without consent and to one or more financial institutions that are Eligible Assignees with the prior consent of the Agent Bank and Borrowers (so long as no Event of Default has occurred and remains continuing), which consents shall not be unreasonably withheld or delayed; provided, however, that the minimum amount of each such assignment shall be Ten Million Dollars ($10,000,000.00), or such lesser amount as constitutes the remaining amount of a Lender's Syndication Interest in the Credit Facility (except that there shall be no minimum assignment among the Lenders or to their Affiliates), and each assignee Lender (or assignor if so agreed between the assignee Lender and such assignor) shall pay to the Agent Bank an assignment fee of Two Thousand Five
      Hundred Dollars ($2,500.00) with respect to each  such assignment. Each such assignment shall be evidenced by an assignment substantially in the form of the Assignment and Assumption Agreement. Upon any such assignment, the assignee financial institution shall become a Lender for all purposes under the Credit Agreement and each of the Loan Documents and the assigning Lender shall be released from its further obligations hereunder to the extent of such assignment. Agent Bank agrees to give prompt notice to Borrowers of each assignment made under this
Section 11.10(b) and to deliver to Borrowers each revision to the Schedule of Lenders' Proportions in Credit Facility made as a consequence of each such assignment.

                c.   Each Lender may sell participations for
all or any part of its Syndication Interest in the Credit Facility; provided, however, that (i) such Lender shall remain responsible for its total obligations under the
Credit Agreement and each of the Loan Documents, (ii) the Borrowers and the Agent Bank shall continue to deal solely with such Lender in connection with such Lender's rights and obligations under the Credit Agreement and each of the Loan Documents, and (iii) such Lender shall not sell any participation under which the participant would have rights to approve any amendment or waiver relating to the Credit Agreement or any Loan Document except to the extent any such amendment or waiver would (w) extend the final Maturity Date or the date for the payment or any installments of fees, principal or interest due in respect of the Credit Facility,
(x) reduce the amount of any Scheduled Reduction in respect to the Credit Facility, (y) reduce the interest rates or fees applicable to the Credit Facility or (z) release any material portion of the Collateral. Notwithstanding the foregoing, the rights of the Lenders to make assignments and to grant participations shall be subject to the approval by the Gaming Authorities of the assignee or participant, to the extent required by applicable Gaming Laws, and to applicable securities laws.

           Section 11.11. Action by Lenders. Whenever Banks shall have the right to make an election, or to exercise any right, or their consent shall be required for any action under this Credit Agreement or the Loan Documents, then such election, exercise or consent shall be given or made for all Banks by Agent Bank in accordance with the provisions of Section 11.01. Notices, reports and other documents required to be given by Borrowers to Banks hereunder may be given by Borrowers to Agent Bank on behalf of Banks, with sufficient copies for distribution to each of the Banks, and the delivery
      to Agent Bank shall constitute delivery to Banks.   In
the event any payment or payments are received by a Lender other than Agent Bank, Borrowers consent to such payments being shared and distributed as provided herein.

           Section 11.12.   Time of Essence.  Time shall  be
of the essence of this Credit Agreement.

           Section 11.13. Choice of Law and Forum. This Credit Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law, except as otherwise required by mandatory provisions of applicable Gaming Laws and except to the extent that the perfection of any security interests or remedies hereunder in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Nevada. Borrowers further agree that the full and exclusive forum for the determination of any action relating to this Credit Agreement, the Loan Documents, or any other document or instrument delivered in favor of Banks pursuant to the terms hereof shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada, except that
(a) an action to foreclose the Mississippi Deed of Trust or other ACVI Security Documents, may be brought in any state or federal court in Warren County, Mississippi, and the Borrowers hereby irrevocably submit to the jurisdiction thereof, and (b) an action to foreclose the Iowa Mortgage or other ACCBI Security Documents may be brought in any state or federal court in Pottawattamie County, Iowa, and the Borrowers hereby irrevocably submit to the jurisdiction thereof.

          Section 11.14.  Arbitration.

                a.    Upon the request of any party, whether
made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

                b.   All Disputes between the parties  shall
be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

               c. No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

           Section  11.15.  Waiver of Jury  Trial.   TO  THE
MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND EACH OF THE BANKS EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWERS AND BANKS WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER
SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS AND EACH OF THE BANKS EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE
      OF THE CONSENT OF THE COMPLAINING PARTY TO THE  WAIVER
OF ITS RIGHT TO TRIAL BY JURY.

           Section 11.16. Scope of Approval and Review. Any inspection of the Casino Operations or other documents shall be deemed to be made solely for Banks' internal purposes and shall not be relied upon by the Borrowers or any third party. In no event shall Lenders be deemed or construed to be joint venturers or partners of Borrowers.

           Section 11.17. Severability of Provisions. In the event any one or more of the provisions contained in this Credit Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

           Section 11.18. Cumulative Nature of Covenants. All covenants contained herein are cumulative and not exclusive of each other covenant. Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

           Section 11.19. Costs to Prevailing Party. If any action or arbitration proceeding is brought by any party against any other party under this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

          Section 11.20.   Expenses.

                a.   Generally.  Borrowers agree upon demand
to pay, or reimburse Agent Bank for, all of Agent Bank's documented reasonable out-of-pocket costs and expenses of every type and nature (including travel expenses incurred by Agent Bank both before and after the Closing Date in connection with the sale of Syndication Interests in the Credit Facility) incurred by Agent Bank at any time (whether prior to, on or after the date of this Credit Agreement) in connection with (i) any requests for consent, waiver or other modification of any Loan Document made by Borrowers;
(ii) the negotiation, preparation and execution of this Credit Agreement (including, without limitation, the
satisfaction  or  attempted  satisfaction  of  any  of   the
conditions set forth in Article III), the Security Documentation and the other Loan Documents and the advance of Borrowings; (iii) the subordination of any Collateral, including title charges,
      recording  fees  and reasonable  attorneys'  fees  and costs incurred in connection therewith; (iv) any appraisals performed after the occurrence of an Event of Default; (v) the creation, perfection or protection of the Security Documentation on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); (vi) all reasonable costs and expenses incurred by Agent Bank in connection with the sale of Syndication Interests in the Credit Facility; and (vii) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

                b.    After  Event  of  Default.   Borrowers
further agree to pay, or reimburse Agent Bank and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent Bank or Lenders after the occurrence of an Event of Default (i) in enforcing any
Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Credit Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;
(iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrowers and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any lien in any of the Collateral or any other rights under the Security Documentation.

           Section 11.21. Setoff. In addition to any rights and remedies of the Agent Bank provided by law, if any Event of Default exists, Agent Bank is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Agent Bank to or for the credit or the account of Borrowers against any and all obligations of Borrowers under the Credit Facilities, now or hereafter
      existing,  irrespective of whether or  not  the  Agent
Bank shall have made demand under this Credit Agreement or any Loan Document and although such amounts owed may be contingent or unmatured. Agent Bank agrees promptly to notify the Borrowers (and Agent Bank shall promptly notify each other Lender) after any such setoff and application made by Agent Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Agent Bank under this
Section 11.21 are in addition to the other rights and remedies which Agent Bank may have.

          Section 11.22.   Borrower Waivers and Consents.

                a.    Each  Borrower shall  be  jointly  and
severally liable for the repayment of all sums owing under the terms of this Credit Agreement and each the Loan
Documents.

                b.    Each Borrower agrees that neither  the
Agent Bank nor any Bank shall have any responsibility to inquire into the apportionment, allocation or disposition of any Borrowings, Construction Disbursements or Swingline Advance as among the Borrowers or within the Borrower Consolidation.

                c.    For  the  purpose of implementing  the
joint borrower provisions of this Credit Agreement and each of the Loan Documents, each Borrower and the Collateral Affiliate hereby irrevocably appoints each Authorized Officer as its agent and attorney-in-fact for all purposes of this Credit Agreement and each of the Loan Documents, including without limitation the giving and receiving of notices and other communications, the making of requests for, or conversions or continuations of, Borrowings, the execution and delivery of certificates and the receipt and allocation of disbursements from the Banks.

                d.    Each  Borrower acknowledges  that  the
handling of the Bank Facilities on a joint borrowing basis as set forth in this Credit Agreement is solely an accommodation to Borrowers and is done at their request. Each Borrower agrees that neither the Agent Bank, nor any Lender, shall incur any liability to any Borrower as a result thereof. To induce the Agent Bank and the Lenders to enter into this Credit Agreement, and in consideration thereof, in accordance with the provisions set forth in
Section 5.14 of this Credit Agreement, each Borrower hereby agrees to indemnify the Agent Bank and each Lender and hold each such entity harmless from and against any and all liabilities, expenses, losses, damages
      and/or  claims  of damage or injury  asserted  against such entity by any Borrower or by any other Person arising from or incurred by reason of the structuring of the Bank Facilities as herein provided, reliance by the Agent Bank or the Lenders on any requests or instructions from any Borrower or any Authorized Officer, or any other action taken by the Agent Bank or a Lender under the terms of this Credit Agreement or any of the Loan Documents at the request of any Borrower or Authorized Officer. This Section 11.22(d) shall survive termination of this Credit Agreement.

               e. Each Borrower represents and warrants to the Agent Bank and the Lenders that (i) it has established adequate means of obtaining from each Borrower on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each of the Borrowers and its respective property, and (ii) each Borrower now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each Borrower, and its property. Each Borrower hereby waives and relinquishes any duty on the part of the Agent Bank or any Lender to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any Borrower, or the property of any Borrower, whether now or hereafter known by the Agent Bank or any Lender at any time through Bank Facilities Termination.

                f.    Each  Borrower acknowledges  that  the
Aggregate Outstandings, or portions thereof, may derive from value provided directly to another Borrower and, in full recognition of that fact, each Borrower consents and agrees that the Agent Bank and any Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security of the Loan
Documents:

                (i)   accept  partial payments on  the  Bank
          Facilities;

                (ii) receive and hold additional security or guaranties for the Bank Facilities or any part thereof;

                (iii)  release, reconvey, terminate,  waive,
          abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof, as the Agent Bank or
                Requisite Lenders in their sole and absolute
          discretion may determine;

                (iv) release any party or any guarantor from any personal liability with respect to the Bank
          Facilities or any part thereof;

                (v) settle, release on terms satisfactory to
          the Agent Bank or Requisite Lenders or by operation of applicable laws or otherwise liquidate or enforce the Bank Facilities and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or

                (vi)  consent to the merger, change  or  any
          other restructuring or termination of the corporate existence of any other Borrower or any other Person, and correspondingly restructure the Bank Facilities, continuing existence of any lien or encumbrance under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Bank Facilities.

                Each Borrower expressly waives any right  to
          require the Agent Bank or any Lender to marshal assets in favor of any Borrower, any other party or any other Person or to proceed against any other Borrower or any other party or any Collateral provided by any Borrower or any other party, and agrees that the Agent Bank and Lenders may proceed against Borrowers and/or the Collateral in such order as they shall determine in their sole and absolute discretion. The Agent Bank and Lenders may file a separate action or actions  against any Borrower, whether  action  is
          brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Agent Bank or Lenders and any other Borrower may deal with each other in connection with the Bank Facilities or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Borrower under the Loan Documents or the perfection of the Security
                Documentation.   Each   Borrower   expressly
          waives any and all defenses now or hereafter arising or asserted by reason of: (a) any disability or other defense of any Borrower or any other party with respect to any Bank Facilities,
          (b) the unenforceability or invalidity as to any Borrower, or any other party of the Bank Facilities, (c) the unenforceability or invalidity of any security or guaranty for the Bank Facilities or the lack of perfection or continuing perfection or failure of priority of any security for the Bank Facilities, (d) the cessation for any cause whatsoever of the liability of any Borrower or any other party (other than by reason of the full payment and performance of all Bank Facilities and the occurrence of Bank Facility Termination), (e) any failure of the Agent Bank or any Lender to give notice of sale or other disposition to any Borrower or any defect in any notice that may be given in connection with any sale or disposition, (f) any act or omission of the Agent Bank or any Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other Person or the Bank Facilities or any other security or guaranty therefor by operation of law or otherwise, (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (h) any failure of the Agent Bank or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (i) the election by the Agent Bank or any Lender, in any bankruptcy proceeding of any Person, of the
          application       or      non-application       of
          Section 1111(b)(2) of the United States Bankruptcy Code, (j) any extension of credit or the grant of any lien or encumbrance under Section 364 of the United States Bankruptcy Code, (k) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (l) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (m) the avoidance of any lien or encumbrance in favor of the Agent Bank or any Lender for any reason, (n) any bankruptcy, insolvency, reorganization, arrangement,
                readjustment   of   debt,   liquidation   or
          dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the obligations (or any interest thereon) in or as a result of any such proceeding, or (o) any election of remedies by the Agent Bank or any Lender, even if the effect thereof is to destroy or impair any Borrower's right to subrogation, reimbursement, exoneration, indemnification or contribution.

                g.   Each Borrower authorizes the Agent Bank
and any Lender, upon the occurrence of any Default Notice Recording and the acceleration of the Indebtedness then owing under the Bank Facilities, at their sole option, without any other notice or demand and without affecting any of the Bank Facilities or the validity or enforceability of any liens or encumbrance in favor of the Agent Bank or any Lender on any Collateral, to foreclose any or all of the
Deeds of Trust by judicial or nonjudicial sale. To the extent permitted by applicable law, each Borrower expressly waives any defenses to the enforcement of the Loan Documents or any liens or encumbrances created or granted under the Loan Documents or to the recovery by the Agent Bank or any Lender against any other Borrower or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of a Borrower and may preclude a Borrower from obtaining reimbursement or contribution from any other Borrower.

               h. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower hereby expressly agrees with respect to the Borrowers and their successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of the other Borrowers or any surety for any other Borrower, not to exercise, until Bank Facility Termination has irrevocably occurred, any rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which such Borrower may have or hereafter acquire against any of the Borrowers or any other such Person in connection with or as a result of such Borrower's execution, delivery and/or performance of this
      Credit Agreement or any other Loan Document  to  which such Borrower is a party.

          Section 11.23. Agreement to Subordinate Liens on ACVI Hotel Property and ACCBI Riverboat. Each of the Banks hereby agree that upon receipt of written request from Borrowers Agent Bank shall subordinate, without further consent or authorization of the Banks, the ACVI Hotel Deed of Trust and applicable ACVI Financing Statements to the ACVI Hotel Construction Security Documents so long as Borrowers are in compliance with Section 6.08(d) in all material respects.

           Section 11.24. Designation of Revolving Credit Note and Credit Agreement as Senior Indebtedness Under Gem Notes. The undersigned Borrowers hereby designate, with respect to the Gem Settlement Agreement and each of the Gem Settlement Notes, all Indebtedness evidenced by the Revolving Credit Note and this Credit Agreement as Senior Indebtedness, as such term is defined in the Gem Settlement Agreement and Gem Settlement Notes.

           Section  11.25.   Schedules Attached.   Schedules
are attached hereto and incorporated herein and made a part hereof as follows:

                              Schedule  2.01(a) -   Schedule
                              of   Lenders'  Proportions  in
                              Credit Facility

                              Schedule  2.01(c) -  Aggregate
                              Commitment Reduction Schedule

                              Schedule  3.11(a) -   Schedule
                              of Existing Bank Loan Security
                              Documents

                              Schedule  3.11(b) -   Schedule
                              of    Intercompany    Security
                              Documents

                              Schedule  3.18  -     Schedule
                              of Significant Litigation

                             Schedule  4.15  -     Schedules
                             of Spaceleases

                                                         (A)
                                   ACCBI     Schedule     of
                                   Spaceleases

                                                         (B)
                                   ACVI     Schedule      of
                                   Spaceleases

                                                         (C)
                                   CPI      Schedule      of
                                   Spaceleases

                                                         (D)
                                   ACLVI     Schedule     of
                                   Spaceleases

                             Schedule  4.16  -     Schedules
                             of    Equipment   Leases    and
                             Contracts

                                                         (A)
                                   ACCBI     Schedule     of
                                   Equipment   Leases    and
                                   Contracts

                                                         (B)
                                   ACVI     Schedule      of
                                   Equipment   Leases    and
                                   Contracts

                                                         (C)
                                   CPI Schedule of Equipment
                                   Leases and Contracts

                                                         (D)
                                   ACLVI     Schedule     of
                                   Equipment   Leases    and
                                   Contracts

                              Schedule  4.24  -     Schedule
                              of     Trademarks,    Patents,
                              Licenses, Franchises, Formulas
                              and Copyrights

                              Schedule  4.25  -     Schedule
                              of Contingent Liabilities

                              Schedule  5.09(o) -   Schedule
                              of  General Contractor Minimum
                              Insurance Requirements

                             Schedule  6.08   -     Schedule
                             of Liens

                              Schedule A-1   -    ACCBI  Fee
                              Property -Description

                              Schedule   A-2     -      IDNR
                              Parcel - Description

                              Schedule  B-1   -    ACVI  Fee
                              Property - Description

                              Schedule  B-2   -     Magnolia
                              Parcel - Description

                              Schedule  B-3   -    Brady/Lum
                              Parcel - Description

                              Schedule  B-4   -     Morrison
                              Parcel - Description

                             Schedule B-5   -    ACVI  Hotel
                             Property -Description

                              Schedule  C-1   -    CPI  Real
                              Property - Description

                              Schedule D-1   -    ACLVI Real
                              Property -Description

                              Schedule  D-2    -      Option
                              Property - Description

           Section 11.26.  Exhibits Attached.  Exhibits  are
attached hereto and incorporated herein and made a part hereof as follows:

          Exhibit A   -  Revolving Credit Note

                         Exhibit B -    Swingline Note

                         Exhibit C -    Notice of Borrowing
                         - Form

                         Exhibit D -
                         Continuation/Conversion Notice -
                         Form

                         Exhibit E -    Notice of Swingline
                         Advance - Form

                         Exhibit F -    Compliance
                         Certificate - Form

                         Exhibit G -    Pricing Certificate
                         - Form

                         Exhibit H -    Availability Limit
                         Certificate -Form

                         Exhibit I -    Authorized Officer
                         Certificate -Form

                         Exhibit J -    Closing Certificate

                         Exhibit K -    Construction
                         Disbursement Request - Form

                         Exhibit L -    Assignment and
                         Assumption Agreement - Form

                         Exhibit M -    Legal Opinion -
                         Form

                         Exhibit N -    Project Development
                         Budget

                      IN WITNESS WHEREOF, the parties hereto
have caused this Credit Agreement to be executed as of the day and year first above written.

                            BORROWERS:

                            AMERISTAR CASINOS, INC.,
                            a Nevada corporation


                            By  /s/ Thomas Steinbauer
                              Thomas Steinbauer,
                              Senior Vice President

                            Address:

                            3773 Howard Hughes Parkway
                            Suite 490S
                            Las Vegas, Nevada  89109

                            Telephone: (702) 567-7000
                            Facsimile: (702) 369-8860


                                  CACTUS PETE'S, INC.,
                            a Nevada corporation


                            By /s/ Thomas Steinbauer
                              Thomas Steinbauer,
                              Vice President

                            Address:

                            3773 Howard Hughes Parkway
                            Suite 490S
                            Las Vegas, Nevada  89109

                            Telephone: (702) 567-7000
                            Facsimile: (702) 369-8860



                                  AMERISTAR           CASINO
                            VICKSBURG,
                            INC., a Mississippi
                            corporation


                            By /s/ Thomas Steinbauer
                              Thomas Steinbauer,
                              Vice President

                            Address:

                            3773 Howard Hughes Parkway
                            Suite 490S
                            Las Vegas, Nevada  89109

                            Telephone: (702) 567-7000
                            Facsimile: (702) 369-8860


                                  AMERISTAR CASINO COUNCIL
                            BLUFFS, INC., an Iowa
                            corporation


                            By /s/ Thomas Steinbauer
                              Thomas Steinbauer,
                              Vice President

                            Address:

                            3773 Howard Hughes Parkway
                            Suite 490S
                            Las Vegas, Nevada  89109

                            Telephone: (702) 567-7000
                            Facsimile: (702) 369-8860


                                  AMERISTAR    CASINO    LAS
                            VEGAS,
                            INC., a Nevada corporation


                            By /s/ Thomas Steinbauer
                              Thomas Steinbauer,
                              Vice President

                            Address:

                            3773 Howard Hughes Parkway
                            Suite 490S
                            Las Vegas, Nevada  89109

                            Telephone: (702) 567-7000
                            Facsimile: (702) 369-8860


                                  BANKS:

                            WELLS FARGO BANK,
                            National Association,
                            Agent Bank, Lender and
                            Swingline Lender


                            By /s/ Casey Potter
                              Casey Potter,
                              Vice President

                            Address:

                            One East First Street
                            Reno, NV  89501

                            Telephone: (702) 334-5631
                            Facsimile: (702) 334-5637



                                  U.S. BANK,
                            Lender


                            By /s/ Kurt Imerman

                            Name  Kurt Imerman

                            Title  Senior Vice President

                            Address:

                            One East Liberty
                            Reno, NV  89501
                            Attn:  Kurt Imerman, S.V.P.

                            Telephone: (702) 688-6589
                            Facsimile: (702) 688-6597
                                  DEPOSIT GUARANTY  NATIONAL
                            BANK,
                            Lender


                            By /s/ Larry C. Ratzlaff

                            Name Larry C. Ratzlaff

                            Title Senior Vice President

                            Address:

                            210 East Capitol Street
                            Jackson, MS  39215-1200
                            Attn:  Larry Ratzlaff, V.P.

                            Telephone: (601) 968-4749
                            Facsimile: (601) 354-8315


                                  FIRST  NATIONAL  BANK   OF
                            CHICAGO,
                            Lender



                            By /s/ Mark Isley

                            Name  Mark Isley

                            Title Vice President

                            Address:

                            777 S. Figueroa Street
                            4th Floor
                            Los Angeles, CA  90017-5800
                            Attn: James Junker, V.P.

                            Telephone: (213) 683-4948
                            Facsimile: (213) 683-4999
                                  BANKERS TRUST COMPANY,
                            Lender


                            By /s/ Gregory P. Shefrin

                            Name  Gregory P. Shefrin

                            Title  Vice President

                            Address:

                            One Bankers Trust Plaza
                            New York, NY  10006
                            Attn:  Gregory Shefrin, V.P.

                            Telephone: (212) 250-1724
                            Facsimile: (212) 250-7218
                                  FIRST  NATIONAL  BANK   OF
                            COMMERCE,
                            Lender


                            By /s/ Steven M. Valdes

                            Name  Steven M. Valdes

                            Title  Vice President

                            Address:

                            210 Baronne Street
                            New Orleans, LA  70112
                            Attn:  Steve Valdez, V.P.

                            Telephone: (504) 561-1645
                            Facsimile: (504) 561-1738
                                  TRUSTMARK NATIONAL BANK,
                            Lender


                            By /s/ David A. Guyton

                            Name  David A. Guyton

                            Title  Vice President

                            Address:

                            248 E. Capitol Street, Ste. 610
                            Jackson, MS  39205-0291
                            Attn:  David Guyton, V.P.

                            Telephone: (601) 961-6434
                            Facsimile: (601) 949-6250
                                  IMPERIAL BANK,
                            Lender


                            By  /s/ Steven K. Johnson

                            Name  Steven K. Johnson

                            Title  Senior Vice President

                            Address:

                            999 S. La Cienega Boulveard
                            Suite 1015
                            Inglewood, CA  90301
                            Attn:  Steven Johnson, S.V.P.

                            Telephone: (310) 417-5657
                            Facsimile: (310) 338-2611
                                  NORWEST BANK OF  NEBRASKA,
                            N.A.,
                            Lender


                            By /s/ Michael V. Hinrichs

                            Name  Michael V. Hinrichs

                            Title  Vice President

                            Address:

                            1919 Douglas
                            Omaha, NE  68102
                            Attn:  Deanne Winger

                            Telephone: (402) 536-2827
                            Facsimile: (402) 536-2251